Exhibit 99.1

EXECUTION COPY

INDENTURE

Dated as of July 18, 2007
among

UFSB PRIVATE LOAN SPV, LLC
as Issuer

CIESCO, LLC
as Conduit Lender

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

PARTY HERETO

as Committed Lenders

CITICORP NORTH AMERICA, INC.
as Funding Agent

CITICORP NORTH AMERICA, INC.
as Administrative Agent

U.S. BANK NATIONAL ASSOCIATION
as Indenture Trustee

and

UNION FEDERAL SAVINGS BANK
as Master Servicer

i

(continued)

(continued)

(continued)

APPENDICES

APPENDIX A	Definitions
APPENDIX B	Credit and Collection Policy

SCHEDULES

SCHEDULE 1	Lender Groups
SCHEDULE 6.0l(k)	List of Offices of Issuer where Records Are Kept/Changes in Chief Place of Business/Chief Executive Office

EXHIBITS

EXHIBIT 1.02	Form of Borrowing Notice
EXHIBIT 1.04A	Form of Release Certification
EXHIBIT 1.04B	Form of Release Date Notice
EXHIBIT 2.01	Form of Note
EXHIBIT 3.01(g)	Perfection Provisions for Eligible Investments
EXHIBIT 5.01(r)	Closing List
EXHIBIT 5.02(d)	Form of Coverage Condition Certificate
EXHIBIT 7.02(d)	Form of Monthly Report
EXHIBIT 10.01(a)	Form of Assignment and Acceptance
EXHIBIT 13.02	Notice Addresses
EXHIBIT A	Form of Account Control Agreement
EXHIBIT B	Form of Student Loan Note

v

INDENTURE

Dated as of July 18, 2007

THIS IS AN INDENTURE (“Indenture”), among UFSB Private Loan SPV, LLC, a Delaware limited liability company (“Issuer”), CIESCO, LLC and the other conduit lenders from time to time party hereto (each a “Conduit Lender” and collectively, the “Conduit Lenders”), the financial institutions from time to time party hereto (each, a “Committed Lender” and together with the Conduit Lenders, the “Lenders”), Citicorp North America, Inc. (“CNAI”), as a funding agent and the other funding agents from time to time party hereto (in such capacity, a “Funding Agent” and collectively, the “Funding Agents” for the Lenders in the Lender Groups described on Schedule 1 hereto), CNAI, as agent for Lenders (in such capacity, the “Administrative Agent”), U.S. Bank National Association, as indenture trustee hereunder (in such capacity together with its successors and assigns, the “Indenture Trustee”) and Union Federal Savings Bank, a savings bank chartered under the laws of the United States, as master servicer (in such capacity, the “Master Servicer”).  Unless otherwise indicated, capitalized terms used in this Indenture are defined in Appendix A.

BACKGROUND

1.                                       Issuer shall purchase from time to time Student Loans from the Originators (as defined herein).

2.                                       Issuer intends to finance certain of the Student Loans by borrowing Advances from Lenders.  Issuer has requested Lenders, and Lenders have agreed, subject to the terms and conditions contained in this Indenture, to make Advances to Issuer from time to time during the term of this Indenture, which Advances will be secured by such Student Loans and other Collateral.

3.                                       Union Federal Savings Bank has agreed to act as Master Servicer for the servicing of the Pledged Student Loans.

4.                                       CNAI has been requested by Lenders, and is willing, to act as the Administrative Agent.

5.                                       U.S. Bank National Association has been requested by Issuer, and is willing, to act as Indenture Trustee.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ADVANCES

SECTION 1.01.                                         Commitments to Lend; Limits on Lenders’ Obligations.

(a)                                  Advances.  Upon the terms and subject to the conditions of this Indenture, from time to time prior to the Facility Termination Date, Issuer may request to the Administrative Agent that each Conduit Lender make loans to Issuer secured by the Collateral (each, an “Advance”), and during such period Issuer may borrow Advances, repay them in accordance with the terms of this Indenture, and borrow again.  Each requested Advance shall be allocated among the Lender Groups based upon each Lender Group’s Pro Rata Share.  Each Funding Agent shall allocate, in its sole discretion, each request for an Advance among the Conduit Lenders in the Lender Group to which such Funding Agent is party.

Each Conduit Lender may, in its sole discretion, make such Advances in an amount up to the amount specified by the Funding Agent in its Lender Group, and if a Conduit Lender elects not to make any amount of such Advance, the Committed Lenders in such Conduit Lender’s Lender Group shall fund the amount of such Advance that is not made by such Conduit Lender, each in an amount equal to its respective Lender Group Pro Rata Share of such Advance; provided that no Advance shall be made by a Lender if, after giving effect thereto, (i) the then Total Outstanding Advances would exceed the Program Limit at such time and (ii) in respect of any Lender Group, the then Total Outstanding Advances held by all Lenders in such Lender Group would exceed such Lender Group’s Group Limit at such time.  Notwithstanding anything contained in this Indenture to the contrary, no Committed Lender shall be obligated to provide the Administrative Agent, any Funding Agent or Issuer with aggregate funds in connection with a Borrowing in an amount that would exceed such Committed Lender’s unused Commitment then in effect less any amounts advanced by such Committed Lender pursuant to a Program Support Agreement.

(b)                                 Use of Proceeds.  Notwithstanding anything in this Indenture to the contrary, the proceeds of each Advance made pursuant to Section 1.01(a) shall be used by Issuer (i) to finance the purchase of Student Loans pursuant to a Purchase and Sale Agreement and (ii) to finance certain costs and fees payable under this Indenture (including any Origination Fees associated with any Student Loan financed hereunder) (provided, however, in the case of any Borrowing hereunder, such proceeds (or a portion thereof) may be used to fund the Reserve Account so that the amount therein at least equals the Reserve Account Minimum Balance).

SECTION 1.02.                                         Borrowing Procedures.

(a)                                  Notice of Borrowing.  Each Borrowing hereunder shall be made upon Issuer’s irrevocable written notice, substantially in the form of Exhibit 1.02 (a “Borrowing Notice”), delivered to the Administrative Agent and the Indenture Trustee in accordance with Section 13.02 (which notice must be received by the Administrative Agent prior to 11:00 a.m. (New York City time), not later than the second Business Day prior to the requested Borrowing Date, which notice shall specify (A) the amount requested to be borrowed by Issuer (which amount shall be in a minimum amount of $1,000,000 or in integral $100,000 multiples in excess thereof), and (B) the requested Borrowing Date.  The Administrative Agent will promptly notify each Funding Agent of the Administrative Agent’s receipt of any Borrowing Notice.  Each Funding Agent will promptly notify the Conduit Lenders in such Funding Agent’s Lender Group or the Committed Lenders in such Funding Agent’s Lender Group, as applicable, of such Funding Agent’s receipt of any Borrowing Notice.  Each Funding Agent, on behalf of the Conduit Lenders in its Lender Group, shall instruct the Administrative Agent as to whether such Conduit Lenders will fund the requested Borrowing by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request.  Issuer shall request no more than two Borrowings per week.  The Administrative Agent shall promptly following its receipt of notice or obtaining knowledge thereof, notify the Issuer in each case where the Borrowing related to such Borrowing Notice will not be funded at the Promissory Note Rate for all or any portion of the related Settlement Period.

(b)                                 Funding of Borrowing.  On the date of each Borrowing, upon satisfaction of the applicable conditions set forth in Article V, the Conduit Lenders or the Committed Lenders, as the case may be, shall make available to the Funding Agent for such Lender’s Lender Group at such Funding Agent’s Office the principal amount of the applicable Lender Group’s Pro Rata Share of such Borrowing (which, in the case of a Borrowing to be funded by the Committed Lenders, shall consist of each Committed Lender remitting its Lender Group Pro Rata Share of the principal amount of such Borrowing) and after receipt by such Funding Agent of such funds, such Funding Agent shall make such funds available to Issuer in same day funds by depositing such funds in the Disbursement Account by no later than 3:00 p.m. (New York time).  Advances in connection with Borrowings hereunder shall be made in an amount not to exceed the lesser of (A) 1.03, times the outstanding Principal Balance of such Student Loan at such time, plus accrued and unpaid interest thereon (to the extent not previously capitalized, and (B) such Student Loan’s actual amortized purchase price if purchased at a discount by Issuer.  The obligation of each Committed Lender to remit its Lender Group Pro Rata Share of any such Borrowing shall be several from that of each other Committed Lender, and the failure of any Committed Lender to make such amount available to the Funding Agent in such Committed Lender’s Lender Group shall not relieve any other Committed Lender of its obligation hereunder.

(c)                                  Defaulting and Non-Defaulting Committed Lenders.  If, by 1:00 p.m. (New York time) on the date of any Borrowing (whether or not the Funding Agent has advanced any Committed Lender’s share of such Borrowing), one or more Committed Lenders (each, a “Defaulting Committed Lender”, and each Committed Lender other than the Defaulting Committed Lender being referred to as a “Non-Defaulting Committed Lender”) fails to make its Lender Group Pro Rata Share of the principal amount of such Borrowing available to the Funding Agent in such Committed Lender’s Lender Group pursuant to Section 1.02(b) (the aggregate amount not so made available to the Funding Agents being herein called in either case the “Borrowing Deficit”), then the Administrative Agent shall, by no later than 1:30 p.m. (New York time) on such date, instruct each Non-Defaulting Committed Lender to pay, by no later than 2:00 p.m. (New York time) on such date, in immediately available funds, to the account designated by the Funding Agent in such Non-Defaulting Committed Lender’s Lender Group, an amount equal to the lesser of (y) such Non-Defaulting Committed Lender’s proportionate share (based upon the relative Commitments of the Non-Defaulting Committed Lenders) of the Borrowing Deficit and (z) its unused Commitment.  A Defaulting Committed Lender shall forthwith, upon demand, pay to each Funding Agent for the ratable benefit of the Non-Defaulting Committed Lenders in such Funding Agent’s Lender Group all amounts paid by each Non-Defaulting Committed Lender in such Funding Agent’s Lender Group on behalf of such Defaulting Committed Lender, together with interest thereon, for each day from the date a payment was made by any such Non-Defaulting Committed Lender until the date such Non-Defaulting Committed Lender has been paid such amounts in full, at a rate per annum equal to the sum of the Alternate Base Rate plus 2.00%.  No Defaulting Committed Lender shall be entitled to a vote or consent with respect to any Transaction Document until it has paid the amounts set forth in the preceding sentence.

SECTION 1.03.                 Grant of Security Interest.

(a)                                  Issuer hereby grants to the Indenture Trustee, for the benefit of the Secured Parties, a first priority, continuing lien and security interest in all right, title and interest of Issuer in, to and under the Collateral, whether now owned or hereafter acquired or existing.  Issuer agrees that the foregoing sentence is intended to grant in favor of the Indenture Trustee, for the benefit of the Secured Parties, a first priority, continuing lien and security interest in all of the Issuer’s personal property.  Such lien and security interest shall secure all of Issuer’s obligations (monetary or otherwise) hereunder and under the other Transaction Documents to which Issuer is a party, including, without limitation, the payments on the Notes, the payment of Fees and all Indemnified Amounts and the obligation to cause the Master Servicer to turn over all Collections (or cause all Collections to be remitted) to the Indenture Trustee for deposit into the Collection Account.  The Indenture Trustee hereby accepts the foregoing grant of a security interest in the Collateral, and agrees to hold such security interest in trust for the benefit of the Secured Parties pursuant to the terms of this Indenture.  The Indenture Trustee agrees that it has no security interest or other adverse claim to the Accounts or the Eligible Investments therein that are Collateral other than pursuant to this Indenture or the other Transaction Documents and that it will not enter into any agreement that would give any person or entity other than the Indenture Trustee the right to give entitlement orders with respect to such Eligible Investments or the Accounts.

(b)                                 Each of the Issuer and the Master Servicer agrees that at any time and from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent or the Indenture Trustee may reasonably request, in order to enable the Administrative Agent and the Indenture Trustee to exercise and enforce their respective rights and remedies hereunder with respect to any Collateral.

SECTION 1.04.                                         Release of Collateral.  (a)  From time to time, Issuer may request the Indenture Trustee to release its security interest in all or a portion of the Pledged Student Loans by delivering to the Indenture Trustee and the Administrative Agent a notice substantially in the form and substance of Exhibit 1.04A attached hereto (a “Notice of Release”) of its desire that such a release occur, such Notice of Release to be delivered at least ten (10) days but no more than thirty (30) days before any day on which Issuer may desire that such release occur.  Issuer also shall provide written notice at least two (2) Business Days prior to the day within the period covered by such Notice of Release on which it desires that such release occur substantially in the form and substance of Exhibit 1.04B attached hereto (a “Release Date Notice”).  Such Notice of Release shall state that Issuer plans to sell or otherwise dispose of such Pledged Student Loans in connection with a sale, securitization or other disposition thereof (including in connection with a Take-Out Securitization) (which Pledged Student Loans will be specifically identified in such Notice of Release, each a “Released Student Loan”).  The release (including in connection with a Take-Out Securitization) of the Indenture Trustee’s security interest in any Pledged Student Loans pursuant to this Section 1.04 shall be subject to the following conditions precedent:

(i)                                     before and after giving effect to such release,

(A)                              there shall not exist any Event of Termination or Unmatured Event of Termination;

(B)                                the Coverage Condition is met;

(C)                                no Lender is materially and adversely affected by the selection made by Issuer of the Released Student Loans in comparison to purchasers of Pledged Student Loans from Issuer in connection with any asset securitization or sale by Issuer occurring during the Revolving Period; and

(D)                               other than with respect to a Take-Out Securitization in which all of the Pledged Student Loans are to be released pursuant to this Section 1.04, the Valuation Agent shall have determined that the remaining Collateral is consistent with a program rated the equivalent of “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes.

(ii)                                  on or prior to such release, Issuer shall have delivered a Notice of Release to the Indenture Trustee and the Administrative Agent, certifying that the foregoing conditions described in clause (i) above shall have been satisfied in connection therewith, together with a pro forma Coverage Condition Certificate demonstrating compliance of the condition described in clause (B) above.

(iii)                               on or prior to such release, Issuer shall have deposited into the Collection Account cash in an amount equal to the outstanding Principal Balance of such Released Student Loans, plus accrued and unpaid interest thereon (to the extent not previously capitalized) plus any unreimbursed Servicer Advance with respect thereto for application as a repayment of the Total Outstanding Advances on such date in accordance with Section 2.03(c).

(b)                                 Notwithstanding the foregoing, the Indenture Trustee may, if directed in writing at such time by the Issuer, release its security interest in a Pledged Student Loan (i) if a Guarantor has paid the Principal Balance plus accrued interest (to the extent not already capitalized) thereon to the Issuer and such amount has been deposited in the Collection Account, (ii) in connection with a Reassignment of such Pledged Student Loan pursuant to Section 6.02 of this Indenture and (iii) in connection with a purchase of such Pledged Student Loan pursuant to Section 12.05 of this Indenture.

SECTION 1.05.                                         Effect of Release.  Upon the satisfaction of the foregoing conditions in accordance with Section 1.04(a), all right, title and interest of the Indenture Trustee in, to and under such Pledged Student Loans shall terminate and revert to Issuer, its successors and assigns, and the right, title and interest of the Indenture Trustee in such Pledged Student Loans shall thereupon cease, terminate and become void; and, upon the written request of Issuer, its successors or assigns, and at the cost and expense of Issuer, the Indenture Trustee shall deliver and, if necessary, execute such UCC-3 financing statements and releases prepared by the Issuer and submitted to the Indenture Trustee for authorization or execution, as applicable, as are necessary or reasonably requested in writing by Issuer to terminate and remove of record any documents constituting public notice of the security interest in such Released Student Loans granted hereunder being released.

SECTION 1.06.                                         Extension of the Facility Termination Date.

(a)                                  The Issuer, not more than forty-five (45) days before the date set forth in clause (a) of the definition of Facility Termination Date (the “Committed Lender Termination Date”), may request that the Committed Lenders extend the Committed Lender Termination Date then in effect by giving the Administrative Agent notice of such request.  The Administrative Agent shall promptly notify each Funding Agent of the Administrative Agent’s receipt of such request.  The Funding Agent shall promptly notify the Committed Lenders in such Funding Agent’s Lender Group of such Funding Agent’s receipt of such request, and each Committed Lender shall, not earlier than thirty (30) or later than fifteen (15) days before the Committed Lender Termination Date, notify the Funding Agent in such Committed Lender’s Lender Group whether or not it consents to such extension; provided, that if any Committed Lender fails to give such notice it shall be deemed not to have consented to such extension.  Consent to any extension requested by the Issuer may be given or withheld in the sole and absolute discretion of each Committed Lender.  Upon receipt of consent by a Committed Lender to an extension, the Funding Agent in such Lender’s Lender Group will promptly notify the Issuer thereof, and effective as of the Committed Lender Termination Date, the Committed Lender Termination Date then in effect shall be extended to the date specified by the Administrative Agent and the Funding Agents in their sole discretion (but in no event more than three hundred sixty four (364) days after the Committed Lender Termination Date then in effect, or if such day is not a Business Day, the next preceding Business Day).  Each Funding Agent will promptly give the Issuer notice of any failure of any Committed Lender in such Lender’s Lender Group to consent to any requested extension of the Committed Lender Termination Date (each Committed Lender which has declined or has been deemed to have declined to renew its commitment hereunder, a “Non-Renewing Committed Lender”).

(b)                                 Any Funding Agent may declare, to the extent of the unused Program Limit, that the Commitment of any Non-Renewing Committed Lender in such Funding Agent’s Lender Group to make Advances shall automatically terminate on a date agreed upon by such Funding Agent and the Issuer.  Upon the termination of any Non-Renewing Committed Lender’s Commitment to make Advances pursuant to the preceding sentence, the Program Limit, to the extent the Non-Renewing Committed Lender’s Commitment is not assigned as provided in Section 1.06(c), shall be reduced in an amount equal to the Commitment of such Non-Renewing Committed Lender immediately prior to the termination of such Commitment.

(c)                                  Notwithstanding Section 1.06(b), except following the occurrence of an Event of Termination, the Issuer, with the consent of the Funding Agent in such Non-Renewing Committed Lender’s Lender Group and the Administrative Agent, may arrange for one or more banks (which may include any Committed Lender) the short-term unsecured debt of which is rated at least equal to the then existing ratings of the Promissory Notes issued by the Conduit Lenders, to assume all or part of the Commitment of a Non-Renewing Committed Lender; provided, that each such assignment satisfies the requirements of Section 10.01 hereof; provided, further, that the Issuer shall have arranged for such assumption for all Non-Renewing Committed Lenders on a pro rata basis.  If a bank is willing to assume all or a part of the Non-Renewing Committed Lender’s Commitment, then such bank, the Non-Renewing Committed Lender, the Issuer and the related Funding Agent will promptly evidence such assumption and assignment pursuant to Section 10.03.

ARTICLE II

NOTES

SECTION 2.01.                                         Notes.  The Advances shall be evidenced by promissory notes (as from time to time supplemented, extended, amended or replaced, the “Notes”), substantially in the form set forth in Exhibit 2.01, with appropriate insertions, dated the Closing Date, payable to the order of each Funding Agent, for the benefit of the Lenders in such Funding Agent’s Lender Group, in an amount equal to the Group Limit of such Funding Agent’s Lender Group (or, if less, in the aggregate unpaid principal amount of all of the Advances made by such Lender Group) on the Facility Termination Date or such other date as is specified herein.  Principal of the Advances shall be paid from time to time as set forth in Sections 2.03 and 3.03.  Each Funding Agent shall record in its records, or at its option on the schedule attached to the Notes, the date and amount of each Advance made hereunder, the interest rate with respect thereto, each repayment thereof, and the other information provided for thereon.  The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Notes.  The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of Issuer hereunder or under the Notes to repay the principal amount of all Advances, together with all interest accruing thereon, as set forth in this Indenture.

SECTION 2.02.                                         Interest on Advances.

(a)                                  Interest Rates.  From and after the applicable Borrowing Date, each Advance shall accrue interest during each Settlement Period at the following rates, which interest shall be payable as set forth in paragraph (b) below:

(i)                                     at all times while the making or maintenance of such Advance (or the applicable portion thereof) by a Conduit Lender is funded by the issuance of Promissory Notes, the Promissory Note Rate for such Settlement Period; and

(ii)                                  at all times while the making or maintenance of such Advance (or the applicable portion thereof) by a Conduit Lender is funded other than by the issuance of Promissory Notes or is funded by the Committed Lenders, 1.00% per annum over the Eurodollar Rate, or if the Eurodollar Rate is not available, the Alternate Base Rate;

provided, however, that to the extent that the Eurodollar Rate is selected to apply to an Advance but such Advance is made with less than two (2) days prior notice, such Advance shall accrue interest at the Alternate Base Rate; and provided further that for any day while an Event of Termination or an Unmatured Event of Termination exists the rate of interest on each Advance shall be an interest rate equal to 2.00% per annum above the Alternate Base Rate in effect on such day.

The interest rate on any Advance bearing interest at the Alternate Base Rate shall change simultaneously with each change in the Alternate Base Rate.

(b)                                 Interest Settlement Dates.  Interest accrued on each Advance shall be paid on each of:

(i)                                     the Maturity Date;

(ii)                                  each Settlement Date;

(iii)                               the date of (i) any prepayment, in whole or in part, of the outstanding principal of such Advance pursuant to Section 2.03(b) or Section 2.03(c) to the extent of the amount being prepaid or (ii) any Take-Out Securitization; and

(iv)                              the date on which any Advance is accelerated pursuant to Section 8.02.

(c)                                  Capitalized Interest.  Notwithstanding the foregoing, so long as the Facility Termination Date shall not have occurred, to the extent that amounts are not available for the payment of such interest in accordance with the priorities of Section 3.03(b), such unpaid amount shall be capitalized and added to the outstanding principal amount of such Advances and included in the Total Outstanding Advances, in each case, for all purposes of this Indenture and the Notes.

SECTION 2.03.                                         Repayments and Prepayments.  Issuer shall repay in full the unpaid principal amount of each Advance on the earlier to occur of (i) the date such amount is declared to be accelerated pursuant to Section 8.02 or (ii) the Maturity Date.  Prior thereto, Issuer:

(a)                                  may, from time to time on any Settlement Date or on the date of a Take-Out Securitization, with respect to any Advance, make a prepayment, in whole or in part, of the outstanding principal amount of any such Advance; provided, however, that

(i)                                     all such voluntary prepayments shall require at least two (2) Business Days’ (but no more than five (5) Business Days’) prior written notice to the Administrative Agent and the Indenture Trustee;

(ii)                                  all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 or in an amount equal to the remaining amount outstanding;

(iii)                               all amounts prepaid pursuant to this Section 2.03 shall be allocated among the Lender Groups based upon their respective Pro Rata Shares; and

(iv)                              the Funding Agent for any Lender Group may determine the appropriate allocation among the Lenders in such Funding Agent’s Lender Group of the amounts prepaid pursuant to this Section 2.03 that are allocated to such Funding Agent’s Lender Group;

(b)                                 shall, on each date when any reduction in the Program Limit becomes effective pursuant to Section 2.05, make a prepayment of the Advances in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Advances over the Program Limit as so reduced;

(c)                                  shall, (i) to the extent (A) there is a Reassignment of any Pledged Student Loans pursuant to Section 6.02 or (B) the Master Servicer repurchases a Pledged Student Loan pursuant to Section 12.05, in either case, prepay the principal amount of the Advances in an amount equal to the principal portion of the Reassignment Amount or the Servicer Repurchase Amount, as applicable, therefor on such date and (ii) to the extent there is a release of Collateral pursuant to Section 1.04 or a withdrawal from the Reserve Account pursuant to Section 3.04(b), prepay the principal balance of the Advances in the amount set forth in Section 1.04(iii) or Section 3.04(b) as applicable; and

(d)                                 shall, immediately upon the date on which any Advance is declared to be accelerated pursuant to Section 8.02, repay the amount of the Total Outstanding Advances.

Each such prepayment shall be subject to the payment of any amounts required by Section 4.03 resulting from a prepayment or payment of an Advance prior to the Settlement Date with respect thereto.

SECTION 2.04.                                         General Procedures.  No outstanding principal of an Advance shall be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrative Agent for the purpose of paying such principal.  No principal or interest shall be considered paid by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.  No provision of this Indenture shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

SECTION 2.05.                                         Reduction in Program Limit.  The unused portion of the Program Limit may be decreased by an amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof upon 30 days’ prior written notice by Issuer to the Administrative Agent; provided the Program Limit shall in no event be less than $100,000,000.  Each reduction in the Program Limit shall be applied to each Lender Group based upon the respective Pro Rata Shares of each Lender Group.  Upon any reduction in the Program Limit, the Funding Agent for each Lender Group shall allocate such reduction in the Program Limit based upon the Lender Group Pro Rata Shares of the Committed Lenders in such Funding Agent’s Lender Group.

SECTION 2.06.                                         Characterization of Notes.  Issuer, the Administrative Agent, each Funding Agent and each Lender agree to treat the Notes for federal, state and local income and franchise tax purposes, and for book purposes, as indebtedness only of Issuer.

SECTION 2.07.                                         Taxes.  (a)  All payments made by the Issuer under this Indenture shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding any U.S. Federal taxes (other than Federal withholding taxes on interest), net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, any Funding Agent or any Lender as a result of a present or former connection between the Administrative Agent, any Funding Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Funding Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture or any other Loan Document) (collectively, the “Excluded Taxes”).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Funding Agent or any Lender hereunder, the amounts so payable to the Administrative Agent, such Funding Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, such Funding Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Indenture; provided, however, that the Issuer shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Indenture, except to the extent that such Lender’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Issuer with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b)                                 In addition, the Issuer shall pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, but excluding Excluded Taxes) imposed upon the Administrative Agent, such Funding Agent or such Lender that arises from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Indenture (“Other Taxes”).

(c)                                  Whenever any Non-Excluded Taxes or Other Taxes are payable by the Issuer, within thirty (30) days thereafter the Issuer shall send to the Administrative Agent for its own account or for the account of the Administrative Agent, the relevant Funding Agent or relevant Lender, as the case may be, a certified copy of an original official receipt received by the Issuer showing payment thereof.  The Issuer agrees to indemnify the Administrative Agent, each Funding Agent and each Lender from and against the full amount of the Non-Excluded Taxes and Other Taxes arising out of this Indenture (whether directly or indirectly) imposed upon or paid by the Administrative Agent, such Funding Agent or such Lender and any liability (including penalties, interest, and expenses arising with respect thereto), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(d)                                 Each Lender (or transferee) that is not a “U.S. Person” as defined in section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Issuer, the Funding Agent in such Lender’s Lender Group and the Administrative Agent two copies of either U.S. Internal Revenue Service form W-8BEN or form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, both a form W-8BEN and a certificate representing that such Lender is not (i) a “bank” for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder of the Issuer (within the meaning of Section 871(h)(3)(B) of the Code) or (iii) a controlled foreign corporation related to the Issuer (within the meaning of Section 864(d)(4) of the Code), or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Non-U.S. Lender, claiming complete exemption from withholding of U.S. federal income tax on all payments by the Issuer under this Indenture. Such forms shall be delivered by each Non-U.S. Lender at least (5) five Business Days before the date of the initial payment to be made pursuant to this Indenture by the Issuer to such Lender. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Issuer at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Issuer (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision in this paragraph, a Non-U.S. Lender shall not be required to deliver any subsequent form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e)                                  A Lender which is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Indenture shall deliver to the Issuer (with a copy to the Administrative Agent and the Funding Agent in such Lender’s Lender Group), at the time or times prescribed by the applicable law or reasonably requested by the Issuer, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f)                                    In cases in which an Issuer makes a payment under this Indenture to a U.S. Person with knowledge that such U.S. Person is acting as an agent for a foreign person, the Issuer will not treat such payment as being made to a U.S. Person for purposes of Treas. Reg. § 1.1441-1(b)(2)(ii) (or a successor provision) without the express written consent of such U.S. Person.

(g)                                 The agreements in this Section shall survive the termination of this Indenture and the payment of all amounts payable hereunder.

ARTICLE III

SETTLEMENTS

SECTION 3.01.                                         Accounts; Investments by Indenture Trustee.

(a)                                  Accounts.  On or before the first Borrowing Date, the Indenture Trustee shall establish, for the benefit of the Lenders to the extent of their interests therein as provided herein, the Disbursement Account, the Collection Account and the Reserve Account, which accounts shall be segregated accounts maintained at a Qualified Institution selected by the Indenture Trustee and approved by the Administrative Agent.  Each such Account shall be a segregated trust account and subject to the sole dominion and control (as defined in Section 8-106 of the UCC) of the Indenture Trustee, and neither the Issuer nor any Affiliate of the Issuer shall have any withdrawal rights therefrom, except as expressly permitted under this Indenture.  The Eligible Investments and funds in each such Account shall be deemed “financial assets” as defined in Section 8-102 of the UCC.  In furtherance of the foregoing, the Issuer, the Administrative Agent and the Indenture Trustee agree to enter into Account Control Agreements with respect to each such Account as of the date hereof.

Subject to the further provisions of this Section 3.01, the Indenture Trustee shall, upon receipt, deposit into such Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions hereof.  All such amounts and all investments made with such amounts, including all income and other gains from such investments, shall be held by the Indenture Trustee in such Accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.

(b)                                 Administration of Payments.  Unless otherwise advised by the Administrative Agent in writing or required herein, the Indenture Trustee shall assume that any amount remitted to it by the Master Servicer, any Sub-Servicer or the Issuer is to be deposited into the Collection Account pursuant to Section 3.03.  Any amounts received or collected by the Indenture Trustee after 3:00 p.m. (New York time) on any day shall not be deemed to have been received or collected until the next succeeding Business Day.

(c)                                  No Set-Off.  The Indenture Trustee shall not have any right of set-off against Collections, Accounts, or any investment therein, whether or not commingled to satisfy any other obligations, and the Indenture Trustee hereby irrevocably waives any and all such rights.

(d)                                 Investments.  Amounts in the Accounts shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments.  Subject to the restrictions on the maturity of investments set forth in Section 3.01(f), each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing or by facsimile transmission from the employees or agents of Issuer identified therein, in each case in such amounts as such Issuer Order shall specify.  All income or other gains from the investment of moneys deposited in the Accounts shall be deposited by the Indenture Trustee in the Collection Account upon receipt and shall be deemed to constitute a portion of the Available Funds for the related Settlement Date.  Issuer agrees to report as its income for financial reporting and tax purposes (to the extent reportable) all Investment Earnings on amounts in the Accounts.

The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.  The Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Eligible Investments held hereunder, and, in general, to exercise each and every other power or right with respect to such Eligible Investments as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any matter relating to holders of such Eligible Investments.

(e)                                  Investments in the Absence of an Issuer Order; Notice of Uninvested Cash.  In the event that either (i) Issuer shall have failed to give investment directions to the Indenture Trustee by 1:00 p.m., New York City time, on any Business Day on which there may be uninvested cash deposited in the Accounts or (ii) an Event of Termination or Unmatured Event of Termination shall have occurred and be continuing, then the Indenture Trustee shall invest such funds in Eligible Investments as directed by the Administrative Agent by 3:00 p.m., New York City time, on such Business Day (to the extent such investments are then available) or, if no such directions are given by such time, in Eligible Investments described in clause (e) of the definition thereof. All Eligible Investments made by the Indenture Trustee pursuant to this Section 3.01(e) shall mature no later than the next Settlement Date.

(f)                                    Maturity of Eligible Investments.  Unless otherwise specified by the Administrative Agent in writing, Eligible Investments shall mature no later than the next Settlement Date in an amount sufficient to pay all interest and fees hereunder and under the other Transaction Documents to which Issuer is a party due on such Settlement Date.  The Issuer hereby agrees to deposit into the Collection Account an amount equal to any breakage costs that are deducted from the proceeds of Eligible Investments in the event that any Eligible Investment is needed to pay amounts due on a Settlement Date and had a maturity date later than the Business Day prior to such Settlement Date.

(g)                                 Form of Investment.  Any investment of any funds in the Accounts shall be made under the following terms and conditions:

(i)                                     each such investment shall be made in the name of the Indenture Trustee, for the benefit of Issuer and the Secured Parties (to the extent of their respective interests therein), or in the name of a nominee of the Indenture Trustee;

(ii)                                  any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee (and endorsed to the Indenture Trustee in blank), and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment;

(iii)                               all other requirements set forth on Exhibit 3.01(g) are met; and

(iv)                              the Indenture Trustee for the benefit of the Secured Parties shall have a first priority perfected security interest in such investment, perfected by control to the extent permitted under Article 9 of the UCC.

(h)                                 Indenture Trustee Not Liable.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Accounts resulting from losses on investments made in accordance with the provisions of this Section 3.01 (but the institution serving as Indenture Trustee shall at all times remain liable for its own debt obligations, if any, constituting part of such investments) except for gross negligence or intentional misconduct.

SECTION 3.02.                                         Collection of Moneys.  If at any time Issuer and/or the Master Servicer shall receive any Collections on or in respect of any Pledged Student Loan (including any Guarantee Payment), it shall hold such Collections for the benefit of the Indenture Trustee (for the benefit of the Secured Parties), shall segregate such payment from the other property of Issuer and shall, within two Business Days, deliver such payment in the form received (endorsed as necessary for transfer) to the Indenture Trustee for deposit in the Collection Account in accordance with Section 3.03.

SECTION 3.03.                                         Collection Account.

(a)                                  Deposits.  Each of Issuer and the Master Servicer shall remit or cause to be remitted all Collections received by either of them to the Collection Account no later than the close of business on the second Business Day after receipt thereof.  Issuer and the Master Servicer shall cause each Sub-Servicer to remit all Collections received by it to the Indenture Trustee for deposit in the Collection Account or the Reserve Account, as applicable, in accordance with the applicable Sub-Servicing Agreement but, notwithstanding the terms of any Sub-Servicing Agreement, no less frequently than three (3) times per month and at least once every fifteen (15) days.  The Master Servicer also shall deliver to the Indenture Trustee for deposit into the Collection Account the amount of any Servicer Advances determined to be made by Master Servicer pursuant to Section 3.05(e) no later than the related Settlement Date.  In addition, Issuer shall deliver to the Indenture Trustee for deposit into the Collection Account no later than the close of business on the date payable pursuant thereto the aggregate Reassignment Amounts payable by Issuer pursuant to Section 6.02.  The Indenture Trustee shall deposit into the Collection Account or the Reserve Account, as applicable, on the date of receipt thereof all Collections received by the Indenture Trustee from the Master Servicer, Issuer, any Sub-Servicer, any affiliate of Issuer or otherwise.

(b)                                 Settlement Date Procedures.  Amounts on deposit on any Settlement Date or, if applicable, on the date of any Take-Out Securitization, in the Collection Account representing Collections, Reserve Account Withdrawal Amounts transferred from the Reserve Account pursuant to Section 3.04(b), and other Available Funds (net of any amounts reimbursable to Master Servicer in respect of Servicer Advances pursuant to Section 3.05(e), which shall be paid to Master Servicer) shall be withdrawn from the Collection Account by the Indenture Trustee at the written direction of the Issuer or the Master Servicer on its behalf (or, upon receipt of written notice from the Administrative Agent stating that the Indenture Trustee may no longer rely on the Issuer’s or the Master Servicer’s directions, solely at the written direction of the Administrative Agent) on such Settlement Date, in the amounts required, and applied in the following order of priority:

first, an amount equal to the Master Servicer’s Fees for the Pledged Student Loans with respect to such Settlement Period plus any Master Servicer’s Fees not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the Master Servicer for the benefit of the Master Servicer and the Sub-Servicers, as applicable, on such Settlement Date in the amount provided in Section 12.18 of this Indenture; provided that following the occurrence of an Event of Termination, the Indenture Trustee may and at the written request of the Administrative Agent shall pay the portion of the Master Servicer’s Fees consisting of sub-servicing fees directly to the Sub-Servicers (rather than through the Master Servicer);

second, an amount equal to the Indenture Trustee’s Fees with respect to such Settlement Period, plus any Indenture Trustee’s Fees not paid when due on any prior Settlement Date and all expenses incurred by the Indenture Trustee (including its reasonable fees of counsel) in connection with the enforcement of this Indenture shall be set aside in the Collection Account and paid to the Indenture Trustee on such Settlement Date;

third, an amount equal to any premiums, if any, owing to any Guarantor pursuant to a Guarantee Agreement to which it is a party shall be set aside in the Collection Account and paid to the applicable Guarantor in accordance with the Guarantee Agreement to which it is a party;

fourth, an amount equal to Administrative Expenses with respect to such Settlement Period, plus any Administrative Expenses not paid when due on any prior Settlement Date shall be set aside in the Collection Account and paid to the party to which such amounts are owed or to the Issuer for payment to such party on such Settlement Date;

fifth, an amount equal to the interest accrued (or to be accrued) in respect of all Advances during such Settlement Period, plus any interest on the Advances not paid when due on any prior Settlement Date and interest thereon shall be set aside in the Collection Account and ratably paid to each Funding Agent, for the account of the Lenders in such Funding Agent’s Lender Group, according to the respective principal amounts of the Total Outstanding Advances then held by each of the Lenders in such Funding Agent’s Lender Group on such Settlement Date;

sixth, an amount equal to all Program Fees accrued (or to be accrued) during such Settlement Period, plus any Program Fees not paid when due on any prior Settlement Date, together with interest thereon, shall be set aside in the Collection Account and ratably paid to each Funding Agent, for the account of Lenders in such Funding Agent’s Lender Group, according to the respective principal amounts of the Total Outstanding Advances then held by each of the Lenders in such Funding Agent’s Lender Group or any other intended recipient of such Program Fees on such Settlement Date;

seventh, an amount equal to any other amounts due and owing to the Administrative Agent, the Indenture Trustee, any Funding Agent, any Affected Party, any Indemnified Party or the Lenders pursuant to this Indenture shall be set aside in the Collection Account and paid to the Administrative Agent, the Indenture Trustee, such Funding Agent, such Affected Party, such Indemnified Party or the Lenders, as the case may be, when due in accordance with this Indenture;

eighth, during the Revolving Period, to the Indenture Trustee for deposit to the Reserve Account in an amount equal to the amount by which the balance in the Reserve Account is less than the Reserve Account Minimum Balance;

ninth, during the Liquidation Period or at any time during which an Asset Coverage Deficiency has occurred and is continuing, to each Funding Agent on each Settlement Date according to the Pro Rata Share of such Funding Agent’s Lender Group, an amount equal to, and applied in respect of, the outstanding principal amount of the Advances or, at any time other than the Liquidation Period, the amount necessary to reduce any Asset Coverage Deficiency to zero; provided, that, the Funding Agent for any Lender Group may determine the appropriate allocation among the Lenders in such Funding Agent’s Lender Group of the amounts distributed pursuant to this clause ninth; and

tenth, to the Issuer, all remaining amounts following application pursuant to clause first through ninth, above.

(c)                                  Use of Funds.  At the written direction of the Issuer or, if the Administrative Agent so directs, solely at the written direction of the Administrative Agent, the Indenture Trustee may withdraw funds from the Collection Account not more than once per week, for the payment of Sub-Servicer Fees and Administrative Expenses due prior to the end of the Settlement Period or, in connection with a Take-Out Securitization (as contemplated by Section 2.03(a)).

(d)                                 Final Payout Date.  Any funds remaining in the Collection Account and the Reserve Account after the Final Payout Date shall be paid to the Issuer.

SECTION 3.04.                                         Reserve Account.

(a)                                  Establishment of Reserve Account.  On or prior to the initial Borrowing Date, Issuer shall deposit into the Reserve Account an amount equal to the Reserve Account Minimum Balance.  Thereafter, Issuer shall deposit to the Reserve Account, all amounts required to be deposited therein pursuant to clause eighth of Section 3.03(b).  The Issuer may also deposit into the Reserve Account any other funds available to the Issuer; provided, however, that the aggregate amount of all such deposits made during the life of this Indenture shall not exceed 10.0% of the Program Limit.

(b)                                 Withdrawals for Defaulted Student Loans.  No later than the fifth Business Day following the day on which the Master Servicer received notice that (i) a Pledged Student Loan that is not guaranteed under a Guarantee Agreement has become a Defaulted Student Loan or (ii) a Pledged Student Loan that is guaranteed under a Guarantee Agreement has become a Defaulted Student Loan, provided that a Guarantor Event of Default shall have occurred with respect to the related Guarantor, the Indenture Trustee shall, (i) if no Event of Termination has occurred and is continuing, at the written direction of the Master Servicer or the Issuer and (ii) if an Event of Termination shall have occurred and is continuing, at the written direction of the Administrative Agent, transfer from the Reserve Account to the Collection Account the Principal Balance of such Defaulted Student Loan and all accrued and unpaid interest thereon (to the extent not previously capitalized) (such amount, the “Reserve Account Withdrawal Amount”) and shall deposit such Reserve Account Withdrawal Amount in the Collection Account for application during the Liquidation Period, pursuant to clause ninth of Section 3.03(b).

(c)                                  Other Withdrawal from Reserve Account.  On each Settlement Date during the Liquidation Period, at the written direction of the Administrative Agent, the Indenture Trustee shall withdraw from the Reserve Account such amounts on deposit therein as so directed and treat such amounts as Collections and apply them as set forth in Section 3.03(b) to the extent such withdrawal is necessary to pay the amounts set forth in Section 3.03(b).

(d)                                 Distribution on Final Payout Date.  On the Final Payout Date, amounts remaining on deposit in the Reserve Account shall be deposited into the Collection Account and distributed pursuant to the provisions of Section 3.03(b).

SECTION 3.05.                                         Payments and Computations, Etc.; Servicer Advances.

(a)                                  Payments.  All amounts to be paid or deposited by the Indenture Trustee or Issuer to the Administrative Agent, Funding Agents or Lenders hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds, to the applicable Funding Agent’s Account.

(b)                                 Late Payments.  Issuer shall, to the extent permitted by law and subject to Section 2.04, pay to Lenders interest on all amounts not paid or deposited by Issuer when due hereunder at 2.00% per annum above the interest rate otherwise applicable to such amount pursuant to this Indenture or, if no interest rate is otherwise applicable to such amount pursuant to this Indenture, at 2.00% per annum above the Alternate Base Rate, payable on demand.

(c)                                  Method of Computation.  All computations of interest, any fees payable under Section 4.01 and any other fees payable by Issuer to Lenders, the Funding Agents or the Administrative Agent in connection with Borrowings hereunder shall be calculated by the Administrative Agent on the basis of a year of 360 days (or in the case of interest calculated by reference to the Alternate Base Rate, 365 or 366 days, as applicable), for actual days elapsed.

(d)                                 Indenture Trustee’s Reliance.  In making the deposits and distributions required to be made by it hereunder, the Indenture Trustee shall be entitled to conclusively rely, in good faith, on information supplied to the Indenture Trustee by the Administrative Agent and the Funding Agents and, prior to the written notice by the Administrative Agent to the contrary, the Issuer.  Issuer (or, if the Administrative Agent has notified the Indenture Trustee not to follow the Issuer’s instructions and the Administrative Agent elects to provide instructions in accordance with Section 3.03(b), the Administrative Agent) agrees to provide to the Indenture Trustee written instructions with respect to such distributions by 3:00 p.m. (New York City time) at least one (1) Business Day prior to each Settlement Date.  If the Indenture Trustee has not received such instructions by such time, the Indenture Trustee shall immediately notify the Administrative Agent and the Funding Agents.  The Indenture Trustee shall only make distributions hereunder pursuant to the terms hereof or, to the extent not inconsistent with the express terms hereof, upon the written instructions of the Administrative Agent and the Funding Agents, as applicable.

(e)                                  Servicer Advances.  (i) If Issuer (or a Servicer on its behalf) has applied for a Guarantee Payment from a Guarantor and Issuer or the Master Servicer, as the case may be, has not received the related payment prior to the end of the Settlement Period immediately preceding the current Settlement Date, Master Servicer may, no later than the related Settlement Date, in its sole discretion, deposit into the Collection Account an amount up to the amount of such payments applied for but not received or (ii) if, on any Settlement Date, there are not sufficient Collections in the Collection Account to make payments in respect of accrued and payable interest or fees, as applicable, on the Advances on such date, the Master Servicer may, in its sole discretion, deposit into the Collection Account (solely to be applied in respect thereof) an amount equal to such interest and/or fees (or any portion thereof) but only to the extent that (1) the Master Servicer reasonably believes sufficient Collections will be received in the future to reimburse any such deposit and (2) the aggregate outstanding amount of all such deposits does not, at any one time outstanding, exceed 10% of the aggregate outstanding principal balance of all Advances at such time (such deposits by the Master Servicer described in sub-clauses (i) and (ii) of this paragraph (e) are referred to herein as “Servicer Advances”).  The Master Servicer shall have no obligation, legal or otherwise, to make any Servicer Advance, and the making of or decision to make a particular Servicer Advance shall not create any obligation on the Master Servicer, legal or otherwise, to make any future Servicer Advances.  If after making a Servicer Advance, Issuer or the Master Servicer on its behalf, receives the Guarantee Payment for which such Servicer Advance was made, or Collections which are available for and applicable to the payment of interest and fees at such time, then notwithstanding the order set forth in Section 3.03(b) hereof, the Master Servicer shall be reimbursed immediately from such Guarantee Payment (or such Collections, as applicable), to the extent on deposit in the Collection Account, up to the amount of the related Servicer Advance.

SECTION 3.06.                                         Disbursement Account.

(a)                                  Establishment of Disbursement Account.  On or prior to the first Borrowing Date, the Disbursement Account shall be established pursuant to Section 3.01(a). On the initial Borrowing Date and on each Borrowing Date thereafter, funds from the Lenders’ Advances shall be deposited into the Disbursement Account by the applicable Funding Agent in accordance with Section 1.02(b).

(b)                                 Withdrawals from Disbursement Account.  The Master Servicer (or, if the Administrative Agent has notified the Indenture Trustee in writing not to follow the Master Servicer’s directions, the Administrative Agent) shall direct the Indenture Trustee in writing as to the disbursement of all funds on deposit in the Disbursement Account; provided that any funds disbursed from the Disbursement Account shall be disbursed directly by the Indenture Trustee, and the Indenture Trustee shall disburse such funds directly to the seller or Originator of the relevant Student Loans.  The withdrawal of funds from the Disbursement Account shall be subject to each of the conditions precedent set forth in Section 5.02 of this Indenture (unless expressly waived by the Administrative Agent in writing).  Upon written direction to the Indenture Trustee, by the Administrative Agent or the Issuer, all funds not disbursed from the Disbursement Account within fifteen (15) Business Days after they are deposited into the Disbursement Account shall be remitted by the Indenture Trustee to the Collection Account (and the Issuer hereby agrees to provide such written notice to the Indenture Trustee on or prior to such fifteenth Business Day).

(c)                                  Distribution on Final Payout Date.  On the Final Payout Date, amounts remaining on deposit in the Disbursement Account shall be remitted to the Collection Account for distribution in accordance with the provisions of Section 3.03(b).

ARTICLE IV

FEES AND YIELD PROTECTION

SECTION 4.01.                                         Fees.

(a)                                  Issuer shall pay to the Administrative Agent, for its own account, certain fees in the amounts and on the date set forth in the letter agreement between Issuer and the Administrative Agent dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Structuring Fee Letter”).  Issuer shall also pay to each Funding Agent or its designated representative, for its own account and for the Lenders in such Funding Agent’s Lender Group certain fees in the amounts and on the dates set forth in the applicable letter agreements between Issuer and the Funding Agents (as amended, restated, supplemented or otherwise modified from time to time, the “Program Fee Letters”).  Issuer shall also pay to the Indenture Trustee for the account of the Indenture Trustee the Indenture Trustee’s Fees on the date set forth in the letter agreement or schedule (the “Indenture Trustee Fee Letter”) between Issuer and the Indenture Trustee dated June 13, 2007.

(b)                                 Notwithstanding the foregoing, so long as the Facility Termination Date shall not have occurred, to the extent that amounts are not available for the payment of such Fees in accordance with the priorities of Section 3.03(b), such unpaid amount shall be capitalized and added to the outstanding principal amount of such Advances and included in the Total Outstanding Advances, in each case, for all purposes of this Indenture and the Notes.

SECTION 4.02.                                         Yield Protection.

(a)                                  If any Regulatory Change (including a change to Regulation D) occurring after the date hereof:

(A)                              shall subject an Affected Party to any Non-Excluded Tax or any obligation or right to make Advances or to provide funding therefor;

(B)                                shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest on the Advances), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party;

(C)                                shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

(D)                               shall impose any other condition affecting any Advance owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Advances or to provide funding therefor;

(E)                                 shall change the rate for, or the manner in which the FDIC (or a successor thereto) assesses, deposit insurance premiums or similar charges; or

(F)                                 shall require the consolidation of all or any portion of the assets and liabilities of any Affected Party allocable to the Collateral with the assets and liabilities of such Affected Party’s Affiliates, sponsors, administrative agents or any other Person.

and the result of any of the foregoing is or would be

(x)                                   to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Advance, or any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement or any commitment of such Affected Party with respect to any of the foregoing;

(y)                                 to reduce the amount of any sum received or receivable by an Affected Party under this Indenture or any other Program Support Agreement, or under any Program Support Agreement with respect thereto; or

(z)                                   in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any other Program Support Agreement or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved;

then within thirty (30) days after demand by such Affected Party, Issuer shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction including, without limitation, all interest and penalties thereon or with respect thereto, and all out of pocket costs and expenses (including the reasonable fees and expenses of counsel in defending against the same).

(b)                                 Each Affected Party will promptly notify Issuer, the Administrative Agent and the Funding Agent in such Affected Party’s Lender Group of any event of which it has actual knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

(c)                                  In determining any amount provided for or referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable and which it applies on a consistent basis.  Any Affected Party when making a claim under this Section 4.02 shall submit to Issuer a statement as to such increased cost or reduced return, which statement shall, in the absence of manifest error, be conclusive and binding upon Issuer.

SECTION 4.03.                                         Funding Losses.  In the event that any Program Support Provider or any Lender shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Program Support Provider or Lender to make any purchase or maintain any purchase) as a result of (i) any settlement with respect to any Advance being made on any day other than the applicable Settlement Date with respect thereto, or (ii) any Borrowing not being made in accordance with a request therefor under Section 1.02, then, within thirty (30) days of written notice from the Administrative Agent to Issuer, Issuer shall pay to the Administrative Agent for the account of such Lender the amount of such loss or expense (including, without duplication, any related Termination Fee).  Such written notice shall, in the absence of manifest error, be conclusive and binding upon Issuer.  In addition, in the event that the Issuer shall make a repayment or prepayment of the principal amount of any Advance that is funded or maintained by Promissory Notes on any day other than the applicable Settlement Date with respect to such Advance without giving the notice required by Section 2.03(a)(i), the Issuer shall pay to the Administrative Agent for the account of the Lenders on such Settlement Date, the Termination Fee with respect to such Advance.

ARTICLE V

CONDITIONS OF BORROWINGS

SECTION 5.01.                                         Conditions Precedent to Initial Borrowing.  The initial Borrowing is subject to the condition precedent that the Administrative Agent (unless otherwise indicated) shall have received, on or before the date of such Borrowing the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrative Agent:

(a)                                  A copy of the resolutions of the Board of Managers of Issuer approving this Indenture and the other Transaction Documents to which Issuer is a party to be delivered by it hereunder and the transactions contemplated hereby, together with a copy of the Limited Liability Company Agreement of Issuer, each certified by its secretary or assistant secretary;

(b)                                 A good standing certificate for Issuer issued by the State of Delaware;

(c)                                  A certificate of the secretary or assistant secretary of Issuer certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent and Lenders may conclusively rely until such time as the Administrative Agent and Lenders shall receive from Issuer a revised certificate meeting the requirements of this clause);

(d)                                 The Certificate or Formation of Issuer, duly certified by the Secretary of State of the State of Delaware, as of a recent date acceptable to the Administrative Agent;

(e)                                  A copy of the resolutions of the Board of Directors of Master Servicer, approving this Indenture, the other Transaction Documents to which the Master Servicer is a party to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary;

(f)                                    A good standing certificate for Master Servicer issued by the United States Office of Thrift Supervision as of a recent date acceptable to the Administrative Agent and the Lenders;

(g)                                 A certificate of the secretary or assistant secretary of Master Servicer certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrative Agent and Lenders may conclusively rely until such time as the Administrative Agent and Lenders shall receive from Issuer a revised certificate meeting the requirements of this clause);

(h)                                 The charter of the Master Servicer duly certified by the United States Office of Thrift Supervision and by the secretary or assistant secretary of the Master Servicer as of November 22, 2006, together with a copy of the bylaws of Master Servicer, duly certified by the secretary or assistant secretary of the Master Servicer;

(i)                                     [Reserved];

(j)                                     (i) Financing statements on Form UCC-1 (A) naming Issuer as the debtor and the Indenture Trustee, for the benefit of the Secured Parties, as the secured party, (B) naming each Affiliated Originator as debtor, Issuer as secured party and the Indenture Trustee, as assignee secured party and (C) other similar instruments or documents, in proper form for filing in the offices in which filings are necessary or, in the opinion of the Administrative Agent, any Funding Agent or any Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Indenture Trustee’s security interest in the Collateral, for the benefit of the Secured Parties and (ii) if applicable, continuation statements with respect to the financing statements described in this clause (j);

(k)                                  A search report as of a recent date acceptable to the Administrative Agent, the Funding Agents and the Lenders provided in writing to the Administrative Agent by Issuer, in a form reasonably acceptable to the Administrative Agent and the Lenders, listing all effective financing statements that name Issuer or the Affiliated Originator as debtor and that are filed in the jurisdictions in which filings were made pursuant to clause (j) above and in such other jurisdictions that Administrative Agent, any Funding Agent or any Lender shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or if so covered, the Administrative Agent shall have received duly executed termination statements with respect thereto);

(l)                                     Favorable opinions of counsel to (i) Issuer, the Master Servicer, each Originator and, if reasonably requested by the Administrative Agent or any Lender, each of the other parties to each Purchase and Sale Agreement in each case in form and substance reasonably satisfactory to the Administrative Agent, including without limitation, security interest opinions, a true sale opinion with respect to transfers under each Purchase and Sale Agreement, and a non-substantive consolidation opinion with respect to (A) each Originator, on the one hand, and (B) the Issuer, on the other hand and (ii) the Indenture Trustee in form and substance acceptable to the Administrative Agent;

(m)                               Such powers of attorney as the Administrative Agent shall reasonably request to enable the Administrative Agent to collect all amounts due under any and all Collateral;

(n)                                 All fees and expenses then due and owing hereunder shall have been paid in full;

(o)                                 A Note with respect to each Lender Group, duly executed by Issuer;

(p)                                 Copies of each Guarantee Agreement, not previously received by the Administrative Agent, duly executed by the related Guarantor and the Issuer and certified by Issuer as being a true and correct copy thereof;

(q)                                 Copies of the PHEAA Servicing Agreement and each other Sub-Servicing Agreement between the Master Servicer and any applicable Sub-Servicer (including all amendments thereto), not previously received by the Administrative Agent, duly executed by the parties thereto and certified by Issuer as being a true and correct copy thereof;

(r)                                    A copy of this Indenture and each of the other Transaction Documents and each other document, instrument, agreement and certificate identified on the Closing List attached as Exhibit 5.01(r) hereto, if not previously received by the Administrative Agent, in each case duly executed, as applicable, by Issuer, the Master Servicer, each Lender, Administrative Agent, Indenture Trustee and each other party hereto;

(s)                                  Such other documents, opinions and certificates as the Administrative Agent may reasonably request;

(t)                                    Evidence that the Accounts have been established and that on or prior to the initial Borrowing, the amount on deposit in the Reserve Account is at least equal to the Reserve Account Minimum Balance; and

(u)                                 A Pro-Forma Coverage Condition Certificate, executed by an authorized officer of the Issuer, showing that (after giving effect to the initial Borrowing) the Coverage Condition is met.

By accepting the proceeds of the initial Borrowing, Issuer shall be deemed to have represented and warranted that all of the conditions precedent to the initial Borrowing, as described above, have been met.

SECTION 5.02.                                         Conditions Precedent to All Borrowings.  Each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true and the Issuer (by accepting the proceeds of such Borrowing) shall be deemed to have certified that all such conditions precedent are satisfied on the date of each such Borrowing:

(a)                                  the representations and warranties contained in Section 6.01 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made (and to be correct in all material respects) on such day;

(b)                                 no Material Adverse Change in the condition of Issuer, the Affiliated Originator, the Master Servicer or, to Issuer’s knowledge, any Sub-Servicer or any Guarantor has occurred and is continuing;

(c)                                  no event has occurred and is continuing, or would result from such Borrowing that constitutes an Event of Termination or Unmatured Event of Termination;

(d)                                 the Administrative Agent shall have received a pro-forma Coverage Condition Certificate, substantially in the form of Exhibit 5.02(d), executed by an authorized officer of Issuer, showing that after giving effect to each proposed Borrowing, the Coverage Condition is met;

(e)                                  the Facility Termination Date shall not have occurred;

(f)                                    the applicable Sub-Servicers, in each case as bailee for the Indenture Trustee for the benefit of the Secured Parties, shall have received the original Student Loan Notes, if any, that will be acquired or otherwise financed with the proceeds of such Borrowing; provided, however, that if the proceeds of such Borrowing will be deposited in the Disbursement Account, then the applicable Sub-Servicer shall receive the original Student Loan Note, if any, on or prior to the date of withdrawal of such proceeds from the Disbursement Account;

(g)                                 on the date of such Borrowing or the date the proceeds of such Borrowing are withdrawn from the Disbursement Account, as applicable, all conditions precedent to Issuer’s acquisition of the Student Loans to be acquired or otherwise funded with the proceeds of such Borrowing (other than the payment of the purchase price therefor) shall have been satisfied and no Purchase Termination Event shall have occurred with respect to the seller of such Student Loans;

(h)                                 the Administrative Agent shall have received acknowledgment of releases or termination statements on Form UCC-3 and any other documents necessary to evidence or release any security interest (other than that of the Indenture Trustee) in the Student Loans to be acquired or otherwise funded with the proceeds of such Borrowing, to the extent required for any such prior security interest to be terminated;

(i)                                     the Issuer has paid all fees and expenses due hereunder at such time; and

(j)                                     with respect to any Student Loan, prior to any Borrowing with respect thereto and prior to its inclusion in the calculation of the Coverage Condition, (A) (1) each such Student Loan shall be covered by and serviced in accordance with the applicable Sub-Servicing Agreement in form and substance satisfactory to the Administrative Agent; (2) the Administrative Agent shall have received such other opinions, approvals, documents and certificates with respect to such Student Loan as the Administrative Agent shall reasonably request and (B) if such Student Loan has the benefit of a Guarantee Agreement with a guarantor (or insurer) that is not a Guarantor, the Administrative Agent has conducted such due diligence as the Administrative Agent shall deem necessary with respect to such Student Loan in its sole discretion;

(k)                                  the amount on deposit in the Reserve Account after giving effect to such Borrowing shall be at least equal to the Reserve Account Minimum Balance;

(l)                                     the Issuer shall have delivered to the Administrative Agent, if so requested by Administrative Agent, a copy of each Purchase and Sale Agreement entered into after the Closing Date, in each case, duly executed by Issuer, and each other party thereto;

(m)                               no suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency, seeking to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction; and

(n)                                 no statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

SECTION 5.03.                                         Delivery of Schedule of Pledged Student Loans.  In connection with any Borrowing, Issuer (or the Master Servicer on its behalf) shall have delivered to the Indenture Trustee an updated Schedule of Pledged Student Loans reflecting (i) any Pledged Student Loans not originated by the Affiliated Originator or its Affiliates, as soon as possible but no later than five (5) Business Days after the acquisition thereof, (ii) with respect to any Pledged Student Loans originated by the Affiliated Originator or its Affiliates, within five (5) days after such origination and (iii) such additional information reasonably requested by the Administrative Agent.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.01.                                         Representations and Warranties of Issuer.  Issuer represents and warrants as follows:

(a)                                  Organization, Organizational Powers.  Issuer is a limited liability company duly organized, validly existing solely under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware, has all necessary organizational power to carry on its present business, is duly licensed or qualified in all jurisdictions where the nature of its activities require such licensing or qualifying and has full power, right and authority to enter into this Indenture, the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby, to issue the Notes and to perform each and all of the matters and things herein and therein provided for.

(b)                                 Issuer Authority, etc.  The execution, delivery and performance by Issuer of this Indenture, the Notes and the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action and this Indenture, the Notes and such Transaction Documents constitute the legal, valid and binding obligations of Issuer enforceable against Issuer in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law.

(c)                                  Compliance with Laws and Contracts.  (i) The execution, delivery and performance by Issuer of this Indenture, the Notes and the other Transaction Documents to which Issuer is a party do not and will not (w) conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a violation of the certificate of formation or operating agreement of Issuer, (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which Issuer or its property is subject; (y) result in a breach of or constitute a default under the provisions of any indenture, loan or credit agreement or any other material agreement, lease or instrument to which Issuer may be or is subject or by which it, or its property, is bound; or (z) result in, or require, the creation or imposition of any Lien on or with respect of any of the properties of Issuer other than the Lien in favor of the Indenture Trustee provided herein; and (ii) the Issuer is not in violation of, or in default under, any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.  The Issuer, each of the Pledged Student Loans and the form of Student Loan Note evidencing each Pledged Student Loan are in material compliance with all applicable Consumer Credit Laws.

(d)                                 Governmental Approvals.  Issuer has obtained all authorizations, consents, approvals, licenses, exemptions of or filings or registrations with all governmental commissions, regulatory bodies, boards, bureaus, agencies and instrumentalities, domestic or foreign, necessary to the conduct of its business or necessary to the valid execution, delivery and performance by Issuer of this Indenture, the Notes and the other Transaction Documents to which Issuer is, or will be, a party (the “Approvals”), and such Approvals remain in full force and effect.

(e)                                  Litigation.  There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of Issuer, overtly threatened in writing against or affecting the Issuer (x) asserting the invalidity of this Indenture or any other Transaction Document, (y) seeking to prevent the consummation of any of the transactions contemplated by this Indenture and the other Transaction Documents, or (z) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Issuer or which affects, or purports to affect, the validity or enforceability against Issuer of any Transaction Document.

(f)                                    Employee Benefit Plans.  All “employee benefit plans” (as such term is defined in ERISA) of Issuer and each of its ERISA Affiliates (individually, a “Plan” and collectively the “Plans”) have been maintained and operated in substantial compliance with all applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder.  No Plan is insolvent or in reorganization.  No proceedings have been instituted to terminate any Plan, and no conditions exist which would permit the institution of proceedings to terminate any such Plan.  Issuer has no liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (i) any violation of the health care continuation requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502 (l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

(g)                                 Perfected Interest.  Each Pledged Student Loan, including the related Student Loan Note, is owned by the Issuer, free and clear of any adverse claim, judgment or Lien other than the Lien created pursuant to this Indenture.  All other Collateral is owned by Issuer free and clear of any adverse claim, judgment or Lien other than the Lien created pursuant to this Indenture.  Except for the filing of the financing statements described in Section 5.01, no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the first priority security interest of the Indenture Trustee, for the benefit of the Secured Parties, in the Collateral as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, Issuer.  No financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except such as may be filed (i) in connection with any Lien arising solely as the result of any action taken by the Lenders (or any assignee thereof), any Funding Agent or by the Administrative Agent, (ii) in favor of the Indenture Trustee or (iii) for which UCC termination statements have been filed.  No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the pledge by the Issuer of the Collateral pursuant to this Indenture, (y) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (z) the exercise by the Administrative Agent of the rights provided for in this Indenture or the remedies in respect of the Collateral pursuant to this Indenture.

(h)                                 Accuracy of Information; Full Disclosure.  All information (including each Monthly Report) supplied by, or on behalf of, Issuer in writing to the Indenture Trustee, the Lenders, the

Funding Agents or the Administrative Agent in connection with this Indenture or the transactions contemplated hereby is true and accurate in all material respects as of the date thereof stated or certified.  No information, exhibit or report furnished by Issuer to the Indenture Trustee, the Lenders, the Funding Agents or the Administrative Agent in connection with this Indenture contained any untrue statement of material fact or omitted any material fact necessary in order to prevent the statements contained therein in light of the circumstances under which such statements were or are made from being misleading in any material respect.  The financial information regarding the Issuer as heretofore delivered to any of the Indenture Trustee, the Lenders, the Funding Agents or the Administrative Agent correctly and fairly presents the financial condition of the Issuer as of the date hereof.

(i)                                     Terminations.  No Event of Termination or Unmatured Event of Termination exists.

(j)                                     Margin Regulations.  The use of all funds obtained by Issuer under this Indenture will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(k)                                  Issuer Information.  The chief place of business and chief executive office of Issuer are located at the address of Issuer referred to in Section 13.02, and the offices where Issuer keeps all its books, records and documents relating to the Pledged Student Loans are located at the addresses specified in Schedule 6.01(k) (or at such other locations, notified to the Administrative Agent in accordance with Section 7.01(f), in jurisdictions where all action necessary to maintain the Indenture Trustee’s first priority perfected security interest, for the benefit of the Secured Parties, in the Collateral has been taken and completed).  The exact legal name of the Issuer is set forth on the signature page hereof.  The Issuer’s organizational identification number is 4323571.  Issuer has not changed its name, changed its organizational structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years.  The Location of the Issuer is Delaware.

(l)                                     No Disclosure Required.  Under applicable laws and regulations in effect on the date hereof, Issuer is not required to file a copy of this Indenture with the Securities and Exchange Commission or any other governmental authority.

(m)                               Capital of Issuer.  Issuer is Solvent.

(n)                                 Issuer Not an Investment Company.  Issuer is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)                                 Eligible Student Loans.  All Pledged Student Loans were Eligible Student Loans as of the applicable Borrowing Date.  Each Student Loan included as an Eligible Student Loan in the calculation of the Coverage Condition is an Eligible Student Loan.

(p)                                 Material Adverse Effect.  No Material Adverse Change in the condition of the Issuer, the Affiliated Originator or the Master Servicer (or, to Issuer’s actual knowledge, any Sub-Servicer or any Guarantor) has occurred and is continuing.

(q)                                 Prior Business Activity.  The Issuer has no other business activity except as contemplated in this Indenture and upon the date hereof is not party to any other debt, financing or other material transaction or agreement other than the Transaction Documents.

(r)                                    Subsidiaries.  The Issuer has no subsidiaries.

(s)                                  Acquisition of Student Loans.  With respect to each Pledged Student Loan, the Issuer has acquired such Pledged Student Loan pursuant to the UFSB Purchase and Sale Agreement in exchange for payment to the Affiliated Originator in an amount which constitutes fair consideration and reasonably equivalent value (and such acquisition is not void or subject to avoidance under any section of the Bankruptcy Code) and, to the extent that Affiliated Originator has acquired such Pledged Student Loan from a Third Party Originator, Affiliated Originator has acquired such Pledged Student Loan pursuant to a Purchase and Sale Agreement in exchange for payment to the Third Party Originator in an amount which constitutes fair consideration and reasonably equivalent value (and such acquisition is not void or subject to avoidance under any section of the Bankruptcy Code).

(t)                                    Tax Status.  Issuer has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

SECTION 6.02.                                         Reassignment upon Breach.  Issuer, the Administrative Agent, any Funding Agent or the Indenture Trustee, as the case may be, shall inform the other parties to this Indenture promptly, in writing, upon the discovery of any breach in any material respects of the representations and warranties made or deemed made by Issuer pursuant to Section 6.01(c), (g) or (o) or any breach in any material respects of the covenants of Issuer made pursuant to Section 7.03.  Unless any such breach shall have been cured within thirty (30) days following the discovery thereof by Issuer or receipt by Issuer of written notice from the Indenture Trustee, such Funding Agent or the Administrative Agent of such breach, the Pledged Student Loan as to which such representation and warranty or covenant relates shall be reassigned to Issuer (a “Reassignment”) as of the first day succeeding the end of such thirty (30) day period that is the last day of a calendar month.  In consideration of and simultaneously with the Reassignment of such Pledged Student Loan, Issuer shall deposit to the Collection Account immediately available funds equal to the outstanding Principal Balance of such Pledged Student Loan, plus accrued and unpaid interest thereon (to the extent not previously capitalized), plus any unreimbursed Servicer Advance with respect thereto (the “Reassignment Amount”).  Notwithstanding the foregoing, so long as no Event of Termination shall have occurred and be continuing, during the Revolving Period, Issuer or Master Servicer on behalf of Issuer may, at its option in lieu of depositing such Reassignment Amount to the Collection Account on such date, pledge to the Indenture Trustee on such date for inclusion in the Collateral a new Eligible Student Loan in substitution for such Pledged Student Loan with respect to which a Borrowing could be made (assuming Issuer requested a Borrowing in connection with such new Eligible Student Loan pursuant to Section 1.02) in an amount at least equal to the Reassignment Amount, by delivering an updated Schedule of Pledged Student Loans to the Indenture Trustee reflecting such substitution and delivering to the applicable Sub-Servicer, as bailee for the Indenture Trustee, if not already in its possession the original Student Loan Note for the new Student Loan to be included in the Collateral; provided, however, that the aggregate outstanding Principal Balance of all such substitute Student Loans shall not at any time exceed 10% of the Total Outstanding Advances.  The Indenture Trustee shall execute such documents reasonably requested by Issuer in writing in order to effect such reassignment and to release the Indenture Trustee’s Lien thereunder.

SECTION 6.03.                                         Representations and Warranties of Indenture Trustee.  The Indenture Trustee hereby represents and warrants as follows:

(a)                                  Due Organization.  It is a national banking association duly organized and validly existing in good standing under the laws of the United States.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Indenture.

(b)                                 Authorization.  It has taken all corporate action necessary to authorize the execution and delivery by it of this Indenture, and this Indenture will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Indenture on its behalf.

(c)                                  No Conflict.  Neither the execution nor the delivery by it of this Indenture, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof (i) will contravene any federal or applicable state law, governmental rule or regulation governing the banking or trust powers of the Indenture Trustee or any judgment or order binding on it, or (ii) constitute any default under its charter documents or by laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound in its capacity as indenture trustee for the Issuer, Affiliated Originator or any Affiliate thereof.

(d)                                 Binding Obligation.  This Indenture constitutes, and each other Transaction Document to be executed by the Indenture Trustee when duly executed and delivered, will constitute, a legal, valid and binding obligation of the Indenture Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

ARTICLE VII

GENERAL COVENANTS OF ISSUER AND MASTER SERVICER

SECTION 7.01.                                         Affirmative Covenants of Issuer.  From the date hereof until the Final Payout Date, Issuer will, unless the Administrative Agent and the Majority Funding Agents shall otherwise consent in writing:

(a)                                  Compliance with Laws, Etc.  Comply in all material respects with all applicable federal, state and local laws, rules, regulations and orders, including those with respect to the Pledged Student Loans and including (without limitation) the applicable Consumer Credit Laws with respect to the Pledged Student Loans except to the extent that failure to comply with such laws, rules, regulations and orders would not have a Material Adverse Effect on the Issuer.

(b)                                 Preservation of Existence.  Preserve and maintain its existence as a limited liability company, and its rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could be reasonably expected to have a Material Adverse Effect on the Issuer.

(c)                                  Audits.  (i) At any time and from time to time during regular business hours, permit the Administrative Agent, the Lenders, the Indenture Trustee or any of their agents or representatives, upon prior written notice of at least ten Business Days if no Event of Termination has occurred and is continuing, (y) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Issuer relating to the Collateral, and (z) to visit the offices and properties of Issuer for the purpose of examining such materials described in clause (i)(y) above, and to discuss matters relating to Pledged Student Loans or Issuer’s performance under the Transaction Documents with any of the officers or employees of Issuer having knowledge of such matters; and (ii) without limiting the foregoing, once per calendar year or, upon the occurrence and during the continuance of an Event of Termination, at any time at the request of the Administrative Agent, cooperate fully with the Administrative Agent or any auditor or representative appointed by the Administrative Agent in an agreed upon procedures audit at Issuer’s expense with respect to all Pledged Student Loans.

(d)                                 Keeping of Records and Books of Account.  Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Student Loans in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Pledged Student Loans (including, without limitation, records adequate to permit the daily identification of each new Pledged Student Loan included in the Collateral from time to time and all Collections of, payments on and adjustments to each existing Pledged Student Loan).

(e)                                  Performance and Compliance with Student Loans.  At its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Student Loan Notes, the Guarantee Agreements, the Sub-Servicing Agreements and other agreements to which Issuer is a party related to the Collateral.

(f)                                    Location of Records.  Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pledged Student Loans and all agreements related to such Collateral (and all original documents relating thereto, unless such documents have been delivered to the applicable Sub-Servicer or a bailee thereof), at the address(es) of Issuer referred to in Schedule 6.01(k) or, upon 30 days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required to maintain the Indenture Trustee’s first priority perfected security interest, for the benefit of the Secured Parties, in the Pledged Student Loans shall have been taken and completed.  Keep its Location at the Location identified in Section 6.01(a) or, upon 30 days’ prior written notice to the Administrative Agent, at such other “Location” where all action required to maintain the Indenture Trustee’s first priority perfected interest, for the benefit of the Secured Parties, in the Collateral shall have been taken and completed.

(g)                                 Administration of the Program.  Administer, operate and maintain or cause to be administered, operated and maintained its student loan program in such manner as to ensure that such program will benefit in all material respects from Guarantee Agreements related thereto, and will promptly notify the Administrative Agent of any default under any Guarantee Agreement.

(h)                                 Guarantee Agreements and Sub-Servicing Agreements; Enforcement.  (i) Maintain in effect all Guarantee Agreements and Sub-Servicing Agreements, diligently and promptly enforce its rights thereunder and take, or use its reasonable efforts to cause any Guarantor or the Master Servicer (directly or through the applicable Sub-Servicer) to take, all commercially reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all material terms, covenants and conditions of each Student Loan that is a Pledged Student Loan, including the prompt payment of all principal and interest payments and all other amounts due with respect to such Student Loans, including Guarantee Payments, and (ii) enter into Sub-Servicing Agreements with Sub-Servicers so that all Student Loans that are Pledged Student Loans are covered thereby.

(i)                                     Insurance.  Maintain and use its reasonable efforts to cause Guarantor to maintain in effect directors’ and officers’ insurance in such liability and amounts and with such deductibles as are customary in the industry and provide prompt notice to the Administrative Agent of any material changes in such insurance.

(j)                                     Separate Business.  At all times:

(i)                                     (y) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates and any other Person or entity and (z) not permit any Affiliate (other than First Marblehead Data Services, Inc.) or any other Person independent access to its bank accounts;

(ii)                                  not commingle its funds and other assets with those of any Affiliate or any other Person or entity (other than any such commingling which might result from the performance of the Master Servicer’s duties in accordance with this Indenture or any Sub-Servicer’s duties in accordance with the applicable Sub-Servicing Agreement);

(iii)                               conduct its own business in its own name and hold all of its assets in its own name and in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;

(iv)                              remain Solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same become due:

(v)                                 do all things necessary to observe procedural formalities (including the separateness provisions contained in its organizational documents), and preserve its existence as a single purpose, limited liability company;

(vi)                              enter into transactions with Affiliates only if each such transaction is commercially reasonable and on no less favorable terms as a transaction that would be entered into on an arm’s-length basis with a Person other than an Affiliate of Issuer;

(vii)                           pay the salaries of its own employees, if any, from its own funds and maintain a sufficient number of employees in light of its contemplated business operations;

(viii)                        compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

(ix)                                not (y) acquire or hold obligations or securities of any Affiliate or any of the stockholders of Issuer or (z) buy or hold any evidence of indebtedness issued by any other Person or entity, other than cash, Eligible Investments and Pledged Student Loans;

(x)                                   allocate fairly and reasonably and pay from its own funds the cost of (i) any overhead expenses (including paying for any office space) shared with any Affiliate of Issuer and (ii) any services (such as asset management, legal and accounting) that are provided jointly to Issuer and one or more of its Affiliates;

(xi)                                maintain and utilize separate stationery, invoices and checks bearing its own name, separate office space (which may be a separately identified area in office space shared with one or more Affiliates of Issuer), a separate mailing address, and a separate telephone number;

(xii)                             not make any loans or advances to, or pledge its assets for the benefit of, any other Person or entity, including, without limitation, any Affiliate (except as contemplated by its operating agreement and this Indenture);

(xiii)                          be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other Person;

(xiv)                         to the extent known by the Issuer, correct any misunderstanding regarding the separate identity of the Issuer;

(xv)                            not identify itself or any of its Affiliates as a division or part of any other entity;

(xvi)                         maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvii)                      not amend, modify or otherwise change its organizational documents, or suffer the same to be amended, modified or otherwise changed in any manner without the prior written consent of the Administrative Agent;

(xviii)                   maintain at all times at least one independent director provided by CT Corporation (or such other third party service provider approved by the Administrative Agent) who is not, and has not been for five years preceding the date hereof, a director, officer, employee or shareholder (or a family member of one of the foregoing) of any Affiliate of the Issuer (other than any other securitization vehicle that is an Affiliate of the Issuer);

(xix)                           conduct in its business and activities in all respects in compliance with the assumptions contained in the legal opinion of Thacher Proffitt & Wood LLP dated on or about the Closing Date relating to true sale and substantive consolidation issues; and

(xx)                              not change any of its (i) organizational name, (ii) the name under which it does business, (iii) its type of organization or (iv) the jurisdiction in which it is organized, unless, in each case, (1) each of the Indenture Trustee, the Administrative Agent and each Lender shall have received not less than thirty (30) days’ prior written notice thereof and (2) the Issuer has taken all action required to maintain the Indenture Trustee’s first priority perfected security interest for the benefit of the Secured Parties in the Collateral;

(and the Issuer and Master Servicer acknowledge that the Lenders are entering into the transactions contemplated by this Indenture in reliance upon the Issuer’s identity as a legal entity that is separate from Affiliated Originator and its Affiliates).

(k)                                  Delivery of Student Loan Notes.  Issuer shall deliver or cause to be delivered to the applicable Sub-Servicers, in each case as bailee for the Indenture Trustee for the benefit of the Secured Parties, each original (if any), or if no original, a true copy of the Student Loan Notes for all Pledged Student Loans.

(l)                                     Purchase and Sale Agreements; Enforcement.  Issuer shall monitor each Originator and shall provide the Administrative Agent prompt notice of the occurrence of any event listed in clauses (a) through (e) of the definition of “Purchase Termination Event”.  Issuer shall enforce its rights with respect to all material obligations of the Originators under each Purchase and Sale Agreement and all other transaction documents to which any Originator is a party.

(m)                               Deposit of Collections.  Issuer shall deposit and shall use its reasonable efforts to cause the Affiliated Originator, the Master Servicer and any Guarantor to deposit, and shall exercise all rights available to it under the Purchase and Sale Agreements with Third Party Originators to cause such

Third Party Originators to deposit or to forward to the Issuer, the Master Servicer or any Guarantor for deposit all Collections into the Collection Account as soon as practicable following receipt thereof, but no later than two Business Days after receipt thereof.  Issuer shall not (and shall not allow any Originator, the Master Servicer or any Guarantor to) deposit any amounts other than Collections (and other amounts permitted or required by the terms of this Indenture to be deposited into the Collection Account) into the Collection Account.

(n)                                 Additional Financing Statements.  Issuer shall file or cause to be filed, and authorizes the Administrative Agent and the Indenture Trustee to file (without any independent obligation to do so), UCC financing statements against the Originators deemed necessary or desirable by the Administrative Agent or the Indenture Trustee to perfect the security interest in the Issuer in Student Loans acquired directly or indirectly from such Originators.  In addition, at the request of the Administrative Agent, the Issuer shall file or cause to be filed, and authorizes the Administrative Agent, the Funding Agents and the Indenture Trustee to file, UCC financing statement assignments assigning to the Indenture Trustee any financing statement showing the Issuer as secured party with respect to the Collateral.

(o)                                 Marking of Student Loan Notes.  The Issuer shall cause each Student Loan Note, if any, that is in the possession of the Master Servicer or any Affiliate of the Master Servicer to be marked with a legend acceptable to the Administrative Agent (provided, that no later than 45 days after the Closing Date such legend on any new Student Loan Notes shall include, without limitation, a statement to the effect that a purchase of such Student Loan Note would violate the rights of a secured party of the related transferor).  For the avoidance of doubt, PHEEA shall not be considered an Affiliate of the Master Servicer for purposes hereof.

SECTION 7.02.                                         Reporting Requirements of Issuer.  From the date hereof until the Final Payout Date, Issuer (or the Master Servicer on its behalf) will, unless the Administrative Agent and the Majority Funding Agents shall otherwise consent in writing, furnish to the Administrative Agent, the Funding Agents and the Indenture Trustee:

(a)                                  Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of Issuer, copies of the unaudited financial statements of the Issuer and the unaudited financial statements of The First Marblehead Corporation and its Affiliates, that are in conformity with generally accepted accounting principles (but for, in the case of the unaudited financial statements of the Issuer, the identification of the Pledged Student Loans as assets of the Issuer), along with a certificate by an authorized officer of Issuer certifying that such copies are the true and complete copies of the financial statements and that such financial statements fairly present in all material respects the financial condition of the Issuer as of the date delivered;

(b)                                 Annual Financial Statements.  As soon as available and in any event within 120 days after the end of each Fiscal Year of Issuer and The First Marblehead Corporation, copies of the unaudited financial statements of the Issuer and copies of the financial statements of The First Marblehead Corporation and its Affiliates prepared and duly certified by any nationally recognized public accounting firm, in conformity with generally accepted accounting principles (but for, in the case of the unaudited financial statements of the Issuer, the identification of the Pledged Student Loans as assets of the Issuer), along with a certificate by an authorized officer of the Issuer certifying that such copies are the true and complete copies of the financial statements and that such financial statements fairly present in all material respects the financial condition of the Issuer and The First Marblehead Corporation as of the date thereof;

(c)           Guarantor’s Annual Financial Statements Promptly after receipt thereof, copies of the financial statements of Guarantor prepared and duly certified by any nationally recognized public accounting firm, in conformity with generally accepted accounting principles,

(d)           Monthly Report.  On or before the 20th day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), a Monthly Report (which may be the same Monthly Report referred to in Section 12.06 hereof) with respect to the preceding calendar month in electronic form together with a signed copy of such Monthly Report delivered by facsimile, messenger or overnight courier;

(e)           ERISA.  Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any “reportable event” described in Section 4043 of ERISA which Issuer or an ERISA Affiliate thereof files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Issuer receives from the Internal Revenue Service or the Pension Benefit Guaranty Corporation;

(f)            Events of Termination.  Immediately upon becoming aware of the existence of any Event of Termination or Unmatured Event of Termination, a written statement of an authorized officer of Issuer setting forth details of such event and the action that Issuer proposes to take with respect thereto; and immediately upon becoming aware of any Servicer Event of Default, written notice thereof;

(g)           Litigation.  As soon as possible and in any event within five Business Days of Issuer’s actual knowledge thereof, written notice of (i) any litigation, investigation or proceeding which may exist at any time that could have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation, including in each case, if known to Issuer, any of the same against any Guarantor, the Master Servicer or any Sub-Servicer;

(h)           Legislative Actions.  Promptly after its actual knowledge or notice thereof, written notice of changes in any law, rule or regulation (including, without limitation, any applicable Consumer Credit Law) that could reasonably be expected to have a Material Adverse Effect on the Issuer, the Master Servicer or the Affiliated Originator or have a Material Adverse Effect on the Collateral or the Collateral Value;

(i)            Financial Statements of the Master Servicer (or any Sub-Servicer).  With respect to the Master Servicer (and each Sub-Servicer) promptly after receipt thereof, copies of any annual audited financial statements of the Master Servicer (or Sub-Servicer, as applicable), certified by an independent certified public accounting firm that have been received by Issuer;

(j)            Schedule of Pledged Student Loans.  (i) No later than the 20th day of each calendar month, a schedule of all Pledged Student Loans as of the end of the immediately preceding calendar month and (ii) no later than 5 Business Days after the request of the Administrative Agent in connection with the performance of any Portfolio Valuation by the Valuation Agent, a schedule of all Pledged Student Loans in electronic form acceptable to such Person including all information necessary for the performance of such Portfolio Valuation;

(k)           Coverage Condition Certificate.  Concurrently with the delivery of the Monthly Report referred to in clause (d) above, and no later than three Business Days after the occurrence of a Material Adverse Change in the condition of any Guarantor or Sub-Servicer, a Coverage Condition Certificate, substantially in the form of Exhibit 5.02(d), executed by an authorized officer of Issuer;

(l)            Credit and Collection Policy.  Promptly after the occurrence thereof, written notice of material changes in the Credit and Collection Policy;

(m)          Purchase and Sale Agreements.  Promptly at the request of the Administrative Agent, a copy of each Purchase and Sale Agreement;

(n)           Notice of Material Events.  Issuer shall be obligated promptly (but in any event within five Business Days) to inform the Administrative Agent in writing of the occurrence of any of the following:

(i)            the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer or the Master Servicer that (A) is required to be disclosed to the Securities and Exchange Commission or (B) could reasonably be expected to result in a Material Adverse Change with respect to the Issuer or the Master Servicer, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Issuer or the Master Servicer.

(ii)           any change in the Location of the Issuer’s principal offices or any change in the Location of the Issuer’s books and records;

(iii)          the occurrence of any Event of Termination, any default under any Guarantee Agreement or Sub-Servicing Agreement (whether or not such default constitutes an Event of Termination) or any other event, circumstance or condition that has resulted or has a material probability of resulting in a Material Adverse Change in respect of the Issuer;

(iv)          the commencement of any proceedings by or against the Issuer or the Master Servicer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or the Master Servicer or any of its assets;

(v)           the receipt of notice that (A) the Issuer or the Master Servicer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Issuer’s or the Master Servicer’s business is to be, or may be suspended or revoked, or (C) the Issuer or the Master Servicer is to cease and desist any practice, procedure or policy employed by the Issuer or the Master Servicer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer or the Master Servicer;

(vi)          any failure to pay when due any indebtedness of the Issuer; or

(vii)         the rating issued by the Rating Agencies of any Guarantor shall not be at least “A” (or its equivalent) by one or more nationally recognized rating agencies, upon obtaining knowledge thereof.

(o)           Other.  Promptly, from time to time, provide such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of Issuer as the Administrative Agent, the Funding Agents or Indenture Trustee, may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lenders and Indenture Trustee, under or as contemplated by this Indenture.

SECTION 7.03.              Servicing Covenants.  From the date hereof until the Final Payout Date, Issuer (or the Master Servicer on its behalf) will, unless the Administrative Agent and the Majority Funding Agents shall otherwise consent in writing comply with the following covenants.

(a)           Servicing.  Issuer (or the Master Servicer on its behalf) shall use its reasonable efforts to cause each applicable Sub-Servicer to service, administer and make collections with respect to the Pledged Student Loans and ensure that all Pledged Student Loans are administered and serviced in accordance in all material respects with the Credit and Collection Policy and all applicable federal, state and local laws, including (without limitation) the applicable Consumer Credit Laws and all applicable standards, guidelines and requirements of any Guarantee Agreement, the failure to comply with which would adversely affect the ability to receive any Guarantee Payments, as applicable, or could otherwise be reasonably expected to have a material adverse effect on the Lenders or the Collateral.  Issuer (or the Master Servicer on its behalf) shall not and shall use its reasonable efforts not to permit any Sub-Servicer to (i) rescind, discharge or cancel any Pledged Student Loan except as provided in the Credit and Collection Policy, in the case of a Pledged Student Loan disbursed by paper check, such paper check shall not have been paid by the drawee by the 90th day after it was written, as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Administrative Agent and the Majority Funding Agents or (ii) reschedule, revise, defer or otherwise compromise with respect to payments due on any Pledged Student Loan except pursuant to any applicable deferral or forbearance periods permitted by the Credit and Collection Policy or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Pledged Student Loans.  Issuer (or the Master Servicer on its behalf) shall not otherwise agree, or permit any Sub-Servicer to otherwise agree, to any decrease of the interest rate on (other than pursuant to a borrower benefit program as specifically approved by the Administrative Agent and the Majority Funding Agents), or the principal amount payable with respect to, any Pledged Student Loan except as otherwise permitted in accordance with the Credit and Collection Policy or any applicable standards, guidelines and requirements of any Guarantee Agreement.  Issuer (or the Master Servicer on its behalf) shall use its reasonable efforts to cause each Sub-Servicer to take any action required to be taken to maintain each such Guarantee Agreement and to maintain any and all collection procedures with respect to the Pledged Student Loans, including (i) filing, pursuing and recovering claims against any Guarantor for Guarantee Payments with respect to such Pledged Student Loans, (ii) taking any steps to enforce such Pledged Student Loan such as commencing a legal proceeding to enforce a Pledged Student Loan in the name of Issuer for the benefit of the Indenture Trustee and the Secured Parties and (iii) taking any other collection efforts that may be necessary or reasonable under the Credit and Collection Policy or any Guarantee Agreement to collect any Pledged Student Loan.  Notwithstanding any of the foregoing, the Issuer (or the Master Servicer or any Sub-Servicer) shall be permitted to reschedule, revise, defer or otherwise compromise payments or take other reasonable actions with respect to Student Loans that are Defaulted Student Loans in connection with maximizing the recovery on such Student Loans.

(b)           Collection of Pledged Student Loan Payments.  Issuer (or the Master Servicer on its behalf) shall, and shall use its reasonable efforts to cause the applicable Sub-Servicer, to make reasonable efforts (including all efforts that may be specified under any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Pledged Student Loans as and when the same shall become due.

(c)           Collection of Guarantee Payments.  Issuer (or the Master Servicer on its behalf) shall, or shall use its reasonable efforts to cause each applicable Sub-Servicer, to make reasonable efforts to claim, pursue and collect all Guarantee Payments from any Guarantor pursuant to the Guarantee

Agreements with respect to any of the Pledged Student Loans that have the benefit of a Guarantee Agreement as and when the same shall become due and payable, and shall comply, and shall cause the Sub-Servicers to comply, in all material respects with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments.  In connection therewith, Issuer (or the applicable Sub-Servicer on its behalf) is hereby authorized and empowered to convey to any Guarantor the Student Loan Note and the related Pledged Student Loan file representing any Pledged Student Loan that is covered by such Guarantee Agreement in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement whereupon the Lien of the Indenture Trustee relating to such Pledged Student Loan shall be released without any further action of any kind.

(d)           Realization upon Pledged Student Loans.  Issuer (or the Master Servicer on its behalf) shall cause, or shall use its reasonable efforts to cause each applicable Sub-Servicer, to use reasonable efforts consistent with customary servicing practices and procedures and including, all efforts that may be specified under any Guarantee Agreement in its servicing of any delinquent Pledged Student Loans.

SECTION 7.04.              Negative Covenants of Issuer.  From the date hereof until the Final Payout Date, Issuer will not, without the prior written consent of the Administrative Agent and the Majority Funding Agents.

(a)           Sales, Liens, Etc.  Except as otherwise provided herein (including in connection with any Take-Out Securitization and/or release contemplated by Section 1.04), (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, or (ii) permit any Guarantor to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pledged Student Loan or other Collateral, or any interest therein, or any account to which any Collections of or payments on any Pledged Student Loans or other Collateral are sent, or any right to receive income or proceeds from or in respect of any of the foregoing; provided that Issuer may transfer a Pledged Student Loan that is a Student Loan that has the benefit of a Guarantee Agreement to a Guarantor if such Guarantor has paid the Principal Balance plus accrued interest (to the extent not already capitalized) thereof to Issuer.  The Indenture Trustee shall execute such documents reasonably requested in writing by Issuer and prepared by or on behalf of Issuer in order to effect such reassignment and to release the Indenture Trustee’s Lien thereunder.

(b)           Extension or Amendment.  Extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 7.03(a), or, without the prior written consent of the Administrative Agent and the Majority Funding Agents, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document.

(c)           Change in Business.  Make any change in the character of its business, which change could reasonably be expected to impair the collectibility of any Pledged Student Loan or otherwise materially adversely affect the interests or remedies of the Administrative Agent, the Funding Agents, the Indenture Trustee or Lenders under this Indenture or any other Transaction Document.

(d)           Consolidation, Mergers, etc.  Merge into, or consolidate with, one or more corporations or other entities, or be a party to any transaction involving the transfer of any substantial portion of its assets, revenues or properties to or with any corporation or other Person, without the prior written consent of the Administrative Agent and the Majority Funding Agents.

(e)           Use of Proceeds.  Use the proceeds of any Advance for any purpose other than acquiring or making Student Loans, funding the Reserve Account and paying fees and expenses incurred in connection with the transactions contemplated by this Indenture, including Origination Fees.

(f)            Master Servicer Limitations.  Permit any Pledged Student Loans to be serviced by any Sub-Servicer (other than the Sub-Servicers servicing the Pledged Student Loans on the date hereof) without first obtaining the written consent of the Administrative Agent and the Majority Funding Agents.

(g)           Guarantor Limitations.  Permit any Pledged Student Loan to be guaranteed by any guaranty agency or entity other than a Guarantor.

(h)           Payment Instructions.  Change, nor permit the Originators, the Master Servicer, any Sub-Servicer or any Guarantor, to change payment instructions to any Obligor without the prior written consent of the Administrative Agent and the Majority Funding Agents.

(i)            ERISA.  Establish or have any of its ERISA Affiliates establish or be a party to any multiemployer plan or employee benefit plan under ERISA.

(j)            Issuer’s Legal Status.  Without providing at least 30 days prior written notice to the Administrative Agent and satisfying all other requirements set forth in this Indenture with respect to such action, change its name, place of business, chief executive office, Location, mailing address or organizational identification number or change its type of organization, jurisdiction of organization or other legal structure.

(k)           Credit and Collection Policies.  Permit or implement any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Funding Agents other than such changes that are not within the discretion of the Issuer or the Master Servicer.

(l)            Issuer’s Ability to Control Business.  (a) Guarantee any obligation of any Person, including any Affiliate; (b) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under the Transaction Documents; (c) incur, create or assume any Indebtedness not arising under or expressly permitted by this Indenture or any other Transaction Document; (d) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Issuer may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provision of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (e) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted under this Indenture; or (f) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

(m)          Business.  Own assets or engage in any business other than the assets and transactions specifically contemplated in this Indenture and the other Transaction Documents.

ARTICLE VIII

EVENTS OF TERMINATION

SECTION 8.01.              Events of Termination.  The following events shall be “Events of Termination” hereunder:

(a)           Issuer or the Affiliated Originator shall fail to make (i) any payment or deposit required to be made by it hereunder or under any other Transaction Document when due (without giving effect to any payment or deposit that is made from Advances made pursuant to this Indenture) and such failure shall continue unremedied for five Business Days after the Issuer has knowledge or has received notice thereof or (ii) any payment of principal or interest under the Notes when due;

(b)           Any representation or warranty (other than a representation and warranty made or deemed made pursuant to Section 6.0l(c), (g) or (o) with respect to a Pledged Student Loan as to which Issuer has complied with Section 6.02) made or deemed made by Issuer (or any of its officers) or the Affiliated Originator under or in connection with this Indenture or any other Transaction Document to which it is a party or any other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and, to the extent such representation or warranty is capable of being remedied, such representation or warranty shall not have been remedied within five (5) Business Days’ notice to or knowledge thereof by the Issuer.

(c)           Issuer or the Affiliated Originator shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 7.01(c), 7.01(j), 7.01(k), 7.01(l), 7.01(m), 7.01(n), 7.02 or 7.04 at any time or (ii) any other term, covenant or agreement contained in this Indenture or any of the other Transaction Documents on its part to be performed or observed other than those payment defaults identified in Section 8.01(a) above, if such failure listed in subclause (ii) of this clause (c) shall remain unremedied for the shorter of thirty (30) Business Days after notice to or knowledge thereof by the Issuer or the cure period provided for in any such Transaction Document;

(d)           An Event of Bankruptcy shall have occurred with respect to Issuer, Master Servicer, Affiliated Originator or any Guarantor;

(e)           (i) Any material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Issuer to the Administrative Agent prior to the date of execution and delivery of this Indenture is pending against Issuer, Master Servicer or the Affiliated Originator, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the opinion of the Administrative Agent, any Funding Agent or the Lenders, has a reasonable likelihood of having a Material Adverse Effect on the Issuer, Master Servicer or the Affiliated Originator;

(f)            The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of Issuer or any of its ERISA Affiliates or the Pension Benefit Guaranty Corporation shall, or shall file a notice of its intent to terminate any employee benefit plan (as such term is defined under Section 3(3) of ERISA) of the Issuer or its ERISA Affiliates or file notice of a lien under Section 302(f) of ERISA;

(g)           The Indenture Trustee shall fail to have a valid, perfected first priority Lien on the Collateral, for the benefit of the Secured Parties;

(h)           A Servicer Event of Default shall have occurred with respect to the Master Servicer;

(i)            The rating issued by the Rating Agencies of any Guarantor shall not be at least “A” (or its equivalent) by one or more nationally recognized rating agencies or a Guarantor Event of Default shall have occurred (unless the Issuer shall have obtained a replacement Guarantor, with the consent of the Administrative Agent in its sole discretion, within 30 days of its actual knowledge or notice of such event);

(j)            A Servicer Event of Default shall have occurred with respect to any Sub-Servicer or a Sub-Servicing Agreement shall not be in full force and effect for any reason unless a replacement Sub-Servicer acceptable to the Administrative Agent and the Majority Funding Agents shall have been identified and shall have executed a replacement Sub-Servicing Agreement within 30 days of such event;

(k)           The Coverage Condition is not satisfied with respect to any Settlement Period and such condition continues for two (2) Business Days;

(l)            The average Excess Spread for any consecutive three month period is less than 1.5%; provided, however, that the Excess Spread shall only be measured when Total Outstanding Advances exceed $20,000,000 during such consecutive three month period;

(m)          The Default Ratio (i) exceeds 6.25% for any Settlement Period or (ii) exceeds 5.0% for any three consecutive Settlement Periods, in either case, at any time when the aggregate Principal Balance of the Student Loans in repayment exceeds $5,000,000 as of the last day of such Settlement Period;

(n)           Any change in law becomes effective that materially adversely affects the interests of the Administrative Agent, the Funding Agents or the Lenders to the extent that such change in law would cause the value of the Collateral to cease being consistent with a program rated “A2” or higher by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes;

(o)           The Master Servicer or any Sub-Servicer fails to comply with all material requirements and regulations (including any applicable Consumer Credit Laws) which in any such case, could be reasonably expected to have a Material Adverse Effect;

(p)           The Issuer shall fail to maintain its status as a single purpose limited liability company in the manner described in Section 7.01(j);

(q)           The Issuer, Master Servicer, Affiliated Originator or any Guarantor shall fail to pay, or shall default in the payment of, any principal or premium or interest on any Indebtedness beyond any applicable grace period, or the Issuer, Master Servicer, Affiliated Originator or any Guarantor shall breach or default with respect to any other term of any evidence of any Indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, breach or default continues beyond any applicable grace period if, the effect of such failure, default or breach (x) is to cause the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause that Indebtedness to become or be declared due prior to its stated maturity or (y) would permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

(r)            (i) One or more judgments for the payment of money shall be rendered against the Issuer or (ii) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Master Servicer or the Affiliated Originator or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Issuer, Master Servicer or the Affiliated Originator to enforce any such judgment;

(s)           The Weighted Average FICO Score with respect to all Eligible Student Loans not subject to a Guarantee is less than 690 for three consecutive Settlement Dates;

(t)            [Intentionally Omitted]; and

(u)           any Material Adverse Change in the collectibility of the Financed Student Loans or in the ability of the Issuer, Master Servicer or any Guarantor to perform its obligations under the Transaction Documents.

SECTION 8.02.              Remedies.

(a)           Optional Acceleration.  Upon the occurrence of an Event of Termination (other than an Event of Termination described in subsection (d) of Section 8.01), the Administrative Agent may, or at the request of any Funding Agent shall, declare that the Facility Termination Date has occurred and the unpaid principal amount of the Notes to be due and payable immediately, by a notice in writing to Issuer, and upon any such declaration, the Facility Termination Date shall occur and such principal amount shall be immediately due and payable, together with all accrued and unpaid interest thereon (to the extent not previously capitalized), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Issuer.

(b)           Automatic Acceleration.  Upon the occurrence of an Event of Termination described in subsection (d) of Section 8.01, with respect to the Issuer the Facility Termination Date shall occur automatically and the unpaid principal amount of the Notes shall automatically become due and payable, together with all accrued and unpaid interest thereon (to the extent not previously capitalized), without presentment, demand, protest or notice of any kind, all of which are hereby waived by Issuer.

(c)           Master Servicer Replacement.  Upon the occurrence of an Event of Termination, the Administrative Agent may, or at the request of any Funding Agent, shall replace the Master Servicer.

(d)           Additional Remedies.  Upon any acceleration of the Notes pursuant to this Section 8.02, no Borrowings thereafter will be made, and the Administrative Agent, the Funding Agents, the Lenders, and the Indenture Trustee shall have, in addition to all other rights and remedies under this Indenture or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws to a secured party, which rights shall be cumulative, including, without limitation, the right to foreclose upon the Collateral and sell all or any portion thereof at public or private sale (and Issuer agrees that, to the extent that notice of such sale is required, notice 10 days prior to such sale shall be adequate and reasonable notice for all purposes); provided however that if the acceleration of the Notes results solely from the failure of one or more Committed Lenders to extend the Facility Termination Date pursuant to Section 1.06 and no additional Event of Termination has occurred and is continuing, the Administrative Agent shall refrain from selling all or any portion of the Collateral or replacing the Master Servicer until on or after the date which is 90 days after the Facility Termination Date.  The Issuer has provided the Administrative Agent with a power of attorney authorizing the Administrative Agent to endorse the Pledged Student Loans which the Administrative Agent agrees to exercise only upon the occurrence of and during the continuation of an Event of Termination.

(e)           Portfolio Valuation.  (i) Upon the occurrence of any Event of Termination, (ii) at the request of the Issuer, or (iii) at the request of any Funding Agent and upon five Business Days prior notice to the Issuer, the Valuation Agent may at its discretion (and shall at the request of any Funding Agent) perform a Portfolio Valuation on some or all of the Student Loans constituting a portion of the Collateral.

(f)            Setoff; Sharing of Payments.  Regardless of the other means of obtaining payment of any of the obligations of the Issuer or the Master Servicer hereunder or under any other Transaction Document, each of the Administrative Agent, the Funding Agents, the Indenture Trustee, the Lenders and any Program Support Provider is hereby authorized at any time and from time to time, without notice to the Issuer or the Master Servicer (any such notice being expressly waived by the Issuer and the Master Servicer) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Issuer or the Master Servicer, as applicable, under this Indenture and the other Transaction Documents, whether or not the Administrative Agent, the Funding Agents, the Indenture Trustee, the Lenders or Program Support Provider shall have made any demand under this Indenture or the other Transaction Documents and although such obligations may be contingent or unmatured.  Except as may be otherwise provided herein, the Lenders, the Administrative Agent and the Funding Agents agree that all setoffs and other recoveries from the Issuer or the Master Servicer shall be shared ratably amongst the Lenders, the Administrative Agent and the Program Support Providers.

ARTICLE IX

THE ADMINISTRATIVE AGENT; THE FUNDING AGENTS; INDENTURE TRUSTEE

SECTION 9.01.              Authorization and Action.  The Lenders have appointed and authorized the Administrative Agent (or its designees) to take such action as agent on their behalf and to exercise such powers under this Indenture as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  Each Lender has appointed and authorized the Funding Agent (or its designees) in such Lender’s Lender Group to take such action as agent on their behalf and to exercise such powers under this Indenture as are delegated to a Funding Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Funding Agents and the Lenders.  The Issuer shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof.  No Funding Agent shall have any responsibility hereunder to any Lender other than the Lenders in its Lender Group.

SECTION 9.02.              Administrative Agent’s and Funding Agents’ Reliance, Indemnification, Etc.  (a)  The Administrative Agent, the Funding Agents and their respective directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents except for its or their own gross negligence, bad faith or willful misconduct.  Without limiting the generality of the foregoing, the Administrative Agent and each Funding Agent: (a) may consult with legal counsel (including counsel for Issuer or any Affiliate of Issuer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Lenders or any other holder of any interest in the Collateral and shall not be responsible to the Lenders or any such other holder for any statements, warranties or representations made or deemed made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Issuer or the Master Servicer or to inspect the property (including the books and records) of Issuer or the Master Servicer; (d) shall not be responsible to the Lenders or any other holder of any interest in the Collateral for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Indenture by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(b)           Each Lender agrees to reimburse and indemnify the Administrative Agent and the Funding Agent in its Lender Group and their respective officers, directors, employees, representatives, counsel and agents (to the extent the Administrative Agent or such Funding Agent is not paid or reimbursed by the Issuer and the Master Servicer), ratably according to the respective principal amounts of the Total Outstanding Advances then held by each of them (or if the Total Outstanding Advances are equal to zero are such time, ratably in accordance with such Lender’s Pro Rata Share), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or such Funding Agent in any way relating to or arising out of this Indenture or any other Transaction Document or any action taken or omitted by the Administrative Agent or such Funding Agent under this Indenture or any the Transaction Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Funding Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and the Funding Agent in its Lender Group promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent or such Funding Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Indenture or any other Transaction Document, to the extent that the Administrative Agent or such Funding Agent is not reimbursed for such expenses by the Issuer and the Master Servicer.

SECTION 9.03.              Administrative Agent, Funding Agents and Affiliates.  With respect to any Advance made by the Administrative Agent or any Funding Agent, the Administrative Agent or such Funding Agent shall have the same rights and powers under this Indenture as would a Lender if it had made such Advance (or portion thereof) and may exercise the same as though such Person were not the Administrative Agent or Funding Agent hereunder. The Administrative Agent, the Funding Agents and any of their respective Affiliates may generally engage in any kind of business with Issuer, the Master Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Issuer, the Master Servicer, any Obligor or any of their respective Affiliates, all as if Administrative Agent or any such Funding Agent were not serving in such capacity and without any duty to account therefor to the Lenders or any other holder of an interest in the Collateral.

SECTION 9.04.              Lender’s Advance Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Funding Agent, the Valuation Agent, any Affiliate of the Administrative Agent, Valuation Agent or any Funding Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Indenture and, if it so determines, to make Advances hereunder.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Valuation Agent, any Funding Agent, any Affiliate of the Administrative Agent, any Funding Agent, the Valuation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture.

SECTION 9.05.              Delegation of Duties.  The Administrative Agent and the Funding Agents may delegate each or any of their respective duties under this Indenture by or through agents or attorneys-

in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent and the Funding Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.06.              Successor Administrative Agent and Funding Agents.  (a)  The Administrative Agent may, upon thirty (30) days’ notice to Issuer, each Funding Agent, each Lender and each other party hereto, resign as Administrative Agent.  If the Administrative Agent shall resign, then, the Lenders during such thirty-day period shall appoint a successor administrative agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and references herein to the Administrative Agent shall mean such successor administrative agent, effective upon its appointment; and such former Administrative Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Indenture.  If no such successor administrative agent is appointed within such thirty-day period, the Administrative Agent may petition a court of competent jurisdiction to appoint a successor Administrative Agent.  After any retiring Administrative Agent’s resignation hereunder as such agent, the provisions of this Article IX, Article XI and Section 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Indenture.

(b)           The “Administrative Agent” shall include any successors to the Administrative Agent as a result of a merger, consolidation, combination, conversion, reorganization or any other transaction (or series of related transactions) in which shares of the Administrative Agent’s capital stock are sold or exchanged for or converted or otherwise changed into other stock or securities, cash and/or any other property, or the sale, lease, assignment, transfer or other conveyance of a majority of the assets of the Administrative Agent in any transaction (or series of related transactions).  Notwithstanding anything to the contrary in Section 9.06(a) and Section 10.01(c), no consent of the Lenders shall be required in connection with the succession of the Administrative Agent as a result of any of the foregoing transactions.

(c)           Any Funding Agent may, upon thirty (30) days’ notice to Issuer, each Lender in its Lender Group and the Administrative Agent, resign as the Funding Agent.  If any Funding Agent shall resign, then, Lenders in such resigning Funding Agent’s Lender Group shall appoint, during such thirty (30) day period, a successor agent, whereupon such successor funding agent shall succeed to the rights, powers and duties of such Funding Agent and references herein to such Funding Agent shall mean such successor agent, effective upon its appointment; and such former Funding Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Indenture.  If no such successor funding agent is appointed within such thirty (30) day period, the Funding Agent may petition a court of competent jurisdiction to appoint a successor funding agent.  After any retiring Funding Agent’s resignation hereunder as such Funding Agent, the provisions of this Article IX, Article XI and Section 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Indenture.

(d)           Any “Funding Agent” shall include any successors to such Funding Agent as a result of a merger, consolidation, combination, conversion, reorganization or any other transaction (or series of related transactions) in which shares of such Funding Agent’s capital stock are sold or exchanged for or converted or otherwise changed into other stock or securities, cash and/or any other property, or the sale, lease, assignment, transfer or other conveyance of a majority of the assets of such Funding Agent in any transaction (or series of related transactions).  Notwithstanding anything to the contrary in Section 9.06(a) and Section 10.01(c), no consent of the Lenders shall be required in connection with the succession of any Funding Agent as a result of any of the foregoing transactions.

SECTION 9.07.              Acceptance of the Trust.  Each Lender, each Funding Agent and the Administrative Agent hereby appoints U.S. Bank National Association as Indenture Trustee hereunder.  The Indenture Trustee accepts and agrees to execute the trusts granted to it by this Indenture, but only upon the terms and conditions set forth herein.  The Indenture Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.  The Indenture Trustee shall not be liable for any of its actions or inactions hereunder except to the extent such actions constitute negligence or willful misconduct by the Indenture Trustee.

In case an Event of Termination has occurred of which the Indenture Trustee has, or is deemed to have, notice in accordance with this Indenture and has not been cured, the Indenture Trustee agrees to act in accordance with the written instructions and written orders of the Administrative Agent, but in any such event, only upon and subject to the following expressed terms and conditions:

(a)           The Indenture Trustee may execute any of the trusts or powers hereof and perform any of its duties hereunder by or through attorneys, agents, custodians, nominees, receivers, employees or co-trustees, and the Indenture Trustee shall not be responsible for the conduct or any misconduct or negligence on the part of such attorney, agent, custodian, nominee, receiver, employee or co-trustee appointed by it with due care.  The Indenture Trustee shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers, and employees as may reasonably be employed in connection with the trusts hereof. The Indenture Trustee may act upon the opinion or advice of an attorney or accountant selected by it in the exercise of reasonable care.  The Indenture Trustee shall not be responsible for any loss or damage resulting from any action or nonaction of such Person which is in good faith and in reliance upon such opinion or advice.  The Indenture Trustee shall not be responsible for any action or inaction of the Master Servicer or any Sub-Servicer.  The Indenture Trustee has no duty, responsibility or liability with respect to servicing the Pledged Student Loans.

(b)           The Indenture Trustee shall not be responsible for any recital herein, or in the Notes, or for the validity of the execution by Issuer of this Indenture, or of any supplemental indentures or instruments of further assurance, or for the sufficiency, validity, perfection, preservation, continuation or value of the security for the Notes issued hereunder or intended to be secured hereby, or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof.

(c)           The Indenture Trustee shall not be accountable for the use or application by Issuer of the Notes or the proceeds thereof or for the use or application of any money paid over by the Indenture Trustee in accordance with the provisions of this Indenture or for the use and application of other money received by the Indenture Trustee.

(d)           The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any notice, requisition, request, consent, certificate, order, opinion, affidavit, letter, telegram or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.  Any action taken by the Indenture Trustee pursuant to this Indenture upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of the Notes shall be conclusive and binding upon all future owners of the Notes and upon any Notes issued in exchange therefor or in place thereof.

(e)           Except as otherwise expressly provided in this Indenture, as to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the

Indenture Trustee shall be entitled to conclusively rely upon a certificate of the Administrative Agent as sufficient evidence of facts therein contained, and prior to the occurrence of a default of which the Indenture Trustee has been notified as provided in subsection (g) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept a dealing, transaction or action as necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.

(f)            The permissive right of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty.  Neither the Indenture Trustee nor its officers, directors, employees, representatives or agents shall be answerable for other than its negligence or willful misconduct; provided, however, that the Indenture Trustee shall not be liable for any error of judgment made in good faith, unless it shall be determined by a court of a competent jurisdiction no longer subject to appeal or review that such Person was negligent in ascertaining the pertinent facts.

(g)           The Indenture Trustee shall not be required to take notice or be deemed to have notice of any Event of Termination or other default hereunder except failure by Issuer to cause to be made any of the payments to the Indenture Trustee for the account of the Lenders required to be made by Section 3.03(b), or Events of Termination under clause (a) of Section 8.01, unless the Indenture Trustee shall be specifically notified in writing of such default by Issuer, the Lenders, any Funding Agent or the Administrative Agent.

(h)           The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(i)            No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(j)            The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document.

(k)           If any Event of Termination under this Indenture shall have occurred and be continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care as a prudent person would exercise or use in like circumstances in the conduct of his or her own affairs.

(l)            All moneys received by the Indenture Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received in the Collection Account.

(m)          Upon receipt from the Issuer by the Indenture Trustee of continuation statements with respect to the financing statements filed in connection with the transactions contemplated by this Agreement (it being understood that the Issuer shall be responsible for providing such continuation statements), the Administrative Agent and the Indenture Trustee shall file Uniform Commercial Code continuation statements to the Uniform Commercial Code financing statements in favor of the Indenture Trustee originally filed at the delivery of this Indenture prior to every fifth year.

(n)           Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 9.07.

(o)           In no event shall the Indenture Trustee or any agent of the Indenture Trustee be obligated or responsible for preparing, executing, filing or delivering in respect of the Issuer or on behalf of any other party, either (i) any report or filing required or permitted by the Securities and Exchange Commission to be prepared, executed, filed or delivered in respect of the Issuer or another party or (ii) any certification in respect of any such report or filing.

(p)           The Indenture Trustee engages in general banking business and no provision hereof is to be construed to limit or restrict the right of the Indenture Trustee to engage in such business with any party to this Agreement.

SECTION 9.08.              Fees, Charges and Expenses of Indenture Trustee.  The Indenture Trustee shall be entitled to payment from Issuer of the Indenture Trustee’s Fees for its services rendered hereunder as more fully described in the Indenture Trustee Fee Letter and to payment of, or reimbursement for, all advances, reasonable counsel fees and expenses and other out-of-pocket expenses reasonably incurred by the Indenture Trustee, in connection with such services and waives any lien on the Collateral with respect to accrued and unpaid fees and reasonable expenses, including any indemnification pursuant to Section 9.18, other than any such lien arising pursuant to the Transaction Documents.

SECTION 9.09.              Notice to Lenders if Event of Termination Occurs.  If an Event of Termination occurs of which the Indenture Trustee is by Section 9.07(g) required to take notice or if notice of default be given as provided in said Section 9.07(g), then the Indenture Trustee shall give written notice thereof by overnight mail or by facsimile to Issuer, the Lenders, the Funding Agents and the Administrative Agent.

SECTION 9.10.              Intervention by Indenture Trustee.  To the extent permitted by applicable law, in any judicial proceeding to which Issuer is a party, the Indenture Trustee shall intervene if directed to do so in writing by the Administrative Agent or any Funding Agent.

SECTION 9.11.              Successors.  Any corporation or association into which the Indenture Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Indenture Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.12.              Resignation.  The Indenture Trustee may at any time resign from the trusts hereby created by giving 90 days’ written notice to Issuer, the Funding Agents and the Administrative Agent, and such resignation shall take effect at the end of such 90 days, or upon the earlier appointment and acceptance of a successor Indenture Trustee, as provided in Section 9.14, hereof, or removal as provided in Section 9.13 hereof.  Notwithstanding the foregoing, resignation of the Indenture Trustee shall not be effective until a successor or temporary Indenture Trustee is appointed and has accepted such appointment; provided, however, if an instrument of acceptance shall not have been delivered within 120 days after giving such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor, and any attorneys’ fees and expenses incurred in connection with such petition shall be payable by Issuer, unless such failure is due to the gross negligence, bad faith or willful misconduct of the Administrative Agent in not exercising its rights under Section 9.14, in which event such fees and expenses shall be paid by the Administrative Agent.

SECTION 9.13.              Removal.  The Indenture Trustee may be removed by the Administrative Agent or any Funding Agent at any time, by an instrument in writing delivered to the Indenture Trustee, with, prior to an Event of Termination, the written consent of the Issuer which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, removal of the Indenture Trustee shall not be effective until a successor is appointed and has accepted such appointment.

SECTION 9.14.              Appointment of Successor.  In case the Indenture Trustee shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Administrative Agent with the consent (which consent shall not be unreasonably withheld) of Issuer and the Majority Funding Agents by an instrument in writing signed by the Administrative Agent.  If in a proper case no appointment of a successor Indenture Trustee shall be made pursuant to the foregoing provisions of this Section 9.14 within 15 days after the Indenture Trustee shall have given written notice as provided in Section 9.12 hereof, the Indenture Trustee, Issuer, the Administrative Agent, the Funding Agents or the Lenders may apply to a court of jurisdiction to appoint a successor Indenture Trustee.  Said court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Indenture Trustee.  Each such successor Indenture Trustee shall agree in writing to be bound by the provisions of Section 13.06.

SECTION 9.15.              Concerning Any Successor.  Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to Issuer, the Administrative Agent and the Funding Agents an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, upon receipt of a request from the Administrative Agent or any Funding Agent, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor shall deliver all securities and moneys held by it as Indenture Trustee hereunder to its successor.

SECTION 9.16.              Appointment of Co-Trustee.  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as the Indenture Trustee in such jurisdiction.  It is recognized that in case of litigation under this Indenture or any other Transaction Document or any Student Loan or related Indenture, and in particular in case of the enforcement thereof on default, or in case of a conflict of interest, or in case the Indenture Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Indenture Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Indenture Trustee appoint an additional institution, which must be a commercial bank with trust powers, as a separate or co-trustee.  The following provisions of this Section 9.16 are intended to accomplish these ends.  In the event that the Indenture Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Indenture

Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.  The Indenture Trustee shall have no duty to monitor or supervise any such co-trustee.

Should any instrument in writing from Issuer be required by the separate or co-trustee so appointed by the Indenture Trustee for more fully and certainly vesting in and confirming to him, her or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Issuer.  In case any separate or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee until the appointment of a new Indenture Trustee or a successor to such separate or co-trustee.

SECTION 9.17.              Successor Indenture Trustee as Trustee of Funds.  In the event of a change of the Indenture Trustee the predecessor which has resigned or been removed shall cease to be trustee of any funds then held by it hereunder and the successor Indenture Trustee shall become such trustee.

SECTION 9.18.              Indemnification.

(a)           The Indenture Trustee shall not be under any obligation or duty to perform any act at the request of the Administrative Agent, any Funding Agent or Issuer or to institute or defend any suit in respect hereof or to exercise any remedy hereunder unless properly indemnified to its satisfaction subject to Section 9.07(i) hereof.  The Indenture Trustee shall not be required to take notice, or be deemed to have knowledge, of any default of Issuer, except as provided in Section 9.07(g).

(b)           Issuer agrees to indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees, representatives and agents from and against, and reimburse for any loss, liability or expense, including attorneys’ and agent’s fees, incurred without gross negligence, bad faith or willful misconduct on the Indenture Trustee’s part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except as a result of gross negligence, bad faith or willful misconduct on its part.  The provisions of this Section 9.18 shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee.

SECTION 9.19.              Amendments; Waivers.  The Indenture Trustee shall not extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 7.03(a), or any Transaction Document or, without the prior written consent of the Administrative Agent, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document.

ARTICLE X

ASSIGNMENT OF LENDER’S INTEREST

SECTION 10.01.            Restrictions on Assignments.

(a)           This Indenture and each Lender’s rights and obligations herein (including ownership of the Notes) shall be assignable, in whole or in part, by such Lender and its successors and assigns with the prior written consent of the Administrative Agent, the Funding Agent for the applicable Lender Group and the Issuer; provided, however, that the consent of the Issuer and the Administrative Agent shall not be unreasonably withheld and the consent of the Issuer shall not be required if an Event of Termination shall have occurred and be continuing; and provided, further, that no consent of the Issuer shall be required if the assignment is made (a) by any Committed Lender to any Funding Agent, any other Committed Lender, any Affiliate of any Funding Agent or any Committed Lender (other than a director or officer of any Funding Agent or such Committed Lender), to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by any Funding Agent or any Affiliate of any Funding Agent or (b) by any Conduit Lender to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by any Funding Agent or any Affiliate of any Funding Agent.  Subject to Section 13.13, each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to Issuer or the Collateral furnished to such assignor by or on behalf of the Lenders, Issuer, the Funding Agents or the Administrative Agent.

(b)           Each Lender may at any time grant to any Program Support Provider participating interests in the Advances.  In the event of any such grant by such Lender of a participating interest to a Program Support Provider, except as set forth in paragraph (f) below, such Lender shall remain solely responsible for the performance of its obligations hereunder.  Issuer agrees that each Program Support Provider shall be entitled to the benefits of Sections 4.02 and 4.03.

(c)           This Indenture and the rights and obligations of the Administrative Agent hereunder shall be assignable, in whole or in part, by the Administrative Agent and its successors and assigns with the consent of Issuer and the Funding Agents, which consent shall not be unreasonably withheld; provided that, if (i) such assignment is to an Affiliate of the Administrative Agent or any Funding Agent, (ii) it becomes unlawful for any Funding Agent to serve as the Administrative Agent or (iii) an Event of Termination exists, no such consent of Issuer or any Funding Agent shall be necessary.  This Indenture and the rights and obligations of each Funding Agent hereunder shall be assignable, in whole or in part, by any such Funding Agent and its successors and assigns with the consent of Issuer and the Administrative Agent, which consent shall not be unreasonably withheld; provided that, if (i) such assignment is to an Affiliate of such Funding Agent, (ii) it becomes unlawful for such Funding Agent to serve as a Funding Agent or (iii) an Event of Termination exists, no such consent of Issuer shall be necessary.

(d)           Issuer may not assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, the Funding Agents and the Lenders.

(e)           Without limiting any other rights that may be available under applicable law, the rights of the Lenders may be enforced through them or by their agents.

(f)            In the event that the Advances have been assigned in their entirety pursuant to one or more Program Support Agreements, and the Administrative Agent or any Funding Agent requests that Issuer acknowledge the assignment of the Advances to the Program Support Providers parties to such Program Support Agreements (or an agent on their behalf), Issuer agrees (at the sole expense of the Administrative Agent or any Funding Agent, as applicable) (i) to enter into such amendments to this Indenture and the other Transaction Documents as the Administrative Agent, the Funding Agents or the Lenders may reasonably request in order to reflect the substitution of such Program Support Providers, or an agent therefor, as the Lenders and the release of the Lenders of all further obligations hereunder, (ii) to authorize and deliver Uniform Commercial Code financing statements, or amendments thereto or assignments thereof, to reflect such assignment and substitution and (iii) to take such other actions as the Administrative Agent, the Funding Agents or the Lenders shall reasonably request in connection with such assignment, release and substitution.

(g)           Any Lender may, without consent of the Issuer, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of its rights and obligations hereunder (including the outstanding Advances); provided that following the sale of a participation under this Indenture (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Issuer, the Funding Agents, the Administrative Agent, the other Lenders and the Master Servicer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Indenture.  Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Indenture or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Indenture or the other Transaction Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (x) reduces the amount of principal or interest that is payable on account of any Advance or delays any scheduled date for payment thereof or (y) reduces any fees payable by the Issuer to the Administrative Agent or any Funding Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees.  The Issuer acknowledges and agrees that the Lenders’ sources of funds may derive in part from their Participants.  Accordingly, references in Sections 4.01, 4.02, 4.03, 13.05 and the other terms and provisions of this Indenture and the other Transaction Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of their Participants.

(h)           Notwithstanding any other provision of this Section 10.01, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of interest and repayment of Advances) under this Indenture to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of any Person; provided, that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

SECTION 10.02.            Rights of Assignee.  Upon the assignment by a Lender in accordance with this Article X, the assignee receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Collateral (or such portion thereof as has been assigned).

SECTION 10.03.            Evidence of Assignment.  Any assignment of a Lender’s rights and obligations hereunder, the Commitment and the Notes (or any portion thereof) to any Person may be evidenced by an Assignment and Acceptance Agreement substantially in the form of Exhibit 10.01(a) hereto or such other instrument(s) or document(s) as may be satisfactory to the assigning Lender, the

Funding Agent for the assignor Lender’s Lender Group, the Administrative Agent, the Issuer and the assignee.

ARTICLE XI

INDEMNIFICATION

SECTION 11.01.            Indemnities.

(a)           General Indemnity.  Without limiting any other rights that any such Person may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), Issuer hereby agrees to indemnify each of the Administrative Agent, the Funding Agents, the Lenders, the Valuation Agent, the Program Support Providers, the Indenture Trustee, the Master Servicer (if not the Affiliated Originator or an Affiliate of the Affiliated Originator), each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, employees, and agents of any of the foregoing (each an “Indemnified Party”), promptly on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the funding of the Advances or in respect of any Pledged Student Loan, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for Defaulted Pledged Student Loans (except as specifically provided herein).  Without limiting the foregoing, Issuer shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

(i)            the adjustment or any non-cash reduction in the outstanding Principal Balance of any Pledged Student Loan other than as expressly permitted hereunder;

(ii)           the transfer by Issuer of any interest in the Collateral other than the grant of a security interest granted to the Indenture Trustee, for the benefit of the Secured Parties, pursuant to Section 1.03;

(iii)          any representation or warranty made or deemed made by Issuer (or any of its officers or Affiliates) under or in connection with any Transaction Document or any other information or report delivered by or on behalf of Issuer pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made;

(iv)          the failure by Issuer or any Guarantor to comply with any applicable law, rule or regulation with respect to any Pledged Student Loan or the nonconformity of any Pledged Student Loan with any such applicable law, rule or regulation, including in each case (without limitation) failure to comply with the applicable Consumer Credit Laws;

(v)           the failure to vest and maintain vested in the Indenture Trustee, for the benefit of the Secured Parties, a first priority perfected security interest, in the Collateral, free and clear of any Lien, other than a Lien arising solely as a result of an act of the Lenders, the Funding Agents or the Administrative Agent, whether existing at the time of any Borrowing or at any time thereafter;

(vi)          the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any item of the Collateral, whether at the time of any Borrowing or at any time thereafter;

(vii)         any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Pledged Student Loan or Guarantee Agreement in, or purporting to be in, the Collateral (including, without limitation, a defense based on such Pledged Student Loan or Guarantee Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or any defense based on the failure to comply with Consumer Credit Laws);

(viii)        any Regulatory Change after the date of this Indenture that results in any Non-Excluded Tax, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Advances, or any interest in the item of the Collateral;

(ix)           the failure by the Issuer or any Guarantor to comply with any term, provision or covenant contained in any Transaction Document to which it is party;

(x)            any Lien (other than the Lien granted to the Indenture Trustee under this Indenture) attaching to any Student Loan or any Related Security or Collections with respect thereto, whether existing at the time that such Student Loan initially arose or at any time thereafter;

(xi)           any claim or action of whatever sort arising out of or in connection with the origination or servicing of any Pledged Student Loan or any other services which gave rise to any Student Loan to the extent such origination, servicing or services were provided by the Issuer or an Affiliate of the Issuer or, if such origination, servicing or services were provided by a Person not the Issuer or an Affiliate of the Issuer, to the extent the Issuer is entitled to recover such Indemnified Amounts from such non-Affiliate or another Person;

(xii)          the failure to pay when due any taxes and fees payable by the Issuer or the Affiliated Originator in connection with the Collateral or the execution, delivery, filing and recording of this Indenture or the other agreements and documents to be delivered hereunder (including any UCC financing statements);

(xiii)         the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Issuer’s actions or failure to act in breach of this Indenture;

(xiv)        the commingling of Collections with any other funds of the Issuer or any Affiliate of the Issuer;

(xv)         any failure by the Issuer to give reasonably equivalent value to any Originator in consideration for the transfer by such Originator to the Issuer of any Pledged Student Loans, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi)        the failure of the Master Servicer, any Sub-Servicer or any Guarantor to perform its servicing and other obligations under the Transaction Documents or to remit any Collections pursuant to the instructions of the Administrative Agent, the Funding Agents or the Indenture

Trustee given in accordance with this Indenture, whether by reason of the exercise of setoff rights or otherwise;

(xvii)       any investigation, litigation or proceeding related to this Indenture or the use of proceeds of purchases made pursuant to this Indenture or any other Transaction Document delivered hereunder or in respect of any of the Student Loans related hereto;

(xviii)      any claim brought by any Person arising from any activity by the Issuer or an Affiliate of the Issuer in servicing, administering or collecting any Student Loan; or

(xix)         the sale or pledge by the Issuer or any Originator of any Student Loan in violation of any applicable law, rule or regulation.

Any amounts subject to the indemnification provisions of this Section 11.01 shall be paid by the Issuer to the related Indemnified Party within five Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts; provided, however, that no amounts payable hereunder shall be paid to the Master Servicer if the Master Servicer is the Affiliated Originator or an Affiliate of the Affiliated Originator or of the Issuer until all amounts payable hereunder are made to the other Indemnified Parties.

(b)           Contest of Tax Claim; After-Tax Basis.  If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Issuer under Section 11.01(a)(viii), such Indemnified Party shall give prompt and timely notice of such attempt to Issuer.  Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

ARTICLE XII

SERVICING OF PLEDGED STUDENT LOANS AND ADMINISTRATION OF ISSUER

SECTION 12.01.            Duties of Master Servicer.  The Master Servicer, for the benefit of Issuer and the Lenders (to the extent provided herein), shall appoint one or more Sub-Servicers approved by the Administrative Agent to manage, service, administer and make collections on the Pledged Student Loans.  The Master Servicer shall (and shall use its reasonable efforts to cause each Sub-Servicer to) exercise reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to all comparable student loans that it services but in any event, in accordance with customary and usual standards of practice of prudent lenders and loan servicers administering similar student loans. Without limiting the generality of the foregoing or of any other provision set forth in this Indenture and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall ensure that all Pledged Student Loans are managed, serviced, administered in accordance in all material respects with the Credit Collection Policy and all applicable federal and state laws, state and local laws, including (without limitation) the applicable Consumer Credit Laws, and any Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Pledged Student Loans for receipt of Guarantee Payments or would have an adverse effect on the Lenders or any other Secured Party.  The Master Servicer and each Sub-Servicer shall comply with the Credit and Collection Policies.

The Master Servicer’s duties (and the duties of the applicable Sub-Servicers on behalf of the Master Servicer) shall include collection and posting of all payments, responding to inquiries of borrowers on such Pledged Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons or billing notices to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and quarterly statements with respect thereto to the Administrative Agent.  Unless otherwise expressly provided herein, the Master Servicer shall and shall cause the applicable Sub-Servicer to follow its customary standards, policies and procedures in performing its duties as Sub-Servicer.  Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver (and may cause the applicable Sub-Servicer to execute and deliver), on behalf of itself, Issuer, the Indenture Trustee, the Lenders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Pledged Student Loans; provided, however, that the Master Servicer agrees that it will not (nor will it permit a Sub-Servicer to) (a) permit any rescission, discharge or cancellation of a Pledged Student Loan except as provided in the Credit and Collection Policy, in the case of a Pledged Student Loan disbursed by paper check, such paper check shall not have been paid by the drawee by the 90th day after it was written, as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Administrative Agent, the Majority Funding Agents and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Pledged Student Loan except pursuant to any applicable deferral or forbearance periods permitted by the Credit and Collection Policy or otherwise in accordance with all applicable standards, guidelines and requirements of any Guarantee Agreement; provided further, however, that the Master Servicer shall not agree (nor shall it permit any Sub-Servicer to agree) to any decrease of the interest rate on, or the principal amount payable with respect to, any Pledged Student Loan except in accordance with the applicable (i) the Credit and Collection Policy, (ii) standards, guidelines and requirements of any Guarantee Agreement or (iii) any borrower benefit program otherwise approved by the Administrative Agent.

The Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer to (or to cause the applicable Sub-Servicer to) maintain any and all collection procedures with respect to the Pledged Student Loans it services (or sub-services), including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Pledged Student Loan such as commencing a legal proceeding to enforce a Pledged Student Loan in the name of Issuer, the Indenture Trustee, the Lenders and the Secured Parties. The Indenture Trustee shall upon the written request of the Master Servicer or the Administrative Agent furnish the Master Servicer or the Administrative Agent (or at written the direction of the Master Servicer or the Administrative Agent, the related Sub-Servicer) with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrative Agent (or related Sub-Servicer) to carry out their servicing and administrative duties hereunder (or under the related Sub-Servicing Agreement).

To the extent that any provisions of this Indenture conflict with any provisions of any other Master Service or Administration Agreement to which the Issuer is party, the terms of this Indenture shall govern.

SECTION 12.02.            Collection of Pledged Student Loan Payments.

(a)           The Master Servicer shall (and shall use its reasonable efforts to cause the applicable Sub-Servicers to) make reasonable efforts (including all efforts that may be specified under any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Pledged Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable student loans that it services.  With the written consent of the Administrative Agent, the Master Servicer (or at the direction of the Master Servicer, the related Sub-Servicer) may in its discretion waive any charge or any other fee that may be collected in the ordinary course of servicing a Pledged Student Loan.  The Master Servicer shall (and shall cause the applicable Sub-Servicers to) remit all collections relating to the Pledged Student Loans to the Collection Account for deposit therein no later than the close of business on the second Business Day after receipt thereof; provided, however, that any Sub-Servicer may remit such collections to the Collection Account, as applicable, less frequently (but no less frequently than three times per month and at least once every fifteen days).  The Master Servicer shall not (and shall not allow the Affiliated Originator to) deposit any amounts other than Collections (and other amounts permitted or required by the terms of this Indenture to be deposited into the Collection Account) into the Collection Account.  In the event that any amounts other than Collections (and other amounts permitted or required by the terms of this Agreement to be deposited into the Collection Account) are deposited into the Collection Account, the Master Servicer shall promptly direct the Indenture Trustee in writing to remit such amounts to the Person determined by the Master Servicer as being the Person to whom such amounts should have been remitted.

(b)           The Master Servicer shall (and shall use its reasonable efforts to cause the applicable Sub-Servicer to) make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Pledged Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to all comparable guarantee agreements and student loans that it services. In connection therewith, the Master Servicer is hereby authorized and empowered (or at the direction of the Master Servicer, the related Sub-Servicer is authorized and empowered) to convey to any Guarantor the Student Loan Note and the related loan documents representing any Pledged Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.

(c)           The Master Servicer shall use its reasonable efforts to cause the applicable Sub-Servicer to manage, service, administer and make collections with respect to the Pledged Student Loans in accordance with, and otherwise comply with, all applicable federal and state laws, including all applicable standards, guidelines and requirements of any applicable Guarantee Agreement and the PHEAA Servicing Agreement.

SECTION 12.03.            Realization upon Pledged Student Loans.  For the benefit of Issuer, the Lenders and the Secured Parties, the Master Servicer shall (and shall cause the applicable Sub-Servicer to) use reasonable efforts consistent with its customary servicing practices and procedures and including all efforts that may be specified under any applicable Guarantee Agreement in its servicing (or sub-servicing) of any delinquent Pledged Student Loans.

SECTION 12.04.            No Impairment or Amendment.  The Master Servicer shall not (nor shall it permit the applicable Sub-Servicer to) impair the rights of Issuer, the Indenture Trustee, the Lenders or any Secured Party in such Pledged Student Loans.  The Master Servicer shall not extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan, except pursuant to Section 12.01 or Section 7.03(a), or without the prior written consent of the Administrative Agent, extend, terminate, waive, amend or otherwise modify the terms of any other Transaction Document.

SECTION 12.05.            Purchase of Pledged Student Loans.

(a)           The Master Servicer shall inform the Administrative Agent and the Indenture Trustee promptly, in writing, upon the discovery of any breach pursuant to Section 12.01, 12.02, 12.03 or

12.04.  Unless any such breach shall have been cured within 60 days following such discovery (or, at the Master Servicer’s election, the last day of the first month following such discovery), the Master Servicer shall purchase any Pledged Student Loan in which the interests of the Lenders or the other Secured Parties are materially and adversely affected as determined by the Administrative Agent, the Funding Agents or the Lenders by such breach as of the first day succeeding the end of such 60-day period that is the last day of a Settlement Period for an amount equal to the outstanding Principal Balance of such Student Loan, plus accrued and unpaid interest thereon (to the extent not previously capitalized), (the “Servicer Repurchase Amount”).  Such Servicer Repurchase Amount shall be deposited by the Master Servicer into the Collection Account on such date and applied as a repayment of the Total Outstanding Advances on such date in accordance with Section 2.03(c).  If the Master Servicer takes any action or fails to take any action (including, without limitation, all actions taken or not taken by a Sub-Servicer on its behalf) during any Settlement Period pursuant to the sections referred to above that materially impairs the rights of Issuer, the Indenture Trustee, the Administrative Agent, the Funding Agents or the Lenders in any Pledged Student Loan or otherwise than as provided in such sections, the Master Servicer shall purchase such Pledged Student Loan as of the last day of such Settlement Period for an amount equal to Servicer Repurchase Amount (and such Servicer Repurchase Amount shall be deposited by the Master Servicer into the Collection Account on such date and applied as a repayment of the Total Outstanding Advances on such date in accordance with Section 2.03(c)).  Notwithstanding the foregoing, the Master Servicer, at its option, may permit or cause a Sub-Servicer to purchase a Pledged Student Loan in its stead, in the manner and for the reasons set forth above.  The Indenture Trustee shall execute such documents reasonably requested and prepared by Master Servicer at such time in order to effect such Reassignment and to release the Indenture Trustee’s Lien hereunder.

(b)           If on the date of its acquisition by or on behalf of Issuer pursuant to a Purchase and Sale Agreement and on the date of each Advance with respect thereto hereunder, the representations contained herein with respect to such Student Loan (including Sections 6.01(g) and (o)), are not true in all respects with respect to any such Student Loan solely on such dates of acquisition and Advance (any such Student Loan affected by the circumstances described in either clause (x) or (y) above, an “Affected Student Loan”), then, no later than thirty (30) days following the earlier of the actual knowledge by the Master Servicer of such Student Loan becoming an Affected Student Loan or receipt by the Master Servicer from Issuer, the Administrative Agent, any Lender, the Indenture Trustee or any applicable sub-servicer of notice thereof, the Master Servicer shall purchase such Affected Student Loan on such date for an amount equal to the Servicer Repurchase Amount with respect thereto plus all amounts, if any, payable at such time pursuant to Section 4.03.  Such Servicer Repurchase Amount shall be deposited by the Master Servicer into the Collection Account on such date and applied as a repayment of the Total Outstanding Advances on such date in accordance with Section 2.03(c).  On the date of the deposit of such Servicer Repurchase Amount into the Collection Account (the “Transfer Date”), such Affected Student Loan shall not be included in the Net Pool Balance.  Upon the Transfer Date of each Affected Student Loan, the Issuer shall automatically and without further action be deemed to sell, transfer, assign and set-over to the Master Servicer, without recourse, representation or warranty, and the Master Servicer shall and shall be deemed to purchase, accept and otherwise acquire all the right, title and interest of the Issuer in, to and under such Affected Student Loan and all proceeds of such Affected Student Loan, free and clear of the Lien of the Indenture.  The Indenture Trustee shall execute such documents reasonably requested and prepared by the Master Servicer at such time in order to effect such transfer and assignment and to release the Indenture Trustee’s Lien hereunder.

SECTION 12.06.            Master Servicer’s Report.  On or before the 20th day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Master Servicer shall (or shall cause each Sub-Servicer to) deliver to the Administrative Agent a Monthly Report (which may be the same Monthly Report referred to in Section 7.02(d)) hereof) with respect to the preceding calendar month.

SECTION 12.07.            Annual Statement as to Compliance; Notice of Default; Reporting.

(a)           The Master Servicer shall deliver to the Indenture Trustee, the Administrative Agent and each Funding Agent, on or before September 30 of each year beginning September 30, 2008, an officers’ certificate of the Master Servicer as the case may be, dated as of June 30 of the preceding year, stating that (i) a review (the scope of which shall be reasonably satisfactory to the Administrative Agent and each Funding Agent) of the activities of the Master Servicer (and each Sub-Servicer on its behalf), during the preceding 12-month period (or, in the case of the first such certificate, during the period from the date hereof to June 30, 2008) and of its performance under this Indenture (or the related Sub-Servicing Agreement, as applicable) has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer (or such Sub-Servicer), as the case may be, has fulfilled all its obligations under this Indenture (or the related Sub-Servicing Agreement), as applicable, throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

(b)           The Master Servicer shall deliver to the Indenture Trustee and the Administrative Agent promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an officers’ certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Termination or a Servicer Event of Default.

(c)           The Master Servicer shall deliver to the Administrative Agent and each Funding Agent on an annual basis within ten (10) days after receipt thereof, copies of any annual audited financial statements of each Sub-Servicer that, certified by an independent certified public accounting firm that have been received by the Master Servicer.

(d)           As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of the Master Servicer, the Master Servicer shall deliver to the Administrative Agent and each Funding Agent copies of the financial statements of the Master Servicer, that are in conformity with generally accepted accounting principles, along with a certificate by an authorized officer of the Master Servicer certifying that such copies are the true and complete copies of the financial statements and that such financial statements fairly present in all material respects the financial condition of the Master Servicer as of the date delivered.

(e)           As soon as available and in any event within 120 days after the end of each Fiscal Year of the Master Servicer, the Master Servicer shall deliver to the Administrative Agent and each Funding Agent copies of the Thrift Financial Report as filed with the Office of Thrift Supervision, of the U.S. Treasury and certified by an authorized officer of the Master Servicer, along with a certificate by an authorized officer of the Master Servicer certifying that such copies are the true and complete copies of the Thrift Financial Report and that such Thrift Financial Report fairly presents in all material respects the financial condition of the Master Servicer as of the date delivered.

SECTION 12.08.            Access to Certain Documentation and Information Regarding Pledged Student Loans; Audits.  Upon reasonable prior notice and at the sole expense of the Issuer, the Master Servicer shall (and shall use its reasonable efforts to cause the Sub-Servicers to) provide to the Indenture Trustee, each Funding Agent and the Administrative Agent access to the all files and documents in its possession relating to the Pledged Student Loans.  Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Master Servicer (or the applicable Sub-Servicer).  Nothing in this Section 12.08 shall affect the obligation of the Master Servicer (or the applicable Sub-Servicer on its behalf) to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer (or the applicable

Sub-Servicer) to provide access to information as a result of such obligation shall not constitute a breach of this Section 12.08.  In addition to the foregoing, the Master Servicer shall (and, subject to the terms of the applicable Sub-Servicing Agreements, shall cause each Sub-Servicer to) once per calendar year or, upon the occurrence and during the continuance of an Event of Termination, at any time at the request of the Administrative Agent and the Funding Agents, cooperate fully with the Administrative Agent and the Funding Agents or any auditor or representative appointed by the Administrative Agent and the Funding Agents in an agreed upon procedures audit with respect to all Pledged Student Loans.

SECTION 12.09.            Servicer Expenses.  The Master Servicer shall be required to pay or cause to be paid all expenses incurred by it (or its agents acting on its behalf) in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer and expenses incurred in connection with distributions and reports to be delivered by it hereunder, enforcement of Defaulted Pledged Student Loans and the costs of all agreed upon procedures audits described in Section 12.08.

SECTION 12.10.            Appointment of Sub-Servicers.  The Master Servicer shall appoint one or more Sub-Servicers to perform all of its obligations as Master Servicer hereunder, and without notice or consent, delegate specific duties to sub-contractors who are in the business of performing such duties (including First Marblehead Data Services, Inc.); provided, however, that the Master Servicer shall remain obligated and be liable to Issuer, the Administrative Agent, the Funding Agents, the Lenders and the other Secured Parties for the servicing and administering of the Pledged Student Loans, in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Sub-Servicers or other delegation of such duties and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Pledged Student Loans.  The fees and expenses of each Sub-Servicer (and any such sub-contractors) shall be as agreed between the Master Servicer and the applicable Sub-Servicer or a sub-contractor from time to time and none of Issuer, Lenders, the Funding Agents, the Administrative Agent, Indenture Trustee or any Secured Party shall have any responsibility therefor.

SECTION 12.11.            Maintenance of Fidelity Bond and Errors and Omission Policy.  The Master Servicer shall maintain such policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and affiliates with a policy limit of not less than $1,000,000 and a deductible of not more than $100,000 and a general liability policy covering the Master Servicer and its subsidiaries with a policy limit of not less than $2,000,000 and a deductible of not more than $100,000.  The Master Servicer shall use its reasonable efforts to cause each Sub-Servicer to maintain in full force and effect, such policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and agents in accordance with the applicable Sub-Servicing Agreement and as approved by the Administrative Agent and the Majority Funding Agents.

SECTION 12.12.            Representations of Master Servicer.  The Master Servicer makes the following representations on which Issuer, the Funding Agents, the Lenders and each Secured Party is deemed to have relied in entering into this Indenture and appointing the Master Servicer, as Master Servicer hereunder.

(a)           Organization and Good Standing.  The Master Servicer is duly organized and validly existing as a bank in good standing under the laws of the United States, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to master service the Pledged Student Loans.

(b)           Due Qualification.  The Master Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the master servicing of the Pledged Student Loans as required by this Indenture) shall require such qualifications.

(c)           Power and Authority of the Master Servicer.  The Master Servicer has the organizational power and authority to execute and deliver this Indenture and each of the other Transaction Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Indenture and each of the other Transaction Documents to which it is a party have been duly authorized by the Master Servicer by all necessary organizational action.

(d)           Binding Obligation.  This Indenture and each of the other Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Master Servicer enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally, and subject to general principles of equity.

(e)           No Violation.  The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under the organizational documents of the Master Servicer, or any indenture, agreement or other instrument to which the Master Servicer is a party or by which it shall be bound nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture); which breach or default could reasonably be expected to have a material and adverse effect on the condition of the Master Servicer, financial or otherwise, or adversely affect the transactions contemplated by this Indenture; nor violate any law or, to the knowledge of the Master Servicer, any order, rule or regulation applicable to the Master Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties.

(f)            No Proceedings.  There are no proceedings, or, to the Master Servicer’s best knowledge, investigations pending, or, to the Master Servicer’s best knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties: (i) asserting the invalidity of this Indenture or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture, and the other Transaction Documents, or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Indenture or any other Transaction Document to which it is a party.

(g)           No Amendment or Waiver.  No provision of a Pledged Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the files relating to such Pledged Student Loan.

(h)           Collection Practices.  The servicing and collection practices used by the Master Servicer (or each Sub-Servicer on its behalf) with respect to the Pledged Student Loans have been in all respects in compliance with Accepted Servicing Procedures, and all applicable laws and regulations.

(i)            Location of Files Relating to Pledged Student Loans.  The files and records relating to each Pledged Student Loan are kept in the offices of the applicable Sub-Servicer on behalf of the Master Servicer identified to the Administrative Agent in writing prior to the date hereof, or at such other office identified to the Administrative Agent in writing, and all such files have been or, on or prior to the dates specifically required therefor herein and in the other Transaction Documents, will be delivered to and are or, on or prior to the dates specifically required therefor herein and in the other Transaction Documents, will be in the possession of the applicable Sub-Servicer.

(j)            Not an Investment Company.  The Master Servicer is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k)           Accuracy of Information; Full Disclosure.  All information supplied by, or on behalf of, the Master Servicer in writing to the Indenture Trustee, the Funding Agents or the Administrative Agent in connection with this Indenture, any Transaction Document or the transactions contemplated thereby is true and accurate in all material respects.  No information furnished by the Master Servicer to the Indenture Trustee, any Funding Agent or the Administrative Agent in connection with this Indenture, any Transaction Document or the transactions contemplated thereby contained any untrue statement of material facts or omitted any material fact necessary in order to prevent the statements contained therein in light of the circumstances under which such statements were or are made from being misleading in any material respect.

(l)            Possession of Purchase and Sale Agreements.  The Master Servicer has in its possession an original of each Purchase and Sale Agreement.

(m)          Compliance with Laws.  Each of the Pledged Student Loans and the form of Student Loan Note evidencing such Pledged Student Loans are in material compliance with all applicable Consumer Credit Laws.

SECTION 12.13.            Sub-Servicing Limitations.  The Master Servicer shall not permit any Pledged Student Loans to be serviced by any Sub-Servicer (other than the Sub-Servicers servicing the Pledged Student Loans on the date hereof) without first obtaining the written consent of the Administrative Agent and the Majority Funding Agents.

SECTION 12.14.            Indemnities of Master Servicer.  The Master Servicer agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from any of the following:

(i)            reliance on any representation or warranty made or deemed made by the Master Servicer or any Sub-Servicer under this Indenture or any other Transaction Document to which it is a party, which shall have been false or incorrect when made or deemed made;

(ii)           the failure by the Master Servicer or any Sub-Servicer to comply with any term, provision or covenant contained in any Transaction Document to which it is party or with any applicable law, rule or regulation with respect to any Pledged Student Loan or the Related Security including in each case (without limitation) failure to comply with the applicable Consumer Credit Laws;

(iii)          the commingling of Collections with any other funds;

(iv)          any claim brought by any Person arising from any activity by the Master Servicer or any Sub-Servicer in servicing, administering or collecting any Student Loan;

(v)           any action or omission by the Master Servicer or any Sub-Servicer that reduces or impairs the rights of the Administrative Agent, any Funding Agent or any Lender with respect to any Collateral or the value of any such Collateral; and

(vi)          the negligence or willful misconduct of the Master Servicer or any Sub-Servicer or acts by the Master Servicer which are unauthorized or not within the scope of this Indenture.

Any amounts subject to the indemnification provisions of this Section 12.14 shall be paid by the Master Servicer to the related Indemnified Party within five Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts.

SECTION 12.15.            UFSB Not To Resign as Master Servicer.  Without the prior written consent of the Administrative Agent and the Majority Funding Agents, UFSB shall not resign from the obligations and duties hereby imposed on it as Master Servicer under this Indenture except upon determination that the performance of its duties under this Indenture shall no longer be permissible under applicable law.  Notice of any such determination permitting the resignation of UFSB as Master Servicer shall be communicated to the Administrative Agent, the Funding Agents and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an opinion of counsel (in form and substance reasonably acceptable to the Administrative Agent) to such effect delivered concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee, the Administrative Agent or a successor Master Servicer reasonably acceptable to the Administrative Agent and the Majority Funding Agents shall have assumed the responsibilities and obligations of UFSB, as Master Servicer hereunder.

SECTION 12.16.            Servicer Default.  If any Servicer Event of Default with respect to the Master Servicer shall occur and be continuing then, and in each and every case, so long as the Servicer Event of Default shall not have been remedied, the Administrative Agent at the request of the Lenders or any Funding Agent, by notice then given in writing to the Master Servicer may terminate all the rights and obligations of the Master Servicer in such capacity under this Indenture and each of the other Transaction Documents to which it is a party, as Master Servicer.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Indenture, whether with respect to the Student Loan Notes or the Pledged Student Loans or otherwise, shall, without further action, pass to and be vested in the Administrative Agent or such successor Master Servicer as may be appointed by the Administrative Agent at the request of the Lenders or any Funding Agent; and, without limitation, the Administrative Agent is hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Pledged Student Loans and related documents, or otherwise.  The predecessor Master Servicer shall cooperate with the successor Master Servicer in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Indenture and all agreements with the Sub-Servicers, including the transfer to the successor Master Servicer of its rights under all existing Sub-Servicing Agreements and for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Pledged Student Loan.  All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of each Pledged Student Loan to the successor Master Servicer and amending this Indenture, the Sub-Servicing Agreements and any other Transaction Documents to reflect such succession as Master Servicer pursuant to this Section 12.16 shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses.

SECTION 12.17.            Appointment of Successor.  Upon receipt by the Master Servicer of notice of termination pursuant to Section 12.16, or the resignation by the Master Servicer in accordance with the terms of this Indenture, the predecessor Master Servicer shall continue to perform its functions as Master Servicer under this Indenture in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Administrative Agent and each Funding Agent of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Indenture and (y) the date upon which the predecessor Master Servicer shall become unable to act as Master Servicer as specified in the notice of resignation and accompanying opinion of counsel.  In the event of the termination hereunder of a Master Servicer, the Administrative Agent and the Funding Agents shall appoint a successor Master Servicer and the successor Master Servicer shall accept its appointment by a written assumption in form acceptable to the Administrative Agent and each Funding Agent.  In the event that a successor Master Servicer has not been appointed at the time when the predecessor Master Servicer has ceased to act as Master Servicer hereunder, the Administrative Agent without further action shall automatically be appointed the successor Master Servicer.

SECTION 12.18.            Master Servicer Fee.  For servicing the Pledged Student Loans under the Indenture, the Master Servicer shall be paid an amount equal to (i) the Master Servicer’s Fee less (ii) the amount of fees paid directly to the Sub-Servicers pursuant to clause first of Section 3.03(b), for each calendar month payable on each Settlement Date pursuant to clause first of Section 3.03(b).

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01.            Amendments, Etc.  No amendment to or waiver of any provision of this Indenture nor consent to any departure by Issuer or Master Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by the Issuer, the Master Servicer, the Administrative Agent, the Indenture Trustee, and the Majority Funding Agents and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, without the consent of each Funding Agent and each affected Lender, (a) amend the definitions of Eligible Student Loan, Defaulted Student Loan or Majority Funding Agents contained in this Indenture or modify the then existing Excess Concentration Amounts; (b) amend, modify or waive any provision of this Indenture in any way which would (i) reduce the amount of principal or interest that is payable on account of any Advance or delay any scheduled date for payment thereof; (ii) reduce fees payable by the Issuer to the Administrative Agent, the Funding Agents or the Conduit Lenders which relate to payments to Committed Lenders or delay the dates on which such fees are payable; or (iii) modify any provisions relating to reserves so as to reduce such reserves; (c) agree to the payment of a different rate of interest on the Advances pursuant to Section 2.02(a)(ii) of this Indenture; (d) amend or waive the Event of Termination relating to the bankruptcy of the Issuer or the Affiliated Originator in Section 8.01 of this Indenture; (e) amend this Section 13.01 in any way other than expanding the list of amendments, waivers or consents that require the consent of each Committed Lender; and provided further, that the consent of a Committed Lender shall be required to (a) increase the amount of its Commitment and (b) extend the termination date of its Commitment.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  To the extent the consent of any of the parties hereto (other than the Issuer and the Master Servicer) is required under any of the Transaction Documents, the determination as to whether to grant or withhold such consent shall be made by such party in its sole discretion without any implied duty toward any other Person, expect as otherwise expressly provided herein or therein.  The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent,

Lenders may also be required to obtain the approval of some or all of the Program Support Providers or to obtain confirmation from certain Rating Agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Promissory Notes.

SECTION 13.02.            Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Exhibit 13.02 of this Indenture or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 13.03.            No Waiver; Remedies.  No failure on the part of Issuer, the Master Servicer, the Administrative Agent, any Funding Agent, any Affected Party, any Indemnified Party, the Indenture Trustee or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (unless waived in writing); nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13.04.            Binding Effect; Survival.  This Indenture shall be binding upon and inure to the benefit of Issuer, the Administrative Agent, the Indenture Trustee, the Master Servicer, the Funding Agents, the Lenders, and their respective successors and assigns, and the provisions of Section 4.02 and Article XI shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 10.01.  This Indenture shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date.  The rights and remedies with respect to any breach of any representation and warranty made or deemed made by Issuer pursuant to Article VI and the indemnification and payment provisions of Articles IX and XI and Sections 2.06, 4.02, 12.14, 13.05, 13.06 and 13.12 shall be continuing and shall survive any termination of this Indenture.

SECTION 13.05.            Costs, Expenses and Taxes.  In addition to its obligations under Article XI, Issuer agrees to pay within three Business Days of demand:

(a)           all reasonable costs and expenses incurred by the Administrative Agent, any Program Support Provider, the Indenture Trustee, the Funding Agents and the Lenders and their respective Affiliates in connection with due diligence, negotiation, preparation, execution and delivery, the administration (including periodic auditing), the amendment to, or waiver of, or the enforcement of, or any actual or claimed breach of, this Indenture and the other Transaction Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of Issuer’s or the Master Servicer’s books and records either prior to the execution and delivery hereof or pursuant to Section 7.01(c) or any Sub-Servicing Agreement; and

(b)           all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Indenture or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 13.06.            No Proceedings.  Issuer, the Master Servicer, the Indenture Trustee, the Funding Agents, and the Administrative Agent each hereby agrees that it will not institute against any Conduit Lender, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Promissory Notes issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Promissory Notes shall have been outstanding.  The foregoing shall not limit Issuer’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Issuer.  The provisions of this Section 13.06 shall survive the termination of this Indenture.

SECTION 13.07.            Captions and Cross References.  The various captions (including, without limitation, the table of contents) in this Indenture are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Indenture.  Unless otherwise indicated, references in this Indenture to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Indenture, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 13.08.            Integration.  This Indenture and the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 13.09.            Governing Law.  THIS INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF INDENTURE TRUSTEE AND THE SECURED PARTIES IN THE COLLATERAL IS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 13.10.            Waiver Of Jury Trial; Submission to Jurisdiction.  EACH OF THE ISSUER AND THE MASTER SERVICER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.  EACH OF THE ISSUER AND THE MASTER SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ADJUDICATING ANY CLAIM OR CONTROVERSY ARISING IN CONNECTION WITH THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND, FOR SUCH PURPOSE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE THEREIN OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS

SECTION 13.10 SHALL AFFECT THE RIGHT OF ANY LENDER, ANY FUNDING AGENT, THE ADMINISTRATIVE AGENT OR THE INDENTURE TRUSTEE TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 13.11.            Execution in Counterparts.  This Indenture may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 13.12.            No Recourse Against Other Parties.  No recourse under any obligation, covenant or agreement of the Issuer, the Master Servicer, the Funding Agents, the Lenders, the Administrative Agent, the Program Support Providers or, the Indenture Trustee contained in this Indenture shall be had against any stockholder, member, employee, officer, director, or incorporator of any such Person; provided, however, that nothing in this Section 13.12 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

SECTION 13.13.            Confidentiality.

(a)           Each of the Issuer and the Master Servicer agrees that it shall not (and shall not allow any of its Affiliates to) disclose to any Person or entity the terms of this Indenture or the other Transaction Documents (including, without limitation, any specific pricing information provided by the Administrative Agent, the Funding Agents and Affiliates of the Administrative Agent and any Funding Agent or the amount or terms of any fees payable to the Administrative Agent, any Funding Agent and Affiliates of the Administrative Agent and any Funding Agent in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Product Information”), except to its and its Affiliates’ employees, officers, directors, advisors, representatives, accountants, legal counsel and agents (collectively, the “Company Representatives”) who have a need to know the Product Information for the purpose of assisting in the negotiation and completion of transactions contemplated by the Transaction Documents and who agree to be bound by the provisions of this Section 13.13 and to use such Product Information only in connection with transactions contemplated by the Transaction Documents and not for any other purpose.  The Issuer or the Master Servicer, as applicable, will be responsible for any failure of any Company Representative to comply with the provisions of this Section 13.13.  “Product Information” shall not include, however, information that is a matter of general public knowledge or has heretofore been or is hereafter published in any source generally available to the public other than as a result of a disclosure by any person required to keep such information confidential as provided in this section.  The Issuer and the Master Servicer may disclose Product Information to the extent required by applicable law, regulation, subpoena or other legal process.

(b)           Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Issuer and the Master Servicer and their respective Affiliates which such Secured Party receives pursuant to the Transaction Documents (collectively, the “Issuer Information”) confidential and to disclose Issuer Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the “Secured Party Representatives”), to the rating agencies or to their Program Support Providers which, in each case, may have a need to know or review such Issuer Information for the purpose of assisting in the negotiation, completion, administration and evaluation of this Indenture or the other Transaction Documents, (ii) to use the Issuer Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 13.13.

(c)           The provisions of Section 13.13 shall not apply to any Issuer Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than such Secured Party Representative or that is required to be disclosed by law or is requested by any authority with jurisdiction over any Secured Party or Secured Party Representative or any of its Affiliates.

(d)           Notwithstanding the foregoing, the Issuer Information may be disclosed by any Secured Party to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 13.13.

(e)           The provisions of this Section 13.13 shall survive the termination of this Indenture.

SECTION 13.14.            Limitation of Liability.  No claim may be made by Issuer, the Master Servicer, any of their Affiliates, or any other Person against the Lenders, the Funding Agents, any Program Support Provider, the Administrative Agent or the Indenture Trustee or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Indenture, or any act, omission or event occurring in connection therewith, and each of Issuer and the Master Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UFSB PRIVATE LOAN SPV, LLC,
as Issuer

By:	/s/ Richard L. Shaw II
Name:	Richard L. Shaw II
Title:	President

Indenture

CIESCO, LLC, as Conduit Lender

By: CITICORP NORTH AMERICA, INC., as its attorney-in-fact

By:	/s/ Roger W. Saylor
Name:	Roger W. Saylor
Title:	Director and Vice President
Pro Rata Share: 100%

Indenture

Commitment: $300,000,000.00	CITIBANK, N.A., as Committed Lender with respect to CIESCO, LLC

	By:	/s/ Roger W. Saylor
	Name:	Roger W. Saylor
	Title:	Director and Vice President

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and as a Funding Agent

	By:	/s/ Roger W. Saylor
	Name:	Roger W. Saylor
	Title:	Director and Vice President

Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Brian D. True
Name:	Brian D. True
Title:	Assistant Vice President

Indenture

UNION FEDERAL SAVINGS BANK, as Master Servicer

By:	/s/ Richard L. Shaw II
Name:	Richard L. Shaw II
Title:	President and Chief Financial Officer

Indenture

APPENDIX A

DEFINITIONS

This is Appendix A to the Indenture, dated as of July 18, 2007 among UFSB PRIVATE LOAN SPV, LLC, as Issuer, CIESCO, LLC and the other conduit lenders from time to time party thereto, as Conduit Lenders, the financial institutions from time to time party thereto, as Committed Lenders, Citicorp North America, Inc. and the other funding agents from time to time party thereto, as Funding Agents, Citicorp North America, Inc., as Administrative Agent, U.S. Bank National Association, as Indenture Trustee, and Union Federal Savings Bank, as Master Servicer (as amended, supplemented or otherwise modified from time to time, this “Indenture”).  Each reference in this Appendix A to any Section, the Preamble, Appendix or Exhibit refers to such Section of or Appendix, Preamble or Exhibit to this Indenture.

A.                                   Defined Terms.  As used in this Indenture, unless the context requires a different meaning, the following terms have the meanings indicated below (such definitions to be applicable to both the singular and plural forms of such terms):

“Accepted Servicing Procedures” means that the Master Servicer shall (or shall use its reasonable efforts to cause the applicable Sub-Servicer to) manage, service, administer and make collections on the Pledged Student Loans in accordance with the Credit and Collection Policies and with reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to all comparable student loans that it services but, in any event, in accordance with customary and usual standards of practice of prudent lenders and loan servicers administering similar student loans. The Master Servicer shall (or shall use its reasonable efforts to cause the applicable Sub-Servicer to) manage, service, administer and make collections with respect to the Pledged Student Loans in accordance with, and otherwise comply with, all applicable federal and state laws, including all applicable standards, guidelines and requirements and any applicable Guarantee Agreement or Sub-Servicing Agreement.  The Master Servicer shall (or shall use its reasonable efforts to cause the applicable Sub-Servicer to) follow its customary standards, policies and procedures in performing its duties as Master Servicer (or Sub-Servicer, as the case may be).

“Account Control Agreement” means each Account Control Agreement among the Issuer, the Indenture Trustee and the Securities Intermediary with respect to an Account, in the form and substance attached as Exhibit A.

“Accounts” means the Disbursement Account, the Collection Account and the Reserve Account.

“Administrative Agent” has the meaning set forth in the preamble.

“Administrative Expenses” means all administrative expenses of the Issuer, including without limitation the fees and expenses of its independent directors or agents (including without limitation), First Marblehead Data Services, Inc.), in an aggregate amount not to exceed $50,000 in any calendar year; provided, however, that Administrative Expenses shall not include Master Servicer Fees or fees of any Sub-Servicer.

“Advance” has the meaning set forth in Section 1.01.

“Affected Party” means each of the Lenders, each Program Support Provider, and any assignee or participant of any Lender or any Program Support Provider.

Appendix A

to Indenture

“Affected Student Loan” has the meaning set forth in Section 12.05(b).

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by, or under common control with, such Person.

“Affiliated Originator” means Union Federal Savings Bank, in its capacity as transferor of Student Loans pursuant to the UFSB Purchase and Sale Agreement, as originator of Student Loans sold to the Issuer pursuant to the UFSB Purchase and Sale Agreement and as purchaser of Student Loans originated or purchased by Third Party Originators.

“Alternate Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the highest of:

(a)                                  with respect to the calculation of “Alternate Base Rate” (i) for any Lender in a Lender Group of which CNAI is the Funding Agent, the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank’s base rate and (ii) for any Lender in a Lender Group of which CNAI is not the Funding Agent, the rate of interest described in the applicable fee letter with the Issuer;

(b)                                 the Federal Funds Rate (as defined below) most recently determined by the applicable Reference Bank plus 0.50%; and

(c)                                  ½ of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case, adjusted to the nearest ¼ of one percent or, if there is no nearest ¼ of one percent, to the next higher ¼ of one percent.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Reference Bank in connection with extensions of credit.

“Approvals” has the meaning set forth in Section 6.01(d).

“Asset Coverage Deficiency” means the amount by which the Coverage Condition fails to be satisfactory.

“Asset Coverage Ratio” for any Calculation Date means the ratio of (i) Collateral Value to (ii) the sum of the Total Outstanding Advances, accrued and unpaid interest (to the extent not previously capitalized), Fees and Master Servicer’s Fees as of such Calculation Date.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement in substantially the form and substance of Exhibit 10.01(a) attached hereto and delivered to the Administrative Agent, the Funding Agent for the assignor Lender and the Funding Agent for the assignee Lender in connection with an assignment of a Lender’s obligations hereunder in accordance with Section 10.01(a).

2

“Available Funds” means (i) all Collections, (ii) all Reassignment Amounts, (ii) all Servicer Advances and (iv) all Investment Earnings.

“Borrowing” means the aggregate Advances made on a Borrowing Date.

“Borrowing Date” means each date on which a Borrowing is consummated, which date shall be a Business Day.

“Borrowing Deficit” has the meaning set forth in Section 1.02(c).

“Borrowing Notice” has the meaning set forth in Section 1.02(a).

“Business Day” means a day on which both (a) the Administrative Agent at its principal office in New York City is open for business and (b) commercial banks in New York City and St. Paul, Minnesota are not authorized or required to be closed for business.

“Calculation Date” means (a) the last day of each Settlement Period utilized in providing the Monthly Report and in determining the Asset Coverage Ratio or (b) if different, (i) with respect to the determination of the Asset Coverage Ratio in connection with the release of Released Student Loans pursuant to Section 1.04, the last day of the Settlement Period immediately preceding such release or such other day as determined by the Administrative Agent, (ii) with respect to the determination of the Asset Coverage Ratio pursuant to Section 5.02(d), the last day of the Settlement Period immediately preceding such Borrowing after giving effect to such Borrowing, (iii) with respect to the determination of Asset Coverage Ratio in connection with the occurrence of a Material Adverse Change in the condition of any Guarantor or Sub-Servicer, the last day of the Settlement Period immediately preceding such release, or such other day as determined by the Administrative Agent, (iv) any other day as may be mutually agreed upon by the Administrative Agent and the Master Servicer or (v) any day upon which the Valuation Agent conducts a Portfolio Valuation pursuant to Section 8.02(e).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with United States generally accepted accounting principles.

“Career School/Non Degree Granting Institution Loan” means except as otherwise approved as such in writing by the Administrative Agent, a Student Loan, the borrower of which is attending an accredited institution, which is a career or technical school or is not a degree granting institution; provided, however, that Student Loans to students attending DeVry Institute, The University of Phoenix, Strayer University, or such other for-profit institution as shall be approved by the Administrative Agent in writing to the Issuer, shall not constitute Career School/Non Degree Granting Institution Loans.

“Citibank” means Citibank, N.A.

“Closing Date” means July 18, 2007.

“CNAI” has the meaning set forth in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated thereunder.

3

“Collateral” means all of Issuer’s right, title and interest in, to and under the following: (i) the Financed Student Loans and any additional Student Loans which are not Financed Student Loans but which have been purchased, funded or otherwise acquired with funds on deposit in the Collection Account pursuant to the provisions of Section 3.03 and each other Student Loan that is otherwise financed pursuant to this Indenture (collectively, the “Pledged Student Loans”); (ii) the Related Security, (iii) all right, title and interest with respect to the Pledged Student Loans under the Guarantee Agreement; (iv) all borrower interest with respect to Pledged Student Loans; (v) the Accounts and any other account established by Issuer pursuant to the Indenture in the name of the Indenture Trustee for the benefit of the Secured Parties, and all investments therein; (vi) all funds on deposit in the accounts described in clause (v), together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; (vii) all right, title and interest under each Purchase and Sale Agreement, each Sub-Servicing Agreement, each Origination Agreement, each purchase agreement, the other Transaction Documents and each other document, instrument, certificate and agreement relating to the collecting, servicing and administration of any Pledged Student Loan, the Issuer or the transactions contemplated by the Transaction Documents (other than such right, title and interest as it relates solely to Student Loans which no longer constitute part of the Collateral); (viii) all books and records (including computer tapes and disks) related to the foregoing; (ix) all other personal property, instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); and (x) all Collections and other proceeds of any and all of the foregoing.

“Collateral Value” means (i) the lesser of (a) the Net Pool Balance less (without duplication) any discount reflected in the Advances made in connection with Borrowings to finance any Pledged Student Loans and (b) if the Valuation Agent has performed a Portfolio Valuation with respect to all of the Pledged Student Loans as of the last Calculation Date, the result of the Portfolio Valuation that causes it to be consistent with a program rated the equivalent of “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes, plus (ii) Collections (including Eligible Investments) held in the Collection Account, the Disbursement Account and the Reserve Account.

“Collection Account” means the account established at a Qualified Institution, in the name of the Indenture Trustee, for the benefit of the Secured Parties, which account has been designated as the Collection Account, and any other account designated as the Collection Account by the Indenture Trustee or the Administrative Agent.

“Collections” means (i) all funds which are received by Issuer, the Master Servicer, any Sub-Servicer or the Indenture Trustee or any other Person on behalf of Issuer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, (x) all Guarantee Payments, finance charges, interest and all other charges, and (y) all Origination Fees paid by or on behalf of the related Obligor in respect thereof whether at the time of origination, repayment or at any other time) in respect of the Pledged Student Loans, or applied to such amounts owed by such Obligors, (ii) all funds received pursuant to the Sub-Servicing Agreements, including all payments representing the purchase price of any repurchased Pledged Student Loan and (iii)  all funds received by Issuer, the Indenture Trustee or the Master Servicer pursuant to the Purchase and Sale Agreements or from any other source in respect of the Pledged Student Loans.

“Committed Lender” has the meaning set forth in the preamble.

4

“Committed Lender Termination Date” has the meaning set forth in Section 1.06.

“Commitment” means the obligation of a Committed Lender to make Advances pursuant to this Indenture up to an aggregate amount equal to, the amount set forth under such Committed Lender’s name on the signature pages to this Indenture in each case as the same may be amended by Assignment and Acceptances from time to time.

“Company Representatives” has the meaning set forth in Section 13.13(a).

“Conduit Lender” has the meaning set forth in the preamble.

“Consumer Credit Laws” means all applicable federal, state and local laws and regulations including, without limitation, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Federal Trade Commission Act, the Federal Reserve Board’s Regulation B, applicable laws relating to usury, truth in lending, education lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure, and other applicable consumer credit laws and credit opportunity laws.

“Coverage Condition” means the requirement that for any Calculation Date the Asset Coverage Ratio is greater than or equal to 100.5%; provided, however, if the rating issued by the Rating Agencies of any Guarantor shall not be at least “A” (or its equivalent) by one or more nationally recognized rating agencies, the Asset Coverage Ratio is greater than 103.0%.

“Coverage Condition Certificate” means a certificate certifying as to the Coverage Condition substantially in the form of Exhibit 5.02(d) to the Indenture.

“Credit and Collection Policy” means the policies and procedures attached hereto as Appendix B with respect to the origination and collection of Student Loans as such policies and procedures may be approved in writing by the Administrative Agent or amended from time to time with the written consent of the Administrative Agent.

“Custody Agreement” means a custody agreement made by a Sub-Servicer in favor of the Indenture Trustee with respect to the Pledged Student Loans dated as of the Closing Date.

“DBRS” means DBRS, Inc.

“Default Ratio” means the ratio, computed as of the last day of any Settlement Period, expressed as an annualized percentage, of (i) the aggregate Principal Balance of all Student Loans that are Pledged Student Loans which have become Defaulted Pledged Student Loans since the last day of the prior Settlement Period, divided by (ii) the average daily Principal Balance of all Student Loans that are Pledged Student Loans in Repayment status for the full amount of principal as of the last day of such Settlement Period.

“Defaulted Amount” means, as of any date, the aggregate outstanding Principal Balance plus accrued interest of such Defaulted Pledged Student Loan.

“Defaulted Pledged Student Loan” means any Pledged Student Loan that is a Defaulted Student Loan.

“Defaulted Student Loan” means, (i) any Student Loan that is defaulted with respect to any applicable servicing requirements; (ii) in the case of any Student Loan guaranteed under a Guarantee

5

Agreement, (A) as to which any payment, or portion thereof, is more than 90 days past due from the original due date therefor as of the time of purchase of such Student Loan by the Issuer, (B) the Obligor of which is the subject of an Event of Bankruptcy or (C) the death of all Obligors on the account; or (iii) in the case of any Student Loan not guaranteed under a Guarantee Agreement or a Student Loan guaranteed under a Guarantee Agreement with respect to which a Guarantor Event of Default has occurred, (A) as to which any payment, or portion thereof, is more than 90 days past due from the original due date therefor; (B) the Obligor of which is the subject of an Event of Bankruptcy or (C) the death of all Obligors on the account.

“Defaulting Committed Lender” has the meaning set forth in Section 1.02(c).

“Disbursement Account” means the account established at a Qualified Institution, in the name of the Indenture Trustee, for the benefit of the Secured Parties, which account has been designated as the Disbursement Account, and any other account designated as the “Disbursement Account” by the Administrative Agent or by the Indenture Trustee with the written consent of the Administrative Agent.

“Dollars” means dollars in lawful money of the United States of America.

“Eligible Borrower” means (a) an enrolled student or, in the case of a private consolidation loan, a former student (or a co-signor or parent on behalf of an enrolled student or, in the case of a private consolidated loan, a former student) enrolled in a degree program, a certificate granting program at an Eligible Institution, a graduate degree program at an Eligible Institution or a program at a Career School/Non Degree Granting Institution, or (b) a Person obligated to make payments with respect to Student Loans made to finance tuition payments for a student enrolled in a K-12 program.

“Eligible Institution” means an institution that is (i) an accredited institution of higher education in the United States or Canada, (ii) a vocational school, (iii) any other institution that, in all of the above cases, is an “eligible institution” as defined in the Higher Education Act or (iv) any other educational institution approved in writing by the Administrative Agent.

“Eligible Investments” means cash or any one or more of the following obligations or securities:

(a)                                  direct general obligations of, or obligations fully and unconditionally guaranteed as to the payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b)                                 repurchase obligations with a term not to exceed thirty (30) days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated “A2” or higher by Moody’s and rated “AA” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral, and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(c)                                  (i) certificates of deposit secured at all times by collateral described in clause (a) above; provided that such certificates must be issued by commercial banks, savings and loan associations or mutual savings banks and the collateral therefor must be held by a third party and the Indenture Trustee must have a perfected first security interest in the collateral; (ii) certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC; and (iii) federal funds or

6

bankers acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of “Prime — 1” or better by Moody’s and “F1+” or better by Fitch;

(d)                                 commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s, Standard & Poor’s and Fitch its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than thirty (30) days;

(e)                                  a money market fund (which has the ability to maintain a stable $1 net asset value per share and the shares of which are freely transferable on a daily basis) registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, as amended, and having a rating by Fitch of “AAA/V1+”, “AAA/V1” or “AA/V1” and if rated by Moody’s rated “Aaa”, “Aa1” or “Aa2”; and

(f)                                    any other obligation or security that is acceptable to the Administrative Agent and the Rating Agencies as an Eligible Investment hereunder, has a rating from each Rating Agency substantially similar to levels specified above and is not:

(A)                              A financial asset that involves the Issuer, the Master Servicer or the beneficial owners of the Issuer in making decisions other than the decisions inherent in servicing the financial assets, including, without limitation, any financial asset that includes an option to be exercised by the Issuer, the Master Servicer or the beneficial owners of the Issuer; or

(B)                                A derivative financial instrument that involves the Issuer, the Master Servicer or the beneficial owners of the Issuer in making decisions, including, without limitation, any derivative financial instrument that includes an option allowing the Issuer, the Master Servicer or the beneficial owners to choose to call or put other financial instruments; provided that a derivative financial instrument shall be an Eligible Investment only if it is acquired from proceeds of the issuance of Notes by the Issuer at the time of such issuance;

provided, however, that no instrument shall be an Eligible Investment if it represents either the right to receive (1) only interest with respect to the obligations underlying such instrument, or (2) both principal and interest payments derived from the obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; and provided further, that Eligible Investments shall include only such obligations or securities that mature on or before the Business Day immediately preceding the next Settlement Date.  In addition, no investment which incorporates a penalty for early withdrawal will constitute an “Eligible Investment” unless the maturity of such investment is on or before the Business Day immediately preceding the next Settlement Date.  Any investment made in accordance with this Indenture may (i) be executed by the Indenture Trustee or the Issuer with or through U.S. Bank National Association or its affiliates (whether it or such affiliate is acting as agent of the Indenture Trustee or for any third party dealing as principal for its own account), and (ii) be made in securities of any entity for which the Indenture Trustee or any of its Affiliates serves as offeror, distributor, advisor or other service provider.

“Eligible Pledged Student Loan” as of any date means a Pledged Student Loan that is an Eligible Student Loan as of such date.

7

“Eligible Student Loan” means a Student Loan, on any date of determination:

(a)                                  which was originated in the United States, its territories, its possessions or other areas subject to its jurisdiction (i) by the Affiliated Originator and sold to the Issuer pursuant to a Purchase and Sale Agreement, or (ii) in the ordinary course of the Affiliated Originator’s business, purchased from a Third Party Originator pursuant to the terms of a Purchase and Sale Agreement and sold to the Issuer pursuant to the terms of the UFSB Purchase and Sale Agreement;

(b)                                 that constitutes an instrument, account or a general intangible as defined in the Uniform Commercial Code as in effect in the jurisdiction that governs the perfection of the interests of Issuer therein and the perfection of the Indenture Trustee’s interest therein;

(c)                                  the borrower thereof is an Eligible Borrower;

(d)                                 the borrower (or at least one co-borrower) thereof is a United States citizen, United States national or legal permanent resident of the United States;

(e)                                  is not a Defaulted Student Loan;

(f)                                    that provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the Principal Balance thereof by its maturity, as such maturity may be modified in accordance with any deferral or forbearance periods permitted under any applicable Guarantee Agreement and the Credit and Collection Policy;

(g)                                 with regard to which the warranty of Issuer in Section 6.01(g) is true and correct;

(h)                                 the sale or assignment of which to Issuer pursuant to the UFSB Purchase and Sale Agreement, the sale or assignment of which to Union Federal Savings Bank pursuant to a Purchase and Sale Agreement, if applicable, and the granting of a security interest to the Indenture Trustee pursuant to the Indenture does not contravene or conflict with any law or regulation, or require the consent or approval of, or notice to, any Person;

(i)                                     that is denominated and payable only in Dollars in the United States;

(j)                                     that together with the related Student Loan Note therefor represents the genuine, legal, valid and binding payment obligation of the related borrower, enforceable by or on behalf of the holder thereof against such borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors’ rights generally and subject to general principles of equity; and that has not been satisfied, subordinated or rescinded and no right of rescission, setoff, counterclaim or defense has been asserted or, to Issuer’s knowledge, overtly threatened in writing with respect to such Student Loan;

(k)                                  that complied at the time it was originated or made, and on the date that such Student Loan becomes a Pledged Student Loan complies, and Issuer and its agents, with respect to such Student Loan, have at all times complied, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including, without limitation; that complies and has at all times complied with all requirements of applicable federal, state and local laws and regulations thereunder, including (without limitation) the Consumer Credit Laws as applicable to such Student Loan and that complies and has at all times complied with all applicable Guarantee Agreements and all regulations;

8

(l)                                     that is the subject of a valid Sub-Servicing Agreement and as to which a Servicer Event of Default has not occurred;

(m)                               that complies in all material respects with the applicable Credit and Collection Policy and all other requirements of any related Guarantor and such other requirements have been approved by the Administrative Agent;

(n)                                 such Student Loan is part of a Student Loan program which has been approved by the Administrative Agent;

(o)                                 all of the conditions set forth in Section 5.02(j) for a Borrowing with respect to such Student Loan and for its inclusion in the Coverage Condition shall have been satisfied;

(p)                                 that with respect to any Student Loan that has the benefit of a Guarantee Agreement (i) is the subject of a valid Guarantee Agreement with a Guarantor that has not been amended or otherwise modified except with the prior written consent of the Administrative Agent, and (except as provided in clause (v) below) as to which neither a Guarantor Event of Default nor a Material Adverse Change with respect to the applicable Guarantor has occurred, (ii) qualifies the Lenders to receive the maximum Guarantee Payments available under the applicable Guarantee Agreement (net of any deductible delineated under such Guarantee Agreement), (iii) with respect to which Issuer is not in default in any material respect regarding the performance of any of its covenants and agreements made in the applicable Guarantee, (iv) with respect to which all amounts due and payable to a Guarantor, as the case may be, have been paid in full, and (v) with respect to which a Guarantor Event of Default or Material Adverse Change with respect to the applicable Guarantor has occurred, the applicable Guarantor has not failed to make Guarantee Payments required to be made by it under the applicable Guarantee Agreement;

(q)                                 the interest rate payable on such Student Loan is not less than or equal to LIBOR plus 1.50% per annum;

(r)                                    the inclusion of such Student Loan as an Eligible Student Loan shall not result in an Event of Termination;

(s)                                  with respect to which each original (if any), or if no original, a true copy of the associated Student Loan Note is in the possession of a Third Party Servicer;

(t)                                    the Student Loan Note evidencing such Student Loan is in the form attached as Exhibit B to the Indenture or in such other form as is approved by the Administrative Agent from time to time in writing;

(u)                                 which, if (i) initially originated by a Third Party Originator and (ii) originated on or after the Closing Date, was held by such Third Party Originator for a period of at least five (5) days beginning on the date of origination of such Student Loan and ending on the date such Student Loan was sold by such Third Party Originator to another Person;

(v)                                 which has an original term to maturity of not greater than 360 months from the date of origination;

(w)                               with respect to which each original (if any) and if no original, a true copy of the associated Student Loan Note, if it is not in electronic form, is in the physical possession of the Indenture Trustee or the applicable Sub-Servicer, as bailee for the Indenture Trustee (and not in the possession of any Originator or the Issuer); and

9

(x)                                   with respect to which the associated Student Loan Note, if in electronic form or including an electronic signature, complies with all regulations, standards and other requirements provided by the applicable Guarantor and all applicable state and federal law, rules and regulations, in each case, relating to the validity and enforceability of such Student Loan Note, and the electronic record of such Student Loan Note, or if applicable, such electronic signature, is maintained in a location and using a method consented to in writing by the Administrative Agent, the Conduit Lenders and the Majority Funding Agents and is subject to the bailment notices and acknowledgements or any other bailment or custody arrangements required by the Guarantor (if applicable), the Credit and Collection Policy and/or any applicable state or federal law, rule or regulation.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Issuer, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with Issuer, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Issuer, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

“Eurodollar Rate” means, for any Settlement Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1.00%) determined pursuant to the following formula:

Eurodollar Rate	=	LIBOR
1.00 - Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, for any Settlement Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1.00%) in effect on the date LIBOR for such Settlement Period as determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to “Eurocurrency” funding (currently referred to as “Eurocurrency liabilities”) having a term comparable to such Settlement Period.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)                                  a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)                                 such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a

10

receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Event of Termination” has the meaning set forth in Section 8.01.

“Excess Concentration Amount” means (a) with respect to the Eligible Student Loans guaranteed under a Guarantee Agreement, zero (0); and (b) with respect to the Eligible Student Loans not guaranteed under a Guarantee Agreement the sum of (i) the Career School/Non Degree Granting Institution Loan Excess Amount, (ii) the Forbearance Excess Amount and (ii) the FICO Score Excess Amount, where:

(A)  “Career School/Non Degree Granting Institution Loan Excess Amount” means on any date of determination, the aggregate Value of all Eligible Student Loans that are not guaranteed under a Guarantee Agreement that are Career School/Non Degree Granting Institution Loans which exceed 3.0% of the Non-Guaranteed Pool Balance;

(B)  “Forbearance Excess Amount” means, on any date of determination, the aggregate Value of all Eligible Student Loans that are not guaranteed under a Guarantee Agreement that are subject to forbearance in accordance with the terms of the Credit and Collection Policy which exceeds 12.5% of the Non-Guaranteed Pool Balance; and

(C)  “FICO Score Excess Amount” means, on any Settlement Date, the average for the three most recent Settlement Dates ending on and including such Settlement Date of the aggregate Value of all Eligible Student Loans that are not guaranteed under a Guarantee Agreement in each FICO Band set forth below which exceeds the amounts set forth opposite such FICO Band below:

FICO Band	Concentration Limit
751+	No Concentration Limit
701-750	No Concentration Limit
671-700	50% of the Non-Guaranteed Pool Balance
651-670	35% of the Non-Guaranteed Pool Balance
621-650	10% of the Non-Guaranteed Pool Balance
<621/no FICO	1% of the Non-Guaranteed Pool Balance

“Excess Spread” means, the annualized percentage, calculated on the last day of each month, which is a fraction, the numerator of which is the positive difference, if any, between (x) the Expected Interest Collections for such month and any late fees actually collected during the preceding month with respect to the Pledged Student Loans and (y) the sum of (i) all fees payable to the Master Servicer or any Sub-Servicers for such month with respect to the Pledged Student Loans, (ii) all other Fees payable hereunder for such month, and (iii) all interest payable to the Lenders in respect of the Advances for such month pursuant to Section 2.02 and the denominator of which is the average daily Principal Balance of all Pledged Student Loans during such month.

“Expected Interest Collections” means, for any calendar month, the sum of (i) the amount of interest due or accrued with respect to the Pledged Student Loans and payable by the related Obligors thereof during such calendar month (whether or not such interest is actually paid) and (ii) Investment Earnings for such calendar month.

11

“Facility Termination Date” means the earliest to occur of (a) with respect to the Committed Lenders’ Commitments hereunder, July 16, 2008 or, if the Facility Termination Date has been extended pursuant to Section 1.06, such later date, (b) with respect to the Conduit Lenders, the earlier of (i) the Maturity Date unless such date is extended with the consent of the parties hereto and (ii) the termination of the commitment of any Program Support Provider to the related Conduit Lender with respect to this Indenture (unless such Program Support Provider is replaced in accordance with the terms and conditions of the related Program Support Agreement or, assuming that such Program Support Provider is also a Committed Lender, the Program Limit is reduced in accordance with Section 1.06(b)), (c) the date determined pursuant to Section 8.02(a) or (b), as applicable, and (d) the date specified by the Issuer upon at least thirty (30) Business Day’s prior written notice to the Administrative Agent and each Funding Agent.

“FDIC” means the Federal Deposit Insurance Corporation, or any agency succeeding substantially to its responsibilities.

“Federal Funds Rate” means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)”.  If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such day under the caption “Federal Funds Effective Rate.”  If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

“Fees” means (without duplication) all fees payable by Issuer pursuant to the Structuring Fee Letter, Program Fee Letters, the Guarantee Agreements, the Indenture Trustee Fee Letter and this Indenture.

“FFELP Program” means the Federal Family Education Loan Program authorized under the Higher Education Act, including Federal Stafford Loans authorized under Sections 427 and 428 thereof, Federal Supplemental Loans for Students authorized under Section 428A thereof, Federal PLUS Loans authorized under Section 428B thereof, Federal Consolidation Loans authorized under Section 428C thereof and Unsubsidized Loans authorized under Section 428H thereof.

“FICO Score” means a statistical credit score with respect to Obligors generated by models developed by a third party and made available to other Persons through Equifax Inc. (or any other third party provider of credit scores approved in writing by the Administrative Agent) based on an Obligor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  For purposes of clarification, the “FICO Score” of any Obligor shall mean the most recent FICO Score used to make a credit decision with respect to such Obligor by the Issuer, the applicable Originator, the applicable Sub-Servicer or the Master Servicer, as the case may be.

12

“Final Payout Date” means the date immediately following the later to occur of (i) the Maturity Date and (ii) the date on which the principal and interest of the Notes shall have been paid in full and all other amounts payable by Issuer under the Transaction Documents shall have been paid in full.

“Financed Student Loan” means each Student Loan acquired or funded, or purported to be acquired or funded, with the proceeds of Advances.

“Fiscal Year” means each year beginning on July 1 and ending on the following June 30.

“Fitch” means Fitch Investors Services.

“Funding Agent” has the meaning set forth in the preamble.

“Funding Agent’s Account” means, (i) with respect to CNAI, the special account number #40636636 of the Indenture Trustee maintained at the office of Citibank, N.A. at Harrison, New York (ABA#021-000-089), or such other account as may be so designated in writing by CNAI to Issuer and the Indenture Trustee and (ii) with respect to any other Funding Agent, the special account designated in writing by such Funding Agent to Issuer and the Indenture Trustee.

“Funding Agent’s Office” means (i) with respect to CNAI, the office of Citicorp North America, Inc. at 450 Mamaroneck Avenue, Harrison, New York 10528, or such other address as shall be designated by CNAI in writing to Issuer and the Lenders in any Lender Group of which CNAI is the Funding Agent and (ii) with respect to any other Funding Agent, the office of designated in writing to Issuer and the Lenders in such Funding Agent’s Lender Group, or such other address as shall be designated by such Funding Agent in writing to Issuer and the Lenders in any Lender Group of which such Funding Agent is the Funding Agent.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Group Limit” means, for each Lender Group, the sum of the Commitments of the Committed Lenders in such Lender Group.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such indebtedness or obligation.

“Guarantee Agreement” means the Guarantee Agreement dated as of March 26, 2007 between TERI and UFSB, and “Guarantee Agreements” means all of, the agreements (or insurance policies) pursuant to which a Guarantor guarantees (or insures) certain Student Loans included or to be included in

13

the Pledged Student Loans in effect on the Closing Date and any such agreements that thereafter become effective that are approved in writing by the Administrative Agent, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Payment” means any payment by a Guarantor pursuant to a Guarantee Indenture in respect of a Pledged Student Loan.

“Guarantor” means TERI and any other Guarantor party to a Guarantee Agreement.

“Guarantor Event of Default” means with respect to any Guarantor (a) the occurrence of an Event of Bankruptcy with respect to such Guarantor; (b) the rating issued by the Rating Agencies of such Guarantor shall not be at least “A” (or its equivalent) by one or more nationally recognized rating agencies; or (c) with respect to any Guarantor, an event of default occurs under its Guarantee Agreement.

“Guarantor Fees” means the fees, expenses and other amounts payable to any Guarantor pursuant to the Guarantee Agreements.

“Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act, together with any rules (including, without limitation, the Common Manual), regulations and interpretations promulgated thereunder.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by any mortgage, encumbrance, lien, pledge, charge or security interest of any kind on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under letters of credit and similar instruments, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured.  The Indebtedness of any Person shall include the indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such indebtedness provide that such Person is not liable therefor.

“Indemnified Amounts” has the meaning set forth in Section 11.01.

“Indemnified Party” has the meaning set forth in Section 11.01.

“Indenture” has the meaning set forth in the first paragraph of this Appendix A.

“Indenture Trustee” has the meaning set forth in the preamble.

“Indenture Trustee Fee Letter” has the meaning set forth in Section 4.01.

14

“Indenture Trustee’s Fees” means the fees payable to the Indenture Trustee by Issuer pursuant to the Indenture Trustee Fee Letter.

“Investment Earnings” means, with respect to each Settlement Date, all investment earnings (net of losses and investment expenses) on investments or other amounts which are on deposit in the Accounts.

“Issuer” has the meaning set forth in the preamble.

“Issuer Order” means a direction letter, in such form as the Indenture Trustee and Issuer may agree to specifying the Eligible Investments that funds in the Collection Account and the Reserve Account shall be invested in pursuant to Section 3.01.

“Lender” means either a Conduit Lender or a Committed Lender.

“Lender Group” means, the Conduit Lenders, their related Committed Lenders, the Funding Agent acting as agent for such Conduit Lenders and related Committed Lenders and the Program Support Providers with respect to such Conduit Lender, in each case as described on Schedule 1 hereto.

“Lender Group Pro Rata Share” means, with respect to any Committed Lender, a fraction (expressed as a percentage) computed by dividing such Committed Lender’s Commitment by the aggregate Commitments of all Committed Lenders in such Committed Lender’s Lender Group.

“Lenders” has the meaning set forth in the preamble.

“LIBOR” for any Settlement Period means the rate of interest per annum at which deposits in U.S. Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Settlement Period in an amount approximately equal or comparable to the then outstanding Advances and for a period equal to such Settlement Period.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, assignment, conditional sale or trust receipt for a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

“Liquidation Period” means the period commencing on the Facility Termination Date and ending on the Final Payout Date.

“Location” means, with respect to any Person, the location within the meaning of Section 9-307 of the UCC as in effect in the State of New York from time to time.

“Majority Funding Agents” means at any time (a) Funding Agents for Lender Groups including Lenders then holding at least 51% of the Total Outstanding Advances or (b) if no Advances are outstanding, Committed Lenders whose Commitments total at least 51% of the aggregate of all Commitments at such time.

“Master Servicer” has the meaning set forth in the preamble.

15

“Master Servicer’s Fees” means an aggregate amount equal to (i) for each Settlement Period other than any Settlement Period during the Liquidation Period consisting of at least one Business Day, the product of (a) the outstanding Principal Balance of all Pledged Student Loans as of the last day of such Settlement Period multiplied by (b) .25% divided by (c) 12 and (ii) for any Settlement Period during the Liquidation Period consisting of at least one Business Day, the product of (a) the outstanding Principal Balance of all Pledged Student Loans as of the last day of such Settlement Period multiplied by (b) 0.25% multiplied by (c) a fraction equal to the number of days in the initial Settlement Period divided by (d) 360; in each case, payable to the Master Servicer and/or the Sub-Servicers pursuant to Section 3.03(b) and the provisions of Section 12.18 of the Indenture.

“Material Adverse Change” means the occurrence of an event or a change in circumstances which has or could be reasonably be viewed as having a Material Adverse Effect.

“Material Adverse Effect” with respect to any event or circumstance and any Person, means that such event or circumstance would cause the rating of the Notes to fall below the equivalent of “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes or a material adverse effect on:

(i)                                     the business, assets, financial condition, prospects or operations of such Person;

(ii)                                  the ability of such Person to perform its obligations under this Indenture or any other Transaction Document;

(iii)                               the validity, enforceability or collectibility of this Indenture, any other Transaction Document to which such Person is a party, a material amount of the Pledged Student Loans or the Student Loan Notes, any Sub-Servicing Agreement or the Guarantee Agreements;

(iv)                              the status, existence, perfection, priority or enforceability of the Indenture Trustee’s security interest in the Collateral; or

(v)                                 a Guarantor’s obligation to guarantee payment of a Pledged Student Loan.

“Maturity Date” means July 14, 2010.

“Monthly Report” means a report, in substantially the form of Exhibit 7.02(d), furnished by Issuer (or the Master Servicer on its behalf) to the Administrative Agent and the Funding Agents.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Pool Balance” means, at any time of calculation hereunder, the aggregate of the outstanding Principal Balance (as reported by Issuer on the last Monthly Report delivered to the Administrative Agent) of each Eligible Pledged Student Loan times 103% (plus accrued but unpaid interest to the extent not previously capitalized) less the sum of (without duplication), to the extent included in the Principal Balance: (i) the Defaulted Amount of the Defaulted Student Loans that constitute part of the Collateral, (ii) the outstanding Principal Balance (as reported by Issuer on the last Monthly Report delivered to the Administrative Agent) of the Pledged Student Loans (other than those referred to in clause (i) of this definition) that constitute part of the Collateral but which are not Eligible Student Loans (plus accrued but unpaid interest to the extent not previously capitalized) as of the date of such calculation, (iii) Excess Concentration Amounts and (iv) any unreimbursed Servicer Advances at such time.

“Non-Defaulting Committed Lender” has the meaning set forth in Section 1.02(c).

16

“Non-Excluded Taxes” has the meaning set forth in Section 2.07(a).

“Non-Guaranteed Pool Balance” means, at any time of calculation hereunder, the aggregate of the outstanding Principal Balance of all Eligible Pledged Student Loans that are not guaranteed under a Guarantee Agreement.

“Non-Renewing Committed Lender” has the meaning set forth in Section 1.06.

“Note” has the meaning set forth in Section 2.01.

“Notice of Release” has the meaning set forth in Section 1.04.

“Obligor” means a Person obligated to make payments with respect to a Student Loan, including the students, co-signors and any Guarantor.

“Origination Agreement” means an agreement providing for the origination of Pledged Student Loans by or on behalf of a Third Party Originator.

“Origination Fees” means with respect to any Student Loan, all fees and costs incurred in connection with the origination, acquisition or financing of such Student Loan, including processing fees and marketing fees.

“Originator” means the Affiliated Originator and each applicable Third Party Originator.

“Other Taxes” has the meaning assigned to it in Section 2.07(b).

“Participant” has the meaning assigned to it in Section 10.01(g).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“PHEAA Servicing Agreement” means the Private Student Loan Interim Servicing Agreement dated as of April 20, 2007 between UFSB and the Sub-Servicer, as amended.

“Plan” has the meaning assigned to it in Section 6.01(f).

“Pledged Student Loan” has the meaning assigned to it in the definition of “Collateral”.

“Portfolio Valuation” means a determination by the Valuation Agent of the fair market value of part or all of (i) the actual Collateral as of any Calculation Date or (ii) the actual value of Collateral not yet purchased, funded or otherwise acquired at the equivalent of a program rated “A2” by Moody’s as reasonably determined by the Valuation Agent using the ratings methodology the Valuation Agent employs for rating the Notes; provided however, purchase, acquisition or funding of Collateral valued less than $50,000,000 shall not require a Portfolio Valuation to be an Eligible Pledged Student Loan.

“Principal Balance” with respect to any Student Loan means the original principal amount of such Student Loan, including capitalized interest and capitalized origination fees charged to and payable by the Obligor, if any, less payments of principal made by or on behalf of the Obligor of such Student Loan.

“Pro Rata Share” means, (a) with respect to a Committed Lender, a fraction (expressed as a percentage) computed by dividing such Committed Lender’s Commitment by the aggregate

17

Commitments of all Committed Lenders, as the same may be amended by Assignment and Acceptances from time to time) and (b) with respect to a Lender Group, a fraction (expressed as a percentage) computed by dividing the aggregate Commitments of all Committed Lenders in such Lender Group by the aggregate Commitments of all Committed Lenders.

“Product Information” has the meaning set forth in Section 13.13(a).

“Program Fee Letters” has the meaning set forth in Section 4.01.

“Program Fees” means the fees payable by the Issuer pursuant to the Program Fee Letters.

“Program Limit” means $300,000,000, as such amount may be reduced pursuant to Section 2.05.

“Program Support Agreement” means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Conduit Lender, the issuance of one or more surety bonds for which a Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Conduit Lender to any Program Support Provider of Advances (or portions thereof) and/or the making of loans and/or other extensions of credit to a Conduit Lender in connection with such Conduit Lender’s securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrative Agent or any Funding Agent).

“Program Support Provider” means and includes any Person (other than any customer of a Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Lender or issuing a letter of credit, surety bond, guarantee or other instrument to support any obligations arising under or in connection with the Conduit Lender’s securitization program.

“Promissory Note Rate” means, for any Settlement Period:

(a)                                  for Advances held by any Conduit Lender in the Lender Group of which CNAI is the Funding Agent, the per annum rate equal to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the Promissory Notes that are allocated, in whole or in part, by the Administrative Agent (on behalf of such Conduit Lender) to fund or maintain such Conduit Lender’s Advances during such Settlement Period, as determined by the Administrative Agent (on behalf of such Conduit Lender) and reported to the Issuer and the Master Servicer as of the last day of such Settlement Period, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of Promissory Notes, to the extent such commissions are allocated, in whole or in part, to such Promissory Notes by the Administrative Agent (on behalf of such Conduit Lender); provided, however, that if any component of such rate is a discount rate, in calculating the “Promissory Note Rate” for such Settlement Period, the Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that the Promissory Note Rate with respect to Advances funded by Participants shall be the same rate as in effect from time to time on Advances or portions thereof that are not funded by a Participant; provided, further, that if all of the Advances maintained by such Conduit Lender are funded by Participants, then the Promissory Note Rate shall be such Conduit Lender’s pool funding rate in effect from time to time for its largest size pool of transactions which settles with a frequency corresponding to the Settlement Period, or

18

(b)                                 for Advances held by any Conduit Lender in the Lender Group of which any other Funding Agent is the Funding Agent, for any Settlement Period, the per annum rate set forth in the applicable Program Fee Letter.

“Promissory Notes” means, collectively, (i) promissory notes issued by the Conduit Lenders and (ii) participations sold by the Conduit Lenders pursuant to Section 10.01(g); provided that the term “Promissory Notes” shall not include the interests sold by the Conduit Lenders under a Program Support Agreement.

“Purchase and Sale Agreement” means (i) the UFSB Purchase and Sale Agreement; (ii) each loan purchase agreement for the purchase and sale of Student Loans which will become Pledged Student Loans by a Third Party Originator to the Affiliated Originator, as approved by the Administrative Agent in writing prior to such Student Loans becoming Pledged Student Loans; and with respect to which, at the request of the Administrative Agent, counsel to the Issuer shall have delivered a true sale opinion to the Administrative Agent and the Lenders, in form, scope and substance acceptable to the Administrative Agent in its sole discretion, with respect to the sales contemplated thereunder; and (iii) each loan purchase agreement for the purchase and sale of Student Loans by a Third Party Originator to the Affiliated Originator in such form which is approved by the Administrative Agent and the Majority Funding Agents in writing prior to such Student Loans becoming Pledged Student Loans, in each case together with such opinions, UCC financing statements and any other documents as the Administrative Agent or the Majority Funding Agents may require, and in each case as the same may be amended, restated, supplemented, or otherwise modified from time to time with the prior written consent of the Administrative Agent and the Majority Funding Agents.

“Purchase Termination Event” means the occurrence of any of the following events with respect to an Originator: (a) a Material Adverse Change in the condition of such Originator has occurred and is continuing; (b) an Event of Bankruptcy has occurred with respect to such Originator; (c) such Originator shall fail to pay, or shall default in the payment of, any principal or premium or interest on any Indebtedness beyond any applicable grace period, or such Originator shall breach or default with respect to any other term of any evidence of any Indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if such failure, default or breach continues beyond any applicable grace period, if the effect of such failure, default or breach (i) is to cause the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause that Indebtedness to become or be declared due prior to its stated maturity or (ii) would permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness and if the amount of the Indebtedness involved in all such failures, defaults and breaches is greater than $100,000,000; (d) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against such Originator and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or a satisfactory bond against such judgment shall not have been posted, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Originator to enforce any such judgment and a bond shall not have been posted or (e) a “Termination Date” shall occur under any Purchase and Sale Agreement.

“Qualified Institution” means Citibank, the Indenture Trustee, and, with respect to the Collection Account, the Disbursement Account and the Reserve Account, the Indenture Trustee or any bank or trust company which has (a) a long-term unsecured debt rating of at least “A2” by Moody’s and at least “A” by S&P and (b) a short-term rating of at least “P-1” by Moody’s and at least “A-1” by S&P.

“Ratings Agencies” means Moody’s, S&P, Fitch and DBRS.

“Reassignment” has the meaning set forth in Section 6.02.

19

“Reassignment Amount” has the meaning set forth in Section 6.02.

“Reference Bank” means (i) for calculations of “Alternate Base Rate” with respect to any Lender in a Lender Group of which CNAI is the Funding Agent, Citibank and (ii) for calculations of “Alternate Base Rate” with respect to any Lender in a Lender Group of which CNAI is not the Funding Agent, the reference bank designed to the Issuer in writing by the Funding Agent.

“Regulation D” means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or “Eurocurrency Liabilities” as presently defined in Regulation D, as in effect from time to time.

“Regulatory Change” means, relative to any Affected Party:

(a)                                  any change after the date of this Indenture in (or the adoption implementation, change in phase-in or commencement of effectiveness of) any

(i)                                     United States federal or state law or foreign law applicable to such Affected Party;

(ii)                                  regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

(iii)                               generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

(b)                                 the occurrence of any change in accounting standards or the issuance of any pronouncement, release or interpretation by any United States or international accounting body or any other body charged with the promulgation or administration of accounting standards (including, without limitation, the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission) or the occurrence of any change in the interpretation or application of any accounting standard, the effect of which (in any event) is to cause or require the consolidation of all or any portion of the assets and liabilities of such Affected Party allocable to the Collateral with the assets and liabilities of any of such Affected Party’s Affiliates, sponsors, administrative agents or any other Person; or

(c)                                  any change after the date of this Indenture in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii), (a)(iii) or (b) above.

“Related Security” means, with respect to any Pledged Student Loan: (a) all of Issuer’s right, title and interest in and to the Student Loan Note(s) and all other agreements that relate to such Pledged Student Loan; (b) all of Issuer’s right, title and interest under any Guarantee Agreement related thereto; (c) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Pledged Student Loan, whether pursuant to the Student Loan Note related to such Pledged Student Loan or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pledged Student Loan; (e) all other guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pledged Student Loan; and

20

(f) all rights of Issuer with respect to such Pledged Student Loan under the related Sub-Servicing Agreement and the related loan purchase agreement.

“Released Student Loan” has the meaning assigned to it in Section 1.04.

“Repayment” means the period of time during which a borrower under a Student Loan is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Student Loan Note(s) executed by such borrower.

“Reserve Account” means the account established at a Qualified Institution, in the name of the Indenture Trustee, for the benefit of the Secured Parties, which account has been designated as the “Reserve Account”, including any subaccounts of such account, and any other account designated as the Reserve Account by the Indenture Trustee or the Administrative Agent.

“Reserve Account Minimum Balance” means at any time the greater of (i) $500,000 or (ii) the product of (A) 0.50% and (B) the Total Outstanding Advances at such time.

“Reserve Account Withdrawal Amount” has the meaning assigned to it in Section 3.04(b).

“Revolving Period” means the period commencing on the date hereof and ending on the Facility Termination Date.

“Schedule of Pledged Student Loans” a listing of certain Student Loans of Issuer delivered to and held by the Indenture Trustee (or set forth on the Master Servicer’s or any applicable Sub-Servicer’s system) pursuant to Section 5.03 (which Schedule may be in the form of microfiche or computer file or other medium acceptable to the Indenture Trustee) which includes such information reasonably requested by the Administrative Agent, any Funding Agent or the Indenture Trustee, as such listing may be amended, restated, supplemented or otherwise modified from time to time.

“Secured Parties” means the Lenders, the Funding Agents, the Administrative Agent, the Valuation Agent, the Indemnified Parties and the Affected Parties, as their respective interests appear under the Indenture.

“Securities Intermediary” means U.S. Bank National Association in its capacity as securities intermediary with respect to the Accounts.

“Servicer Advances” has the meaning set forth in Section 3.05(e).

“Servicer Event of Default” means, with respect to the Master Servicer or any Sub-Servicer: (i) the Master Servicer or such Sub-Servicer shall fail in any material respect to perform or observe any term, covenant or agreement that is an obligation of the Master Servicer or such Sub-Servicer under any Sub-Servicing Agreement or any Transaction Document (other than as referred to in clause (ii) below) and such failure continues unremedied for the lesser of (x) thirty days after (a) written notice thereof shall have been given by the Administrative Agent to Issuer or the Master Servicer or (b) the Master Servicer or such Sub-Servicer has actual knowledge thereof or (y) the grace period with respect to such provision as listed in the applicable Transaction Document; (ii) the Master Servicer shall fail to make any payment or deposit required to be made by it under any Transaction Document when due and such failure shall remain unremedied for three Business Days; (iii) any representation or warranty made or deemed to be made by the Master Servicer or such Sub-Servicer (or any of its officers) under or in connection with any Sub-Servicing Agreement or any Transaction Document or any information or report delivered pursuant to any Sub-Servicing Agreement or any Transaction Document shall prove to have been false or incorrect

21

in any material respect when made and such condition shall remain unremedied for 30 days after (a) written notice thereof shall have been given by the Administrative Agent or to the Master Servicer or (b) the Master Servicer or such Sub-Servicer has actual knowledge thereof; (iv) an Event of Bankruptcy shall have occurred with respect to the Master Servicer or such Sub-Servicer; (v) (a) any material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Issuer to the Administrative Agent prior to the execution and delivery of the Indenture is pending against the Master Servicer or such Sub-Servicer or any of its Affiliates, or (b) any material development not so disclosed has occurred in any such litigation or proceedings so disclosed, which in the case of clause (a) or (b), in the opinion of the Administrative Agent or the Lenders, has a reasonable likelihood of having a Servicer Material Adverse Effect with respect to the Master Servicer or such Sub-Servicer; or (vi) there shall exist any event or occurrence that has had or has a reasonable likelihood of causing a Servicer Material Adverse Effect.

“Servicer Material Adverse Effect” means with respect to the Master Servicer or any Sub-Servicer and any event or circumstance, a material adverse effect on:

(i)                                     the business, assets, financial condition, prospects or operations of the Master Servicer or such Sub-Servicer;

(ii)                                  the ability of the Master Servicer or such Sub-Servicer to perform its obligations under any Transaction Document to which it is a party;

(iii)                               the collectibility or enforceability of a material amount of the Pledged Student Loans, or any Guarantee Agreement with respect to a material amount of the Pledged Student Loans; or

(iv)                              the status, existence, perfection, priority or enforceability of the Indenture Trustee’s security interest in the Collateral.

“Servicer Repurchase Amount” has the meaning set forth in Section 12.05 of the Indenture.

“Settlement Date” means the date which is the third Business Day after the end of a Settlement Period or, with respect to Advances bearing interest with reference to the Eurodollar Rate or the Alternate Base Rate, the last day of the Settlement Period.

“Settlement Period” means:  (i) initially the period commencing on the date hereof pursuant to Section 1.02 of the Indenture (or in the case of any fees payable hereunder, commencing on the date hereof) and ending on the last day of the same calendar month, and (ii) thereafter, each monthly period ending on the last day of the calendar month; provided, that during the Liquidation Period the Settlement Period shall be such period determined by the Administrative Agent in its sole discretion (which may be a period as short as one Business Day).

“Solvent” means, with respect to any Person at any time, a condition under which:

(i)                                     the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)                                  the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts

22

as they become absolute and matured (“debts”, for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)                               such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)                              such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A)                              the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)                                the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)                                the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D)                               the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arms length transaction in an existing and not theoretical market.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Structuring Fee Letter” has the meaning set forth in Section 4.01.

“Student Loan” means an education loan made to a student or parent of a dependent student that is not granted under the FFELP Program.

“Student Loan Notes” means the promissory notes or other writings or records evidencing the Student Loans.

“Sub-Servicer” means Pennsylvania Higher Education Assistance Agency (“PHEAA”) and such other sub-servicers as are approved from time to time by the Administrative Agent and the Majority Funding Agents in accordance with the terms of the Indenture.

“Sub-Servicing Agreement” means each servicing agreement between the Master Servicer and the applicable Sub-Servicer with respect to the servicing of the Student Loans, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the terms of the Indenture, including the PHEAA Servicing Agreement.

“Take-Out Securitization” means an asset securitization, financing or similar transaction pursuant to which all or substantially all of the Pledged Student Loans are released from the lien of the Indenture pursuant to Section 1.04.

“Termination Fee” with respect to any Advance means the amount, if any, by which (i) the additional interest that would have accrued on such Advance during its current Settlement Period if the

23

outstanding principal amount of such Advance had not been repaid prior to the Settlement Date for such Settlement Period exceeds (ii) the income, if any, that the applicable Lender will receive by investing the proceeds for such principal repayment in investments that are permissible for such Lender and that will mature on such Settlement Date.

“TERI” means The Education Resources Institute, Inc., a Massachusetts corporation and its permitted successors and assigns.

“Third Party Originators” means those Third-Party Originators as may be approved by the Administrative Agent and the Majority Funding Agents from time to time in writing.

“Third Party Servicer” a Sub-Servicer that is not an Affiliate of the Issuer.

“Total Outstanding Advances” at any time means the sum of (a) the aggregate amount disbursed to the Issuer by the Lenders in connection with the funding of any Advance (or portion thereof) pursuant to the Indenture, less (b) any payments made by the Issuer and actually received by or on behalf of the Lenders and applied to reduce the principal balance of any Advance pursuant to Section 2.03 of the Indenture (which have not been rescinded or otherwise returned for any reason), plus (c) all accrued and unpaid interest with respect to the Advances which is “capitalized” by a Conduit Lender or the Administrative Agent on its behalf in connection with such Conduit Lender’s commercial paper program and (d) without duplication, all accrued and unpaid interest with respect to the Advances which is “capitalized” pursuant to Section 2.03(c) of the Indenture; provided, however, that if the Total Outstanding Advances shall have been reduced, pursuant to clause (b) above, by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Total Outstanding Advances shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Transaction Documents” means this Indenture, the Notes, the Structuring Fee Letter, the Program Fee Letters, the Indenture Trustee Fee Letter, each Sub-Servicing Agreement, each Custody Agreement, the Guarantee Agreements, the Purchase and Sale Agreements, the Parent Guaranty, all Program Support Agreements, the Account Control Agreements, and the other documents, certificates, instruments, agreements and notices to be executed and delivered in connection herewith.

“Transfer Date” has the meaning set forth in Section 12.05(b).

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UFSB” means Union Federal Savings Bank, a United States federal bank, and its permitted successors and assigns.

“UFSB Purchase and Sale Agreement” means the Note Purchase Agreement dated as of July 18, 2007 between Affiliated Originator and the Issuer as the same may be amended, supplemented or otherwise modified from time to time.

“Unmatured Event of Termination” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Termination.

“Valuation Agent” means CNAI or such other party designated by the Administrative Agent with the consent of the Issuer and the Majority Funding Agents to act as Valuation Agent hereunder.

24

“Value” means the outstanding Principal Balance (as reported by Issuer on the last Monthly Report delivered to the Administrative Agent) of a Pledged Student Loan (plus accrued but unpaid interest to the extent not previously capitalized).

“Weighted Average FICO Score” means, as of the last day of any Settlement Period, the weighted average FICO Score of the Obligors of the Pledged Student Loans not subject to a Guarantee as of such Settlement Date.

B.                                     Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

C.                                     Computation of Time Periods.  Unless otherwise stated in this Indenture, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.  All references to New York time shall mean the time in New York, New York.

25

EXECUTION COPY

AMENDMENT NO. 1 TO INDENTURE, LIMITED WAIVER AND ACKNOWLEDGMENT

THIS AMENDMENT NO. 1 TO INDENTURE, LIMITED WAIVER AND ACKNOWLEDGMENT (this “Amendment”) is entered into as of April 15, 2009 by and among UFSB PRIVATE LOAN SPV, LLC, a Delaware limited liability company, as issuer (“Issuer”), CIESCO, LLC, as conduit lender (the “Conduit Lender”), the financial institutions from time to time party to the Indenture as committed lenders (collectively, the “Committed Lenders” and together with the Conduit Lender, the “Lenders”), CITICORP NORTH AMERICA, INC. (“CNAI”), as funding agent (in such capacity, the “Funding Agent”) and as administrative agent (in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (in such capacity, the “Indenture Trustee”) and UNION FEDERAL SAVINGS BANK (“UFSB”), as master servicer (in such capacity, the “Master Servicer”).  Unless otherwise indicated, capitalized terms used in this Amendment shall have the meaning assigned to them in the Indenture referred to below.

PRELIMINARY STATEMENT

WHEREAS, Issuer, the Conduit Lender, the Committed Lenders, the Funding Agent, the Administrative Agent, the Indenture Trustee and the Master Servicer are parties to that certain Indenture, dated as of July 18, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Indenture”);

WHEREAS, CNAI, as Funding Agent and Administrative Agent, has sent the Issuer, the Master Servicer and each of the other addressees thereto a Reservation of Rights Letter, dated April 9, 2008 (the “First Reservation of Rights Letter”), a Reservation of Rights Letter, dated July 3, 2008 (the “Second Reservation of Rights Letter”), a Reservation of Rights Letter, dated December 5, 2008 (the “Third Reservation of Rights Letter”), a letter, dated April 3, 2009 (the “Step-up Letter”), providing notice of a partial exercise of rights under the First Reservation of Rights Letter and a Notice of Facility Termination Date, dated July 18, 2008 (the “Notice of Termination” and together with the First Reservation of Rights Letter, the Second Reservation of Rights Letter, the Third Reservation of Rights Letter and the Step-up Letter, the “Reservation of Rights Letters”);

WHEREAS, pursuant to certain loan origination, guaranty, and security agreements (the “Program Documents”), The Educational Resources Institute, Inc. (“TERI”), among other things, (i) was retained as agent for UFSB to originate student loans and perform loan origination services with respect to student loans to be funded by UFSB (the “Student Loans”), and (ii) guaranteed the payment of one hundred percent (100%) of the principal and interest on every Student Loan for which a “Guaranty Event” occurs;

WHEREAS, on April 7, 2008, TERI filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Massachusetts (the “Court”);

WHEREAS, pursuant to the Program Documents, certain guaranty fees and other amounts have been deposited into a segregated account;

WHEREAS, Issuer has acquired certain rights to a portion of the Student Loans and related rights under the Program Documents pursuant to a certain Note Purchase Agreement by and between UFSB and Issuer, dated as of July 18, 2007;

WHEREAS, in light of certain risks, costs, and delay associated with resolving certain disputes regarding the secured and unsecured claims of UFSB and Issuer, TERI, UFSB and Issuer have agreed upon the terms and subject to the conditions set forth in the stipulation attached hereto as Exhibit A (the “Stipulation”) to terminate the Program Documents and to settle the claims related thereto;

WHEREAS, the Conduit Lender, the Committed Lender, the Funding Agent, the Administrative Agent and, at and in accordance with the direction of the Administrative Agent, the Indenture Trustee executed and delivered that certain Acknowledgment and Consent, dated as of March 25, 2009 (the “Consent” and together with the Stipulation, the “Settlement Agreement”), consenting to the execution and delivery by the Issuer and UFSB, and all of the terms, of the Stipulation;

WHEREAS, the Court entered an order on April 7, 2009 approving the Stipulation, and UFSB received $30,045,817.54 pursuant to the Stipulation on April 9, 2009 (the “Settlement Amount”);

WHEREAS, the Indenture Trustee (at the direction of the Administrative Agent) and the other parties hereto have agreed to the allocation of the Settlement Amount, and the amendment of the Indenture, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     Allocation of the Settlement Amount; Additional Agreements.

1.1.                              On or prior to the date of the execution and delivery of this Amendment, the Issuer and the Master Servicer shall cause to be transferred to the Collection Account by direct wire transfer (or other means acceptable to the Administrative Agent), amounts payable by TERI under the Settlement Agreement in respect of, or representing reserves relating to, the Financed Student Loans and related Collateral in an amount equal to $15,713,598.35 (the “Allocation”) for disbursement pursuant to Section 3.03(b) of the Indenture on the next Settlement Date.  The parties acknowledge and agree that, other than the Allocation, amounts payable by TERI under the Settlement Agreement do not constitute Collateral and are not related to the Financed Student Loans.

1.2.                              The parties acknowledge and agree that solely the execution and delivery of the Settlement Agreement, the consummation of the transactions and agreements contemplated by the Stipulation and the terms of the Stipulation, including the termination of the Program Documents and the failure of TERI to serve as a Guarantor of the Financed Student Loans, shall not (a) constitute a breach of, or failure of the Issuer or Master Servicer to perform or observe, any of the representations, warranties or covenants of the Issuer or the Master Servicer under the Indenture, including without limitation the provisions of Section 6.01, Section 7.01, Section 7.03 or Section 12.02 thereof, (b) give rise to a right to the reassignment of any Financed Student Loan to the Issuer or the Master Servicer, including without limitation pursuant to Section 6.02 or 12.05 of the Indenture, or (c) result in any indemnification obligation on the part of the Issuer or Master Servicer under the Indenture, including without limitation under Section 11.01(a)(ix) thereof.

1.3.                              Upon deposit of the Allocation in the Collection Account, each of the Conduit Lender, the Committed Lenders, the Funding Agent and the Administrative Agent irrevocably and unconditionally waives, releases and discharges each of the Issuer and the Master Servicer and their respective attorneys, agents, employees, officers, directors, successors and assigns, from all claims, causes of action, suits, damages, judgments, obligations, rights, defenses and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which any of them ever had, now has or hereafter can, shall or may have against or with respect to the Issuer or the Master Servicer solely with respect to the execution and delivery of the Settlement Agreement, the consummation of the transactions and agreements contemplated by the Stipulation (including the termination of the Guarantee Agreement, and

2

the failure by TERI to serve as Guarantor of any Financed Student Loan) and the effectiveness of the Settlement Agreement.

1.4                                 The parties hereto acknowledge and agree that from and after April 3, 2009: (i) the “Used Fee” payable under the Fee Letter dated July 18, 2007 (the “Fee Letter”) shall be calculated at the rate of 0.20% of the average daily Total Outstanding Advances and (ii) no Liquidity Fee shall be payable under the Fee Letter.

SECTION 2.              Acknowledgment and Reservation of Rights.

2.1.                              Pursuant to the Reservation of Rights Letters the Administrative Agent notified the Issuer and the Master Servicer of the Known Defaults (as defined in the Reservation of Rights Letters), the occurrence of the Facility Termination Date and the commencement of the Liquidation Period.  In light of the existence of the Known Defaults and the circumstances described in the Reservation of Rights Letters, the Lenders (through the Administrative Agent and the Funding Agent) presently are entitled to exercise their various rights, powers and remedies under the Indenture, any of the other Transaction Documents, and/or applicable law. Except as set forth herein or in the Settlement Agreement, or as the Issuer and Master Servicer have otherwise been notified in writing, the Administrative Agent, the Funding Agent and the Lenders are not presently exercising any such other rights, powers, or remedies, although they reserve their ability to do so at any time in their sole and absolute discretion.  Specifically, the Administrative Agent, the Funding Agent and the Lenders do not waive the Known Defaults, any other event (whether now existing or hereafter arising) that constitutes an Event of Termination under Article VIII of the Indenture (each, an “Other Event of Termination”), or any right, power, and/or remedy relating to the Known Default or any Other Event of Termination.

2.2.                              Without limiting the generality of the foregoing, except as otherwise contemplated by the Settlement Agreement and Section 1 hereof, the Administrative Agent, the Funding Agents and the Lenders expect and require the Issuer and Master Servicer to, and the Issuer and the Master Servicer hereby agree to, timely comply with all other provisions of the Indenture and the other Transaction Documents.

2.3                                 Pursuant to Section 9.07 of the Indenture, the Administrative Agent hereby directs and authorizes the Indenture Trustee to enter into, execute and deliver this Amendment and perform in accordance herewith.  The parties hereto acknowledge and agree that the Indenture Trustee is entering into this Amendment at the direction of Administrative Agent and shall not be responsible for the adequacy, sufficiency, value or effectiveness of the Settlement Agreement or this Amendment, including, without limitation, the Allocation.  For the avoidance of doubt, the indemnities set forth in the Indenture in favor of the Indenture Trustee, including, without limitation, Section 9.18, shall apply to the Indenture Trustee with respect to its execution, delivery and performance of the Settlement Agreement and this Amendment.

SECTION 3.             Conditions Precedent.  This Amendment shall become effective and be deemed effective as of the date first written above (the “Amendment Effective Date”) upon (i) the Administrative Agent’s having received counterparts of this Amendment duly executed by each party hereto and (ii) the receipt of the Allocation in the Collection Account as described in Section 1.1 hereof.

SECTION 4.             Miscellaneous.

4.1.                              On and after the Amendment Effective Date, each reference in the Indenture to “this Indenture”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and all references to the Indenture in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean and be a reference to the Indenture as amended hereby.

3

The Indenture and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.2.                              Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under and as defined in the Indenture.

SECTION 5.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).  EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 5 SHALL AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF OTHER JURISDICTIONS.

SECTION 6.             Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be deemed as effective as delivery of an originally executed counterpart.  Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Amendment will not affect the validity or effectiveness of this Amendment.

SECTION 7.             Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of each of Issuer, the Master Servicer, the Lenders, the Funding Agent, the Administrative Agent, the Indenture Trustee and their respective successors and assigns.

SECTION 8.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9.             Integration.  This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein.  This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

SECTION 10.                                             No Course of Dealing.  The Administrative Agent and the Lenders have entered into this Amendment on the express understanding with Issuer and the Master Servicer that in entering into this Amendment the Administrative Agent and the Lenders are not establishing any course

4

of dealing with Issuer or the Master Servicer.  Except as otherwise contemplated by the Settlement Agreement and Section 1 hereof, the Administrative Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Indenture and the other Transaction Documents shall not in any way be impaired by the execution of this Amendment.  Neither the Administrative Agent nor any of the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Administrative Agent and the Lenders may require the payment of fees in connection therewith.

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereto duly authorized as of the date first written above.

UFSB PRIVATE LOAN SPV, LLC

By:	/s/ Richard L. Shaw II
Richard L. Shaw II
President

UNION FEDERAL SAVINGS BANK,
as Master Servicer

By:	/s/ Rodney Whitwell
Rodney Whitwell
Chief Executive Officer

Amendment No. 1 to Indenture

S-1

CITICORP NORTH AMERICA, INC., as Funding Agent and as Administrative Agent

By:	/s/ Kevin Lundquist
	Name:	Kevin Lundquist
	Title:	Director

CIESCO, LLC, as Conduit Lender
By: Citicorp North America, Inc., as its attorney-in-fact

By:	/s/ Kevin Lundquist
	Name:	Kevin Lundquist
	Title:	Director

Amendment No. 1 to Indenture

S-2

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Brian D. True
	Name:	Brian D. True
	Title:	Assistant Vice President

Amendment No. 1 to Indenture

S-3

EXECUTION COPY

AMENDMENT NO. 2 TO INDENTURE

THIS AMENDMENT NO. 2 TO INDENTURE (this “Amendment”) is entered into as of April 16, 2010 (the “Effective Date”), by and among UFSB PRIVATE LOAN SPV, LLC, a Delaware limited liability company, as issuer (“Issuer”), CIESCO, LLC, as conduit lender (the “Conduit Lender”), the financial institutions from time to time party to the Indenture (as defined below) as committed lenders (collectively, the “Committed Lenders” and together with the Conduit Lender, the “Lenders”), CITICORP NORTH AMERICA, INC. (“CNAI”), as funding agent (in such capacity, the “Funding Agent”) and as administrative agent (in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (in such capacity, the “Indenture Trustee”), THE FIRST MARBLEHEAD CORPORATION (“FMD”), a Delaware corporation, as master servicer (in such capacity, the “Master Servicer”) and UNION FEDERAL SAVINGS BANK (“UFSB”), a federal savings bank, solely for the purpose of acknowledgement of its replacement as master servicer.  Unless otherwise indicated, capitalized terms used in this Amendment shall have the meaning assigned to them in the Indenture.

PRELIMINARY STATEMENT

WHEREAS, Issuer, the Conduit Lender, the Committed Lenders, the Funding Agent, the Administrative Agent, the Indenture Trustee and UFSB are parties to that certain Indenture, dated as of July 18, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Indenture”);

WHEREAS, the Facility Termination Date was declared on April 9, 2008, upon an Event of Bankruptcy with respect to The Education Resources Institute, Inc. (“TERI”);

WHEREAS, CNAI, as Administrative Agent, delivered to the Issuer, UFSB and each of the other addressees thereto a letter, dated April 3, 2009 (the “Step-up Letter”), setting forth the methodology for thereafter calculating the rate of interest payable on each outstanding Advance;

WHEREAS, Issuer, the Conduit Lender, the Committed Lenders, the Funding Agent, the Administrative Agent, the Indenture Trustee and UFSB entered into Amendment No. 1 to Indenture, Limited Waiver and Acknowledgment, dated as of April 15, 2009, in connection with, among other things, the termination of the Guarantee Agreement, the allocation of certain settlement proceeds received by UFSB from TERI and the amendment of certain Program Fees;

WHEREAS, Issuer, the Conduit Lender, the Committed Lenders, the Funding Agent, the Administrative Agent, the Indenture Trustee, FMD, The National Collegiate Funding II, LLC (“NCF II”), The National Collegiate Student Loan Trust 2009-1 (the “Trust”) and UFSB are concurrently entering into a Settlement Agreement and Release (the “Settlement Agreement”), pursuant to which, among other things, the parties will release certain claims they may have under the Indenture, all of the membership interests of the Issuer will be transferred by UFSB to FMD (and subsequently contributed by FMD to NCF II and then by NCF II to the Trust) and the Trust will contribute to the Issuer certain cash and certain additional student loans (the “Additional Student Loans”); and

WHEREAS, Issuer, the Conduit Lender, the Committed Lenders, the Funding Agent, the Administrative Agent, the Indenture Trustee, UFSB and FMD desire to amend the Indenture as set forth herein, to, among other things, replace UFSB with FMD as master servicer under the Indenture, adopt certain new servicing arrangements and fees, revise the interest rate hereafter payable on all outstanding Advances and terminate all Program Fees.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                 Replacement of Master Servicer; Amendments and Acknowledgments.

1.1.          From and after the Effective Date, FMD shall succeed UFSB as Master Servicer under and pursuant to the terms of the Indenture and other Transaction Documents.  FMD, as Master Servicer, shall assume and be obligated to perform all duties, and shall assume and have all other obligations and rights, of Master Servicer which may arise on or after the Effective Date.

1.2.          The parties hereto acknowledge and agree that the execution and delivery of this Amendment and the Settlement Agreement, and the performance of the terms hereof and thereof, including the termination of UFSB as master servicer under the Indenture, shall not, solely in and of itself (a) constitute a breach of any of the representations, warranties or covenants of the Issuer, UFSB or any Master Servicer under the Indenture, (b) give rise to any right or obligation with respect to a Reassignment of any Student Loan under Section 6.02 of the Indenture, (c) give rise to any right or obligation with respect to the purchase of any Student Loan under Section 12.05 of the Indenture or (d) result in any indemnification obligation on the part of the Issuer, UFSB or any Master Servicer under the Indenture, other than any obligation of the Issuer pursuant to Section 13.05 of the Indenture.

1.3.          The parties hereto acknowledge and agree that from and after the Effective Date, (a) any and all claims, remedies or recourse against the master servicer under the Indenture (whether arising before or after the date hereof) shall be directed to, and shall be the sole responsibility of, FMD, as Master Servicer, and FMD, as Master Servicer, hereby agrees to assume all of such obligations (subject to the terms of the Settlement Agreement, including without limitation Section 5) and (b) there shall be no claims, remedies or recourse against UFSB under the Indenture, and UFSB shall have no obligation, responsibility or liability to any party under the Indenture.

1.4.          Section 12.12(a) of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a)           Organization and Good Standing.  The Master Servicer is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with the power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to serve as master servicer with respect to the Pledged Student Loans.

1.5.          Section 12.15 of the Indenture is hereby amended by deleting each and every reference therein to “UFSB” and inserting “FMD” in lieu thereof.  The Indenture is further amended by deleting each and every reference therein to “Union Federal Savings Bank” and inserting “The First Marblehead Corporation” in lieu thereof.  Appendix A to the Indenture is hereby amended by inserting the following definition:

“FMD” means The First Marblehead Corporation, a Delaware corporation.

1.6.          Subject to the rights of the Administrative Agent and/or the Majority Funding Agents to earlier remove and replace the Master Servicer (a) as a result of the events, prior to the date hereof, described in Section 2.1 of this Amendment below, or (b) pursuant to Section 8.02(c) of the Indenture upon the occurrence of any Event of Termination arising after the Effective Date, or pursuant to Section 12.16 of the Indenture upon the occurrence of any Servicer Event of Default with respect to the Master

2

Servicer arising after the Effective Date, the parties hereto hereby agree that in connection with the amendments and agreements contemplated hereby, the initial term of FMD’s role as Master Servicer shall expire on April 16, 2011, unless at least 30 days prior to such date the Administrative Agent shall have provided a written instruction to FMD to continue its role as Master Servicer in accordance with the terms of the Indenture for an additional period of time (not to exceed one year) as may be selected by the Administrative Agent in its sole discretion.  Thereafter the term of FMD’s role as Master Servicer shall be extended solely to the extent the Administrative Agent provides written instruction (no less than 30 days prior to the expiration of the then-current term) to the Master Servicer to continue servicing in such capacity for the period of time as may be selected by the Administrative Agent in each such written instruction (in each case not to exceed an additional one year term).  FMD agrees that it will continue to serve in its capacity as Master Servicer until the expiration of the initial term and for each successive term for which it has been instructed by the Administrative Agent to so remain as Master Servicer, and that it will not during any such term resign as Master Servicer other than in accordance with Section 12.15 of the Indenture.

1.7.          Appendix A to the Indenture is hereby amended by deleting the definition of “Master Servicer” and inserting the following in lieu thereof:

“Master Servicer” means FMD, in its capacity as master servicer hereunder.

1.8.          Paragraph (e) of Section 12.07 of the Indenture is hereby deleted in its entirety.

SECTION 2.         Acknowledgment and Reservation of Rights.

2.1.          The parties hereto acknowledge and agree that (a) Events of Termination have previously occurred, (b) except as otherwise provided in the Settlement Agreement, the Administrative Agent, the Funding Agent, the Lenders and the Indenture Trustee shall have all rights, powers and remedies pursuant to Section 8.02 of the Indenture as a result of such Events of Termination and all other rights and remedies available to them under the Transaction Documents and applicable law, (c) notwithstanding anything to the contrary herein or in the Settlement Agreement, the Lenders are under no obligation to make any Advances, the Facility Termination Date has occurred and the Liquidation Period is in effect and (d) although such parties may not be presently exercising any rights, powers, or remedies, they reserve their ability to do so at any time in their sole and absolute discretion, except as otherwise provided in the Settlement Agreement.  Specifically, the Administrative Agent, the Funding Agent and the Lenders shall have the right to foreclose on the Collateral as provided in Section 8.02(d) of the Indenture and to liquidate it as provided therein.

2.2.          Section 8.01 of the Indenture is hereby amended by deleting paragraph (i) in its entirety.

SECTION 3.         Servicing and Collection of the Pledged Student Loans.

3.1.          From and after the Effective Date, the servicing and collection of the Pledged Student Loans by the Pennsylvania Higher Education Assistance Agency (“PHEAA”) shall be governed by the PHEAA Servicing Agreement, as amended to reflect the servicing guidelines attached as Annex A to this Amendment (the “Servicing Guidelines”).  PHEAA shall service Pledged Student Loans that are not more than 31 days past due.

3.2.          The Special Servicing Agreement attached as Annex B to this Amendment (the “Special Servicing Agreement”) shall constitute a Sub-Servicing Agreement, and First Marblehead Education Resources, Inc. (“FMER”) shall be a Sub-Servicer, it being understood that the Master Servicer shall, in accordance with Section 12.10 of the Indenture, remain obligated and be liable for such sub-servicing by

3

FMER.  Pursuant to the Special Servicing Agreement, FMER shall take such actions as it shall deem reasonably necessary or appropriate in its discretion to administer and oversee the Special Services (as defined in the Special Servicing Agreement), and the parties agree that the Administrative Agent shall terminate the Special Servicing Agreement if the Administrative Agent elects, in its discretion, to terminate or replace FMD as Master Servicer; provided, however, that in the event the Special Servicing Agreement is terminated, FMER shall continue to perform its duties in such capacity and shall cooperate with the Issuer and the Administrative Agent and take all reasonable steps requested to assist the Issuer and the Administrative Agent in making an orderly transfer of the duties of FMER to a successor until the earlier of (a) a successor special servicer reasonably acceptable to, and appointed by, the Administrative Agent shall have agreed to assume its role hereunder and (ii) one hundred twenty (120) days following notice of such termination.  The parties acknowledge and agree that (a) FMER may retain, in its sole discretion, one or more collection agencies or other persons (collectively, the “Sub-contractors”) to perform consumer-facing servicing and collections activities and (b) each Sub-contractor shall be a “sub-contractor” under Section 12.10 of the Indenture and not a Sub-Servicer.

3.3.          The second sentence of Section 3.03(a) of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

Issuer and the Master Servicer shall cause each Sub-Servicer to remit all Collections received by such Sub-Servicer to the Indenture Trustee for deposit in the Collection Account in accordance with the applicable Sub-Servicing Agreement and not less frequently than three times per month and at least once every 15 days.

3.4.          Section 7.03(a) of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a)           Servicing.  Issuer shall use its reasonable efforts to cause each applicable Sub-Servicer to service the Pledged Student Loans in accordance with the Sub-Servicing Agreement or Credit and Collection Policy, as applicable, and ensure that all Pledged Student Loans are serviced in all material respects in accordance with all applicable federal, state and local laws, including (without limitation) the applicable Consumer Credit Laws, the failure to comply with which could be reasonably expected to have a material adverse effect on the Lenders or the Collateral.  Issuer shall not and shall use its reasonable efforts not to permit any Sub-Servicer to (i) rescind, discharge or cancel any Pledged Student Loan except as provided in the Credit and Collection Policy or any applicable Sub-Servicing Agreement or (ii) reschedule, revise, defer or otherwise settle, or compromise payments, fees or charges due on any Pledged Student Loan except as provided in the Credit and Collection Policy or any applicable Sub-Servicing Agreement.  Issuer shall not otherwise agree, or permit any Sub-Servicer to otherwise agree, to any decrease of the interest rate on, or the principal amount payable with respect to, any Pledged Student Loan except as otherwise permitted by the Credit and Collection Policy or any applicable Sub-Servicing Agreement.  Issuer shall use its reasonable efforts to cause each Sub-Servicer to maintain appropriate procedures with respect to the Pledged Student Loans, including (i) taking any steps to enforce such Pledged Student Loan such as commencing a legal proceeding to enforce a Pledged Student Loan in the name of Issuer for the benefit of the Indenture Trustee and the Secured Parties and (ii) taking any other collection efforts that may be necessary or reasonable under the Credit and Collection Policy or any applicable Sub-Servicing Agreement to collect any Pledged Student Loan.  Notwithstanding the foregoing or anything to the contrary in this Indenture, the Issuer (or the Master Servicer, any Sub-Servicer or any sub-contractor) shall be permitted to reschedule, revise, defer and otherwise settle or compromise payments, fees or charges, including the reduction of principal amounts payable, or take

4

other reasonable actions, with respect to Student Loans that are Defaulted Student Loans in connection with maximizing the recovery on such Student Loans.

3.5.          The second sentence of Section 12.01 of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

The Master Servicer shall cause FMER to exercise, and shall use its reasonable efforts to cause each other Sub-Servicer to exercise reasonable care in performing its duties under its respective Sub-Servicing Agreement, using that degree of skill and attention that such Sub-Servicer exercises with respect to comparable private student loans that it services (or for which it provides Special Services, in the case of FMER) at comparable cost.

3.6.          The second paragraph of Section 12.01 of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

The duties of the applicable Sub-Servicers on behalf of the Master Servicer shall include collection and posting of all payments, responding to inquiries of borrowers on such Pledged Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons or billing notices to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and quarterly statements with respect thereto to the Administrative Agent. The Master Servicer shall cause FMER to provide any applicable Special Services, and shall use its reasonable efforts to cause each other applicable Sub-Servicer to service, the Pledged Student Loans in accordance with the Sub-Servicing Agreement or the Credit and Collection Policy, as applicable, and ensure that all Pledged Student Loans are serviced in all material respects in accordance with all applicable federal, state and local laws, including (without limitation) the applicable Consumer Credit Laws, the failure to comply with which could be reasonably expected to have a material adverse effect on the Lenders or the Collateral.  The Master Servicer shall not and shall use its reasonable efforts not to permit any Sub-Servicer to (i) rescind, discharge or cancel any Pledged Student Loan except as provided in the Credit and Collection Policy or any applicable Sub-Servicing Agreement, or (ii) reschedule, revise, defer or otherwise settle or compromise payments, fees or charges due on any Pledged Student Loan except as provided in the Credit and Collection Policy or any applicable Sub-Servicing Agreement.  The Master Servicer shall cause FMER to maintain, and shall use its reasonable efforts to cause the other Sub-Servicers to maintain, appropriate procedures with respect to the Pledged Student Loans, including (i) taking any steps to enforce such Pledged Student Loan such as commencing a legal proceeding to enforce a Pledged Student Loan in the name of Issuer for the benefit of the Indenture Trustee and the Secured Parties and (ii) taking any other collection efforts that may be necessary or reasonable under the Credit and Collection Policy or any applicable Sub-Servicing Agreement to collect any Pledged Student Loan.  Notwithstanding the foregoing or anything to the contrary in this Indenture, the Master Servicer (or the Issuer, any Sub-Servicer or any sub-contractor) shall be permitted to reschedule, revise, defer and otherwise settle or compromise payments, fees or charges, including the reduction of principal amounts payable, or take other reasonable actions, with respect to Student Loans that are Defaulted Student Loans in connection with maximizing the recovery on such Student Loans.

3.7.          Section 12.02(a) of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

5

(a)           The Master Servicer shall deposit all collections received directly by it relating to the Pledged Student Loans to the Collection Account within two Business Days of receipt.  The Master Servicer shall cause the applicable Sub-Servicers to remit all collections relating to the Pledged Student Loans to the Collection Account for deposit therein; provided, however, that any Sub-Servicer or sub-contractor shall remit such collections to the Collection Account no less frequently than three times per month and at least once every 15 days.  The Master Servicer shall not (and shall not allow the Affiliated Originator to) deposit any amounts other than Collections (and other amounts permitted or required by the terms of this Indenture to be deposited into the Collection Account) into the Collection Account.  In the event that any amounts other than Collections (and other amounts permitted or required by the terms of this Indenture to be deposited into the Collection Account) are deposited into the Collection Account, the Master Servicer shall promptly direct the Indenture Trustee in writing to remit such amounts to the Person determined by the Master Servicer as being the Person to whom such amounts should have been remitted.

3.8.          Section 12.02(b), Section 12.02(c) and Section 12.03 of the Indenture are hereby deleted in their entirety.

3.9.          The second sentence of Section 12.05(a) of the Indenture is hereby amended by deleting the phrase “as determined by the Administrative Agent, the Funding Agents or the Lenders” and inserting the following in lieu thereof:

“as reasonably determined by the Administrative Agent, the Funding Agents or the Lenders.”

3.10.        Section 12.10 of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

Appointment of Sub-Servicers.  The Master Servicer shall appoint one or more Sub-Servicers to perform all of its obligations as Master Servicer hereunder, and without notice or consent, delegate specific duties to sub-contractors who are in the business of performing such duties (including First Marblehead Data Services, Inc., First Marblehead Education Resources, Inc. and third party agencies designated by either of them as contemplated by the Administration Agreement or the Special Servicing Agreement); provided, however, that the Master Servicer shall remain obligated and be liable to Issuer, the Administrative Agent, the Funding Agents, the Lenders and the other Secured Parties for the servicing of the Pledged Student Loans, in accordance with the provisions hereof (whether or not any such provisions describe any such service or duty as one which the Master Servicer shall perform itself or as one which the Master Servicer shall cause, or use its reasonable efforts to cause, a Sub-Servicer or sub-contractor to so perform, and whether or not the Master Servicer has appropriate licenses and/or approvals for any such performance) without diminution of such obligation and liability by virtue of the appointment of such Sub-Servicers or other delegation of such duties and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing the Pledged Student Loans.  The fees and expenses of each Sub-Servicer (and any such sub-contractors) shall be as agreed between the Master Servicer and the applicable Sub-Servicer or a sub-contractor from time to time, and none of the Issuer, the Lenders, the Funding Agents, the Administrative Agent, Indenture Trustee or any Secured Party shall have any responsibility therefor.

6

3.11.        The Issuer and the Master Servicer hereby covenant and agree, that in addition to the information set forth in Exhibit 7.02(d) to the Indenture, each Monthly Report delivered pursuant to Section 7.02(d) and Section 12.06 of the Indenture, as applicable, shall include a “collateral tape” listing all Student Loan in the portfolio as of the last day of the preceding calendar month and with such data fields as set forth in Annex C hereto, and that the definition of “Monthly Report” set forth in Annex A to the Indenture is hereby amended to include (in addition to the contents already required by Exhibit 7.02(d)), such collateral tape; provided, however, that the parties hereto agree that the Issuer and the Master Servicer shall not deliver any such collateral tape to the Indenture Trustee as part of any Monthly Report.

3.12.        Appendix A to the Indenture is hereby amended by deleting the definition of “Accepted Servicing Procedures” and inserting the following in lieu thereof:

“Accepted Servicing Procedures” means that the Master Servicer shall cause FMER to exercise, and shall use its reasonable efforts to cause each other Sub-Servicer to exercise, reasonable care in performing its duties under its respective Sub-Servicing Agreement, using that degree of skill and attention that such Sub-Servicer exercises with respect to comparable private student loans that it services (or for which it provides Special Services, in the case of FMER) at comparable cost. The Master Servicer shall cause FMER to provide any applicable Special Services, and shall use its reasonable efforts to cause each other applicable Sub-Servicer to service, the Pledged Student Loans in accordance with the Sub-Servicing Agreement or the Credit and Collection Policy, as applicable, and ensure that all Pledged Student Loans are serviced in all material respects in accordance with all applicable federal, state and local laws, including (without limitation) the applicable Consumer Credit Laws, the failure to comply with which could be reasonably expected to have a material adverse effect on the Lenders or the Collateral.

3.13.        Appendix A to the Indenture is hereby amended by deleting the definition of “Credit and Collection Policy” and inserting the following in lieu thereof:

“Credit and Collection Policy” means the policies and procedures attached hereto as Appendix B with respect to the servicing and collection of Student Loans as such policies and procedures may be approved in writing by the Administrative Agent or amended from time to time with the written consent of the Administrative Agent.

3.14.        Appendix A to the Indenture is hereby amended by deleting the definition of “PHEAA Servicing Agreement” and inserting the following in lieu thereof:

“PHEAA Servicing Agreement” means the Amended and Restated Private Student Loan Servicing Agreement, dated September 28, 2006, as amended, by and between the Pennsylvania Higher Education Assistance Agency and FMD.

3.15.        Appendix A to the Indenture is hereby amended by deleting the definition of “Sub-Servicer” and inserting the following in lieu thereof:

“Sub-Servicer” means Pennsylvania Higher Education Assistance Agency (“PHEAA”) and First Marblehead Education Resources, Inc. (“FMER”) and such other sub-servicers as are approved from time to time by the Administrative Agent and the Majority Funding Agents in accordance with the terms of the Indenture; provided, however, that any third party designated by FMER to perform consumer-facing servicing and collections activities, as contemplated by the Special Servicing Agreement, shall be deemed a “sub-contractor” under Section 12.10 of the Indenture and not a Sub-Servicer.

7

3.16.        Appendix A to the Indenture is hereby amended by inserting the following definition of “Special Servicing Agreement:”

“Special Servicing Agreement” means that certain Special Servicing Agreement, dated April 16, 2010 among FMD, First Marblehead Education Resources, Inc., as Special Servicer, and the Issuer, as amended, supplemented or otherwise modified from time to time.

3.17.        Appendix A to the Indenture is hereby amended by deleting the definition of “Sub-Servicing Agreement” and inserting the following in lieu thereof:

“Sub-Servicing Agreement” means each servicing agreement between the Master Servicer and the applicable Sub-Servicer with respect to the servicing of the Student Loans, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the terms of the Indenture, including the PHEAA Servicing Agreement and the Special Servicing Agreement.

3.18.        Appendix B to the Indenture is hereby deleted and replaced in its entirety with the Servicing Guidelines.

3.19.        Notwithstanding anything to the contrary herein or in the Indenture, the parties acknowledge and agree that the fees and expenses of Subcontractors with respect to Defaulted Student Loans (as defined in the Special Servicing Agreement) may be paid from Collections on such Defaulted Student Loans prior to remittance to the Collection Account, solely in the manner specifically described and provided for in Sections 2(B) and 5(C) of the Special Servicing Agreement.

SECTION 4.         Interest Rate and Program Fees.

4.1.          The Step-up Letter shall be of no further force or effect.  Section 2.02(a) of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a)           Interest Rates.  From and after the Effective Date, each Advance shall accrue interest during each Settlement Period at the following rates, which interest shall be payable as set forth in paragraph (b) below:

(i)            subject to the remaining provisions of this paragraph (a), at all times while the making or maintenance of such Advance (or the applicable portion thereof) by a Conduit Lender is funded by the issuance of Promissory Notes, the Promissory Note Rate for such Settlement Period, plus (x) prior to April 16, 2011, 0.50% per annum and (y) thereafter, 3.00% per annum; and

(ii)           at all times while the making or maintenance of such Advance (or the applicable portion thereof) by a Conduit Lender is funded other than by the issuance of Promissory Notes or is funded by the Committed Lenders, the Eurodollar Rate, or if the Eurodollar Rate is not available, the Alternate Base Rate, for such Settlement Period, plus, in either case, (x) prior to April 16, 2011, 0.50% per annum and (y) thereafter, 3.00% per annum.

provided, however, that for any day while (A) an Event of Termination or an Unmatured Event of Termination exists (other than as a result of either (x) the specific events and circumstances (the “Known Events”) of which the Administrative Agent has received

8

prior notice and which are specifically identified on that certain Monthly Report dated February 22, 2010, delivered by the Issuer and the Master Servicer to the Administrative Agent and attached to Amendment No. 2 or (y) any Event of Termination or Unmatured Event of Termination of the type described in paragraphs (j), (k), (l), (m), (n) or (s) of Section 8.01 of the Indenture), or (B) any change in law becomes effective that materially adversely affects the interests of the Administrative Agent, the Funding Agents or the Lenders, then in the case of either (A) or (B) of this proviso, the rate of interest on each Advance shall be an interest rate equal to 3.00% per annum above the Alternate Base Rate in effect on such day.

The interest rate on any Advance bearing interest at the Alternate Base Rate shall change simultaneously with each change in the Alternate Base Rate.

Notwithstanding anything in clauses (i)(x) or (ii)(x), above, at any time prior to April 16, 2011, the applicable Lender may, in its sole discretion, charge an additional spread over its cost of funds of up to 1.00% per annum (in excess of the 0.50% spread described in each such clauses (i)(x) or (ii)(x), as the case may be), in connection with any Settlement Period, if such Lender determines such amounts are necessary to cover any increases in its cost of funds for such Settlement Period; provided, however, that if prior to April 16, 2011, any such Lender increases the spread over cost of funds applicable to its interest rate for any Settlement Period above 0.50% per annum (such excess, if any, of such additional spread for such Settlement Period, over 0.50%, the “Premium”), such Lender shall, to the extent such Lender’s interest amount (including as so increased by such Premium) was paid in full by the Issuer on the related Settlement Date, pay to FMD, for such Settlement Period, cash in an amount equal to the product of (a) 1/360 times the number of days in the applicable Settlement Period that the Premium was charged times $6,500,000, times (b) a fraction (expressed as a percentage and rounded to the nearest 1/100 of 1.00%): (x) the numerator of which is the Premium and (y) the denominator of which is 1.00% (the “Premium Payment Amount”).  Any such Premium Payment Amount shall be calculated solely for each Settlement Period prior to April 16, 2011, during which the applicable Lender charged a Premium for any day of such Settlement Period.  A Premium Payment Amount, if applicable, shall be payable on the next Settlement Date following the last day of the related Settlement Period.

4.2.          Appendix A to the Indenture is hereby amended by inserting the following definitions:

“Amendment No. 2” means the Amendment No. 2 to Indenture, dated April 16, 2010, among the Issuer, the Conduit Lender, the Committed Lenders, CNAI, the Indenture Trustee, FMD and UFSB.

“Premium” has the meaning set forth in Section 2.02(a).

“Premium Payment Amount” has the meaning set forth in Section 2.02(a).

4.3.          From and after the Effective Date, no Program Fees shall be due or payable by the Issuer.  Clause sixth of Section 3.03(b) of the Indenture is hereby deleted in its entirety, and Appendix A to the Indenture is hereby amended by (a) deleting the definitions of “Program Fee Letters,” “Program Fees” and “Structuring Fee Letter” in their entirety and (b) deleting the definition of “Fees” in its entirety and inserting the following in lieu thereof:

“Fees” means all fees payable by the Issuer pursuant to the Indenture Trustee Fee Letter and this Indenture.

9

4.4.                              From and after the Effective Date, no further Used Fee (as defined in the Program Fee Letters without giving effect to any subsequent amendments or terminations) or Liquidity Fee (as defined in the Program Fee Letters without giving effect to any subsequent amendments or terminations) shall accrue or be payable by the Issuer under the Indenture.  Notwithstanding the foregoing or anything in Section 4.3 above, the parties hereto hereby agree and acknowledge that any Used Fee or Liquidity Fee which accrued prior to the Effective Date (whether or not capitalized with principal on the Advances) shall remain and continue to be due and payable obligations of the Issuer after the Effective Date.

4.5.                              Section 4.01(a) of the Indenture is hereby deleted in its entirety and the following is inserted in lieu thereof:

Issuer shall pay to the Indenture Trustee for the account of the Indenture Trustee the Indenture Trustee’s Fees on the date set forth in the letter agreement or schedule (the “Indenture Trustee Fee Letter”) between Issuer and the Indenture Trustee dated June 13, 2007.

4.6.                              Prior to the first Settlement Date immediately after the Effective Date, the Indenture Trustee shall transfer all amounts on deposit in the Reserve Account to the Collection Account for distribution pursuant to Section 3.03(b) of the Indenture. Paragraphs (b), (c) and (d) of Section 3.04 of the Indenture, and clause eighth of Section 3.03(b) of the Indenture, are hereby deleted in their entirety.

4.7.                              Appendix A to the Indenture is hereby amended by deleting the definition of “Master Servicer’s Fees” in its entirety and inserting the following in lieu thereof:

“Master Servicer’s Fees” means an aggregate amount equal to, (i) for each Settlement Period, (a) the amount of fees and expenses payable to PHEAA pursuant to the PHEAA Servicing Agreement with respect to the Pledged Student Loans during such Settlement Period not to exceed $1,200,000 per annum and (b) the Servicing Fee payable to First Marblehead Education Resources, Inc. under the Special Servicing Agreement during such Settlement Period not to exceed $800,000 per annum,; in each case, payable to the Master Servicer and/or the Sub-Servicers pursuant to Section 3.03(b) and the provisions of Section 12.18 of the Indenture.

4.8.                              Appendix A to the Indenture is hereby amended by deleting the definition of “Settlement Date” in its entirety and inserting the following in lieu thereof:

“Settlement Date” means the date which is the third Business Day after the end of a Settlement Period.

4.9.                              Appendix A to the Indenture is hereby amended by deleting the definition of “Settlement Period” in its entirety and inserting the following in lieu thereof:

“Settlement Period” means each monthly period ending on the last day of the calendar month.

SECTION 5.                            TERI-Related Acknowledgments and Agreements.

5.1.                              Each and every provision of the Indenture that includes a reference to “Guarantor” or “Guarantee Agreement” shall be construed from and after the Effective Date as if such references to such terms did not exist, and no duties, obligations or rights of any party with respect to any “Guarantor” or “Guarantee Agreement” shall continue, including without limitation: Paragraph (b) of Section 1.04 of the Indenture, clause “third” in Section 3.03(b) of the Indenture, which is hereby deleted in its entirety; paragraph (e) of Section 3.05 of the Indenture, paragraph (p) of Section 5.01 of the Indenture, paragraphs

10

(b) and (j) of Section 5.02 of the Indenture, paragraphs (e), (g), which is deleted in its entirety, (h), (i) and (m) of Section 7.01 of the Indenture; paragraphs (c), which is deleted in its entirety, (g), (k), (n)(iii) and (n)(vii), which is deleted in its entirety, of Section 7.02 of the Indenture; paragraphs (b), (c), which is deleted in its entirety, and (d) of Section 7.03 of the Indenture; paragraphs (a), (g), which is deleted in its entirety, and (h) of Section 7.04 of the Indenture; paragraphs (d), (i), which is deleted in its entirety, (q) and (u) of Section 8.01 of the Indenture; Section 11.01 of the Indenture; Section 12.01 of the Indenture; paragraphs (b), which is deleted in its entirety, and (c) of Section 12.02 of the Indenture; Section 12.03 of the Indenture and Appendix A to the Indenture.  Notwithstanding the foregoing, each of the parties hereto agrees that any provisions of the Indenture which include references to the “Guarantor” or “Guarantee Agreement”, but which also include other provisions, representations, obligations or conditions (including, without limitation, any of the paragraphs, sections or other provisions set forth in this Section 5.1), shall remain in full force and effect with respect to such other provisions, representations, obligations or conditions (as amended by the provisions in this Amendment (other than this Section 5.1)).

5.2.                              Appendix A to the Indenture is hereby amended by deleting the definitions of “Guarantee Agreement,” “Guarantee Payment,” “Guarantor,” “Guarantor Event of Default,” “Guarantor Fees,” “Non-Guaranteed Pool Balance” and “TERI” in their entirety.

5.3.                              Section 11.01(a) of the Indenture is hereby amended by inserting “or (c) any Indemnified Amounts attributable to the Event of Bankruptcy with respect to The Education Resources Institute, Inc.” as an additional exclusion at the end of the first sentence.

5.4.                              Appendix A to the Indenture is hereby amended by deleting the definition of “Defaulted Student Loan” in its entirety and inserting the following in lieu thereof:

“Defaulted Student Loan” means any Student Loan (i) that is defaulted with respect to any applicable servicing requirements; (ii) as to which any payment, or portion thereof, is more than 90 days past due from the original due date therefor; (iii) the Obligor of which is the subject of an Event of Bankruptcy; or (iv) as to which the death of all Obligors on the account has occurred.

5.5.                              Appendix A to the Indenture is hereby amended by deleting clause (f) in the definition of “Eligible Student Loan” in its entirety and inserting the following in lieu thereof:

(f) that provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the Principal Balance thereof by its maturity, as such maturity may be modified in accordance with the Credit and Collection Policy or any Sub-Servicing Agreement;

SECTION 6.                            Issuer-Related Acknowledgments and Agreements.

6.1.                              Section 6.01 of the Indenture is hereby amended by deleting paragraph (i) in its entirety.

6.2.                              Section 7.01(j) of the Indenture is hereby amended by deleting clause (ii) in its entirety and inserting the following in lieu thereof:

(ii)                                  not commingle its funds and other assets with those of any Affiliate or any other Person or entity (other than any such commingling which might result from servicing or collection of the Pledged Student Loans);

6.3.                              Section 7.01(j) of the Indenture is hereby amended by deleting clause (iv) in its entirety and inserting the following in lieu thereof:

11

(iv)                              pay its debts and liabilities (including overhead expenses) from its assets as the same become due, except as otherwise contemplated herein;

6.4.                              Appendix A to the Indenture is hereby amended by deleting the definition of “Administrative Expenses” in its entirety and inserting the following in lieu thereof:

“Administrative Expenses” means all administrative expenses of the Issuer, including without limitation the fees and expenses of its independent directors or agents (including without limitation, First Marblehead Data Services, Inc.) and the allocated costs of any overhead expenses and services pursuant to Section 7.01(j) of the Indenture, in an aggregate amount not to exceed $50,000 in any calendar year, plus the expenses relating to any agreed upon procedures audits pursuant to Section 7.01(c) of the Indenture; provided, however, that Administrative Expenses shall not include Master Servicer Fees or fees of any Sub-Servicer.

6.5.                              The parties acknowledge (a) the termination of the UFSB Purchase and Sale Agreement effective as of the Facility Termination Date (except for items which expressly survive such termination), and (b) the mailing address of the Issuer, and the location of the Issuer’s place of business, records and chief executive office, at 800 Boylston Street, 29th Floor, Boston, MA 02199.

SECTION 7.                            Grant of Security Interest in Additional Student Loans.

7.1.                              Grant.  Issuer hereby grants to the Indenture Trustee, for the benefit of the Secured Parties, a first priority, continuing lien and security interest in all right title and interest of the Issuer in to and under the Additional Student Loans set forth on Schedule I to the Contribution Agreement dated as of the Effective Date, by and between the Trust and the Issuer.  Such lien and security interest shall be deemed to be additional Collateral under the Indenture and shall be subject to all of the terms and conditions applicable thereto in the Indenture.

7.2.                              Collateral.  Appendix A to the Indenture is hereby amended by deleting clause (i) in the definition of “Collateral” in its entirety and inserting the following in lieu thereof:

(i) the Financed Student Loans and additional Student Loans which are not Financed Student Loans but which have been purchased, funded or otherwise acquired with funds of deposit in the Collection Account pursuant to the provisions of Section 3.03 and each other Student Loan that is otherwise financed pursuant to this Indenture or is otherwise acquired by the Issuer and pledged thereunder (collectively, the “Pledged Student Loans”)

7.3                                 Cut-off Date for Additional Student Loans.  Notwithstanding anything herein to the contrary, each of the parties hereto other than the Indenture Trustee hereby agrees that it is a condition to the effectiveness of this Amendment that the cut-off date for all Additional Student Loans be February 27, 2010 and that the principal and accrued interest balance and repayment status of such Additional Student Loans as of such date be as follows (unless otherwise consented to in writing by the Administrative Agent):  (a) in deferment, $432,567; (b) in forbearance, $717,192 and (c) current (less than 30 days past due), $5,736,818.

12

SECTION 8.                            Miscellaneous.

8.1.                              On and after the Effective Date, each reference in the Indenture to “this Indenture”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and all references to the Indenture in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean and be a reference to the Indenture as amended hereby. The Indenture and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

8.2.                              Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under and as defined in the Indenture.

8.3.                              This Amendment shall only become effective upon the conditions precedent that: (i) the Administrative Agent’s receipt of executed counterparts of this Amendment, the Settlement Agreement, the Special Servicing Agreement and each of the documents to be executed in connection therewith and the satisfaction of all other conditions herein and therein, (ii) satisfactory evidence to the Administrative Agent of the transfer of the “Additional Cash Collateral” (as defined in the Settlement Agreement) to the Collection Account and satisfactory evidence to the Administrative Agent of the contribution of the Additional Student Loans to the Issuer and (iii) payment by the Issuer of all reasonable costs, fees and expenses of the Administrative Agent incurred in connection with this Amendment.

SECTION 9.                            GOVERNING LAW.  THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INDENTURE TRUSTEE AND THE SECURED PARTIES IN THE COLLATERAL IS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 9 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

SECTION 10.                     Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be deemed as effective as delivery of an originally executed counterpart.  Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Amendment will not affect the validity or effectiveness of this Amendment.

13

SECTION 11.                     Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of each of Issuer, the Master Servicer, UFSB, the Lenders, the Funding Agent, the Administrative Agent, the Indenture Trustee and their respective successors and assigns.

SECTION 12.                     Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 13.                     Integration.  This Amendment, together with the Settlement Agreement, the Indenture, the Transaction Documents and the agreements contemplated hereby and thereby, and all prior amendments thereto, reservation of rights letters, side letters, notices and other documents and agreements executed in connection herewith or therewith (except solely to the extent expressly removed, terminated, restated, revised or otherwise modified in connection with this Amendment and the agreements and documents executed in connection herewith), contain the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

SECTION 14.                     No Liens.  FMD and the Issuer hereby represent and warrant to the Administrative Agent, the Committed Lenders and the Conduit Lender that the transfer of the membership interests of the Issuer in connection with the Settlement Agreement is being made free and clear of any Liens or adverse claims and after giving effect thereto will be owned by FMD or one or more of its wholly-owned (direct or indirect) subsidiaries, free and clear of any Liens or adverse claims.

SECTION 15.                     No Course of Dealing.  The Administrative Agent and the Lenders have entered into this Amendment on the express understanding with Issuer and the Master Servicer that in entering into this Amendment the Administrative Agent and the Lenders are not establishing any course of dealing with Issuer or the Master Servicer.  The Administrative Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Indenture and the other Transaction Documents shall not in any way be impaired by the execution of this Amendment.  Neither the Administrative Agent nor any of the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Administrative Agent and the Lenders may require the payment of fees in connection therewith.

SECTION 16.                     Permitted Filings.  FMD and UFSB may file this Agreement, and any exhibits hereto, with any regulatory or self-regulatory entity having jurisdiction over FMD or UFSB, including but not limited to the U.S. Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission.

[Remainder of page intentionally blank]

14

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereto duly authorized as of the date first written above.

UFSB PRIVATE LOAN SPV, LLC

By:	/s/ Gary F. Santo, Jr.
	Name:	Gary F. Santo, Jr.
	Title:	President

UNION FEDERAL SAVINGS BANK,
to acknowledge its replacement as master servicer

By:	/s/ Rodney C. Whitwell
	Name:	Rodney C. Whitwell
	Title:	Chief Executive Officer

THE FIRST MARBLEHEAD CORPORATION,

As Master Servicer

By:	/s/ Stein I. Skaane
	Name:	Stein I. Skaane
	Title:	Managing Director

Amendment No. 2 to Indenture

CITICORP NORTH AMERICA, INC., as Funding Agent and as Administrative Agent

By:	/s/ Marc Daly
	Name:	Marc Daly
	Title:	Director

CIESCO, LLC, as Conduit Lender

By: Citicorp North America, Inc., as its attorney-in-fact

By:	/s/ Marc Daly
	Name:	Marc Daly
	Title:	Director

Amendment No. 2 to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Brian D. True
	Name:	Brian D. True
	Title:	Vice President

Amendment No. 2 to Indenture